As filed with the Securities and Exchange Commission on August 11, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIGERATI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	4813	74-2849995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digerati Technologies, Inc.

825 W. Bitters, Suite 104

San Antonio, Texas 78216

(210) 775-0888

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur L. Smith

825 W. Bitters, Suite 104

San Antonio, Texas 78216(210) 775-0888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Tel. No.: (732) 395-4400	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP 405 Lexington Avenue, 26th Floor New York, New York 10174 Tel. No.: (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.001 per share, and one Warrant to purchase one share of Common Stock (2)	$11,500,000	(4)	$1,254.65
Common Stock included as part of the Units (3)(4)	—		—
Warrants to purchase shares of Common Stock as part of the Units (3)(4)(5)(6)	—		—
Common Stock issuable upon exercise of the Warrants (3)	$12,650,000		$1,380.12
Representative’s warrants (5)	—		—
Common Stock issuable upon exercise of Representative’s Warrants (3)(7)(8)	$770,000		$84.01
TOTAL	$24,920,000		$2,718.78	(9)

(1)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the Representative.

(2)	Includes Common Stock to cover the exercise of the over-allotment option granted to the underwriter.

(3)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(5)

In accordance with Rule 457(g) under the Securities Act, because the shares of our Common Stock underlying the warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(6)	Includes Common Stock which may be issued upon exercise of additional warrants which may be issued upon exercise of the over-allotment option granted to the underwriter.

(7)	The warrants are exercisable at a per share price of 110% of the public offering price.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s warrants are exercisable for up to the number of shares of common stock equal to 7% of the aggregate number of shares included in sold in this offering (excluding the over-allotment shares) at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $770,000, which is equal to 110% of $700,000 (7% of the proposed maximum aggregate offering price of $10,000,000).

(9)	Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED AUGUST 11, 2021

DIGERATI TECHNOLOGIES, INC.

Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase Common Stock

We are offering [_______] units (each a “Unit” and collectively, the “Units”) of Digerati Technologies, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”) with each Unit consisting of one share of common stock, par value $0.001 per share, which we refer to as the “Common Stock”, and one warrant (the “Warrant”) to purchase one share of Common Stock. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant upon exercise at a price of 110% of the public offering price of the Common Stock will result in the issuance of ____ a share of Common Stock to the holder of such Warrant. Each warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance. This offering also relates to the shares of Common Stock issuable upon exercise of any Warrants sold in this offering.

This is a firm commitment underwritten public offering of           Units, based on an assumed initial offering price of $ per unit, the mid-point of the anticipated price range of the Units, of the Company. We anticipate a public offering price between $[__] and $[__] per Unit. Each Unit consists of one share of Common Stock, and one Warrant to purchase one share of Common Stock at an exercise price of $[__] per share (110% of the price of each Unit sold in this offering based on an assumed initial offering price of $[__] per unit, the mid-point of the anticipated price range).

Our Common Stock is presently traded on the OTCQB Marketplace (“OTCQB”), operated by OTC Markets Group, under the symbol “DTGI.” We have applied to have our Common Stock and Warrants listed on The Nasdaq Capital Market under the symbols “NXGY” and “NXGYW”, respectively. No assurance can be given that our application will be approved. On August 10, 2021, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.13 per share. We will not proceed with this offering in the event the Common Stock and Warrants are not approved for listing on Nasdaq.

On [____], our majority stockholders approved a reverse stock split within the range of 1-for-[__] to 1-for-[__] of our issued and outstanding shares of Common Stock and authorized our Board of Directors, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. We intend to effectuate the reverse split of our Common Stock in a ratio to be determined by the Board of Directors immediately following the effective date but prior to the closing of the offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-to-[__] ratio to occur immediately following the effective date but prior to the closing of the offering.

The number of Units offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $           per Unit, which is based on the last reported sale price of the Common Stock of $ per share on August [   ], 2021 (assuming a reverse stock split ratio of 1-for- ). The actual public offering price for the Units will be determined between the underwriters and the Company at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Warrants.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “rISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROSPECTUS. yOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS THE INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit (1)	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us before offering expenses(3)	$	$

(1)	The public offering price and underwriting discount and commissions in respect of each unit correspond to a public offering price per share of Common Stock of $and a public offering price per accompanying warrant of $0.01.

(2)

We have also agreed to issue warrants to purchase shares of our Common Stock to the representative of the underwriters in this offering and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(3)	Does not include proceeds from the exercise of the Warrants in cash, if any.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional           shares of Common Stock and/or           additional Warrants at a price from us in any combination thereof at the public offering price per share of Common Stock and $0.01 per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. The securities issuable upon exercise of this over-allotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part

The underwriters expect to deliver shares of Common Stock and Warrants against payment in U.S. dollars in New York, New York on or about              , 2021.

Sole Book-Running Manager

Maxim Group LLC

The date of this Prospectus is              , 2021

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Our forward-looking statements may include, among other things, statements about:

●	our ability to continue as a going concern and our history of losses;

●	our ability to obtain additional financing;

●	our use of the net proceeds from this offering;

●	our ability to prosecute, maintain or enforce our intellectual property rights;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the implementation of our business model and strategic plans for our business and technology;

●	the successful development and regulatory approval of our technologies and products;

●	the potential markets for our products and our ability to serve those markets;

●	the rate and degree of market acceptance of our products and any future products;

●	our ability to retain key management personnel; and

●	regulatory developments and our compliance with applicable laws.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

You should read the risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ii

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our securities, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is July 31 and our fiscal years ended July 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.” Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Digerati” refer to Digerati Technologies, Inc., a Nevada corporation, and our each of our subsidiaries.

When used in this prospectus the following terms have the following meanings related to our subsidiaries.

●	“Shift8 Networks” refers to Shift8 Networks, Inc., a company organized under the laws of the State of Texas. Shift8 Networks is doing business as T3 Communications.

●	“T3 Communications” refers to T3 Communications, Inc., a company organized under the laws of the State of Florida.

●	“Nexogy” refers to Nexogy, Inc., a company organized under the laws of the State of Florida.

●	“T3 Nevada” refers to T3 Communications, Inc., a company organized under the laws of the State of Nevada that is 80.1% owned by Digerati and is the parent entity of each of Shift8 Networks, T3 Communications, and Nexogy, each of which is a wholly-owned subsidiary of T3 Nevada.

Corporate History

Digerati Technologies, Inc., a Nevada corporation formed in 2003 (including our subsidiaries, “we,” “us,” “Company” or “Digerati”), through its operating subsidiaries, Shift8 Networks, T3 Communications, and Nexogy, provides cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, mobile broadband, and cloud WAN solutions (SD WAN). Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services all delivered Only in the Cloud™.

As a provider of cloud communications solutions to the SMB, we are seeking to capitalize on the migration by businesses from the legacy telephone network to the Internet Protocol (“IP”) telecommunication network and the migration from hardware-based on-premise telephone systems to software-based communication systems in the cloud. Most SMBs are lagging in technical capabilities and advancement and seldom reach the economies of scale that their larger counterparts enjoy, due to their achievement of a critical mass and ability to deploy a single solution to a large number of workers. SMBs are typically unable to afford comprehensive enterprise solutions and, therefore, need to integrate a combination of business solutions to meet their needs. Cloud computing has revolutionized the industry and opened the door for businesses of all sizes to gain access to enterprise applications with affordable pricing. This especially holds true for cloud telephony applications, but SMBs are still a higher-touch sale that requires customer support for system integration, network installation, cabling, and troubleshooting. We have placed a significant emphasis on that “local” touch when selling, delivering, and supporting our services which we believe will differentiate us from the national providers that are experiencing high attrition rates due to poor customer support.

The adoption of cloud communication services is being driven by the convergence of several market trends, including the increasing costs of maintaining installed legacy communications systems, the fragmentation resulting from use of multiple on-premise systems, and the proliferation of personal smartphones used in the workplace. Today, businesses are increasingly looking for an affordable path to modernizing their communications system to improve productivity, business performance and customer experience. Most recently, the COVID-19 Pandemic has increased demand for communication systems that support remote working environments.

Our cloud solutions offer the SMB reliable, robust, and full-featured services at what we consider to be affordable monthly rates that eliminates high-cost capital expenditures and provides for integration with other cloud-based systems.

Recent Developments

Nexogy Merger

On November 17, 2020, T3 Nevada’s wholly owned subsidiary, Nexogy Acquisition, Inc., merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActivePBX Asset Purchase

On November 17, 2020, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by Seller under the Purchase Agreement, and $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,190,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months.

In connection with the Purchase Agreement, we entered into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of Seller.

Credit Agreement and Notes

On November 17, 2020, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”), a majority owned subsidiary of Digerati Technologies, Inc. (the “Company”) and the Company’s other subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road will provide T3 Nevada with a secured loan of up to $20,000,000 (the “Loan”), with initial loans of $10,500,000 pursuant to the issuance of a Term Loan A Note and $3,500,000 pursuant to the issuance of a Term Loan B Note, each funded on November 17, 2020, and an additional $6,000,000 on loans, in increments of $1,000,000 as requested by T3 Nevada before the 18 month anniversary of the initial funding date to be lent pursuant to the issuance of a Delayed Draw Term Note.

The Term Loan A and Delayed Draw Term Notes have maturity dates of November 17, 2024 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan A is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Term Loan B has a maturity date of December 31, 2021 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan B is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Permitted use of proceeds for the initial $14,000,000 of the Loan included approximately $9.452 million for the purchase price for the merger of Nexogy with and into an indirect wholly owned subsidiary of the Company described above, $1.190 million for the purchase price and transaction fees of certain assets of ActiveServe, Inc. described above, $1.487 million for the payment in full of outstanding debts owed and accrued interest to three creditors, including the secured creditor Thermo Communication, Inc., the payment of approximately $464,000 paid to Post Road, and recognized as deferred financing cost, and will be amortized over the terms of the notes. In addition, the Company expensed $430,000 in legal fees associated to the acquisitions and financing.

The Credit Agreement contains customary representations, warranties, and indemnification provisions. The Credit Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the loan parties as well as financial performance.

T3 Nevada’s obligations under the Credit Agreement are secured by a first-priority security interest in all of the assets of T3 Nevada and guaranteed by the other subsidiaries of the Company pursuant to the Guaranty and Collateral Agreement, dated November 17, 2020, by and among T3 Nevada, the Company’s other subsidiaries, and Post Road Administrative LLC (the “Guaranty and Collateral Agreement”). In addition, T3 Nevada’s obligations under the Credit Agreement are, pursuant to a Pledge Agreement (the “Pledge Agreement”), secured by a pledge of a first priority security interest in T3 Nevada’s 100% equity ownership of each of T3 Nevada’s operating companies.

Post Road Warrant

In connection with the Credit Agreement, on November 17, 2020, the Company issued a Warrant to Post Road Special Opportunity Fund II LP (the “Post Road Warrant”) to purchase, initially, twenty-five percent (25%) of the Company’s total shares outstanding, calculated on a fully diluted basis as of the date of issuance (the “Post Road Warrant Shares”) and subject to a reduction to fifteen percent (15%) as described below.

The number of Post Road Warrant Shares is adjustable to allow the holder to maintain, subject to certain share issuances that are exceptions, the right to purchase twenty-five percent (25%) of the Company’s total shares outstanding, calculated on a fully diluted basis. The Post Road Warrant has an exercise price of $0.01 per share and the Post Road Warrant expires on November 17, 2030. Seventy-five percent (75%) of the Post Road Warrant Shares are immediately fully vested and not subject to forfeiture at any time for any reason. The remaining twenty-five percent (25%) of the Post Road Warrant Shares are subject to forfeiture based on the Company achieving certain performance targets which, if achieved, would result in twenty percent (20%) warrant coverage. If the minority shareholders of T3 Nevada convert their T3 Nevada shares into shares of the Common Stock, par value $0.001 per share, the Post Road Warrant Shares percentage shall also be lowered such that when combined with the achievement of the performance targets, the warrant coverage could be reduced to fifteen percent (15%) of the shares outstanding.

In connection with the issuance of the Post Road Warrant, the three executives of the Company, Art Smith, Antonio Estrada, and Craig Clement entered into a Tag-Along Agreement (the “Tag-Along Agreement”) whereby they agreed that the holder of the Post Road Warrant or Post Road Warrant Shares will have the right to participate or “tag-along” in any agreements to sell any shares of their common stock that such executives enter into. The Company also agreed, in connection with the issuance of the Post Road Warrant and pursuant to a Board Observer Agreement (the “Board Observer Agreement”), to grant Post Road the right to appoint a representative to each of the boards of directors of the Company and each of its subsidiaries, to attend all board meeting in a non-voting observer capacity.

Equity Issuance

On November 17, 2020, the Company issued 3,730,000 options to purchase common shares to various employees with an exercise price of $0.04 per share and a term of 5 years. The options vest equally over a period of three years.

Listing on The Nasdaq Capital Market

We have applied to list our Common Stock and Warrants on The Nasdaq Capital Market (“Nasdaq”) under the symbols “NXGY” and “NXGYW”, respectively. Assuming the listing is confirmed, we expect to list our Common Stock and warrants on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our Common Stock and warrants on Nasdaq. Nasdaq listing requirements include, among other things, a stock price threshold. If Nasdaq does not approve the listing of our Common Stock and warrants, we will not proceed with this offering. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

Corporate Information

We are incorporated under the laws of the State of Nevada. Our principal corporate offices are located at 825 W. Bitters, Suite 104, San Antonio, Texas 78216. Our telephone number is (210) 614-7240. The address of our website is www.digerati-inc.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Financials” section of our website as soon as reasonably practicable after such materials have been electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). Information contained on our website does not form a part of this prospectus.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended July 31, 2020 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the nine months ended April 30, 2021 and 2020 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of April 30, 2021 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the nine months ended April 30, 2021 is not necessarily indicative of our operating results to be expected for the full fiscal year ending July 31, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Digerati Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Nine months ended April 30,		For the Years ended July 31,
	2021	2020	2020	2019
Total operating revenues	$8,629	$4,712	6,279	6,040

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	3,708	2,343	3,035	3,128
Selling, general and administrative expense	4,969	3,357	4,106	4,208
Legal and professional fees	717	408	642	390
Bad debt	9	(19)	(5)	6
Depreciation and amortization expense	1,204	465	613	669
Total operating expenses	10,607	6,554	8,391	8,401

OPERATING LOSS	(1,978)	(1,842)	(2,112)	(2,361)

Total other income (expense)	(13,714)	(1,288)	(1,312)	(2,287)

NET LOSS INCLUDING NONCONTROLLING INTEREST	(15,692)	(3,130)	(3,424)	(4,648)

Less: Net loss attributable to the noncontrolling interests	223	58	47	128

NET LOSS ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(15,469)	(3,072)	(3,377)	(4,520)

Deemed dividend on Series A Convertible preferred stock	(15)	-	(19)	(29)

NET LOSS ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(15,484)	$(3,072)	$(3,396)	$(4,549)

LOSS PER COMMON SHARE - BASIC	$(0.12)	$(0.07)	$(0.06)	$(0.27)

LOSS PER COMMON SHARE - DILUTED	$(0.12)	$(0.07)	$(0.06)	$(0.27)

Digerati Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	April 30, 2021	July 31, 2020	July 31, 2019
Cash and cash equivalents	$2,125	$685	$406
Total assets	$17,048	$4,350	$4,239
Total liabilities	32,430	6,963	6,897

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000, 225,000 and 225,000 issued and outstanding, respectively	-	-	-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 425,442, 407,477 and 0 issued and outstanding, respectively	-	-	-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 55,400, 0 and 0 issued and outstanding, respectively	-	-	-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100, 0 and 0 issued and outstanding, respectively	-	-	-
Common stock, $0.001, 150,000,000 shares authorized, 137,858,000, 101,323,590 and 23,740,406 issued and outstanding, respectively (25,000,000 reserved in Treasury)	138	101	24
Additional paid in capital	89,250	86,364	82,972
Accumulated deficit	(104,166)	(88,697)	(85,320)
Other comprehensive income	1	1	1
Total Digerati’s stockholders’ deficit	(14,777)	(2,231)	(2,323)
Noncontrolling interest	(605)	(382)	(335)
Total stockholders’ deficit	(15,382)	(2,613)	(2,658)
Total liabilities and stockholders’ deficit	$17,048	$4,350	$4,239

Summary of the Offering

Issuer:	Digerati Technologies, Inc.

Securities offered by us:	[_______] Units, each consisting of one share of Common Stock and one warrant (the “Warrant”) to purchase one share of Common Stock. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued and tradeable separately. The [________] Unit amount referenced above is based on the Units being sold at the mid-point of the estimated offering price range of $[___] per Unit and such Unit amount shall change if the Unit price is less or more than $[__] in such manner to maintain the gross proceeds at $[__] million. For instance, if the Unit price is $[4.50] per Unit, the number of Units to be sold in the offering shall be [2,222,222].

Assumed Offering Price:	$ per Unit which is the mid-point of the estimated offering price range described on the cover of this prospectus. The actual offering price per unit will be as determined between Maxim Group LLC (the “Underwriter”) and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock.

Shares of Common Stock outstanding prior to the offering:	shares

Shares of Common Stock outstanding after the offering:	excluding the possible sale of over-allotment shares, and assuming none of the Warrants issued in this offering are exercised.

Trading symbols:	Our Common Stock is presently quoted on the OTCQB under the symbol “DTGI.” We have applied to have our Common Stock and warrants listed on Nasdaq under the symbols “NXGY” and “NXGYW,” respectively. We will not proceed with this offering in the event the Common Stock and Warrants are not approved for listing on Nasdaq.

Over-allotment Option:

We have granted the representative of the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional           shares of Common Stock and/or Warrants to purchase up to [______] shares of Common Stock, in any combination thereof, at the public offering price per Unit , less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds:

We expect to receive net proceeds of approximately $      million from this offering, based on a public offering price of $          per share of Common Stock and Warrant and assuming the underwriter(s) do not exercise their option to purchase additional shares of Common Stock or Warrants and excluding the shares of Common Stock issuable upon the exercise of the Warrants or other outstanding warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering primarily for the following purposes: approximately 40% of the net proceeds (approximately $3.5 million) to repay the Term Loan B Note owed to Post Road the proceeds of which were used to fund the Nexogy acquisition; approximately 20% of the net proceeds (approximately $1.5 million) to fund potential acquisitions although we do not have any agreements at this time to potentially acquire other entities; approximately 40% of the net proceeds (approximately $3.5 million) for working capital and other general corporate purposes; and one-time cash payments to officers of the Company in the approximate aggregate amount of $170,000 ($75,000 to be paid to Art Smith, our CEO, $60,000 to be paid to Antonio Estrada, our CFO, and $35,000 to be paid to Craig Clement, our Executive Chairman) upon the Company listing on a primary stock exchange, provided that each recipient of such cash payment may elect to receive Common Stock or apply such amount towards the exercise of vested stock options in lieu of the cash payment. See “Use of Proceeds.”

Description of the warrants:

The exercise price of the Warrants is $[__] per share (110% of the assumed public offering price of one Unit). Each warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and [____], as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase shares of our Common Stock (based on an offering price of $[__] per share, which is the mid-point of the estimated offering price range described on the cover of this prospectus) to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period beginning 180 days from the commencement of sales of the securities in this offering, will expire five (5) years from the commencement of sales of the securities issued in this offering and will have an exercise price of $[__] (110% of the assumed public offering price of the Units). Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

Reverse Stock Split

On [____], our stockholders approved a reverse stock split within the range of 1-for-[__] to 1-for-[__] of our issued and outstanding shares of Common Stock and authorized our Board of Directors (the “Board”), in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. We intend to effectuate the reverse split of our Common Stock in a ratio to be determined by the Board immediately following the effective date but prior to the closing of the offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-to-[__] ratio to occur immediately following the effective date but prior to the closing of the offering.

Risk factors	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 10 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

Lock-up and related arrangements:

Our directors, officers, and any other holder(s) of three percent (3%) or more of the outstanding shares of our Common Stock have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of six (6) months after the date of this prospectus and for a period of eighteen (18) months from the date of this prospectus, we our any successor to or any subsidiary of ours, will grant the Representative the right of first refusal. See “Underwriting” on page 68.

Unless specifically stated otherwise, the information in this prospectus, as of August 9, 2021:

●	excludes an additional 45,952,758 [1] shares of our Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.01 per share;

●	excludes an additional 2,135,000 shares of our Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.33 per share;

●	excludes an additional 9,230,000 shares of our Common Stock issuable upon outstanding options to purchase shares of Common Stock with a weighted average exercise price of $0.17 per share;

●	assumes no exercise of the over-allotment by the Representative; and

●	excludes all shares of our Common Stock underlying warrants to be issued in this offering.

[1]

Represents twenty-five percent (25%) of the Company’s shares that are currently outstanding including the shares issuable to Post Road pursuant to the exercise of the Post Road Warrant. The 107,701,179 warrant shares that Post Road reported it owned in the Schedule 13D it filed on November 27, 2020 represents twenty-five percent (25%) of the Company’s total shares of Common Stock, calculated on a fully diluted basis, which assumes future share issuances that are not certain or not yet contractually obligated to be issued. As described above under “Post Road Warrant,” based on the Company’s achievement of certain performance targets, the Post Road Warrant may be exercisable into twenty percent (20%) of the Common Stock, calculated on a fully-diluted basis as described above. In addition, the Post Road Warrant may be exercisable into fifteen percent (15%) of the Common Stock, calculated on a fully-diluted basis as described above, if the minority stockholders of T3 Nevada, convert their T3 Nevada shares into shares of the Common Stock.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information contained in this prospectus, before you decide whether to purchase our securities. If any of these actually occur, our business, financial condition or operating results could be adversely affected. The risks described below are not the only ones we face. Additional risks not currently known to us or that we currently do not deem material also may become important factors that may materially and adversely affect our business. The trading price of our securities could decline due to any of these described or additional risks and you could lose part or all of your investment.

Risks Related to Our Business

WE HAVE A HISTORY OF OPERATING LOSSES, ANTICIPATE FUTURE LOSSES, AND MAY NEVER BE PROFITABLE.

We have experienced significant operating losses in our Company’s recent history. Our ability to achieve annual profitability in the future depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the UCaaS (Unified Communications as a Service) sector of our industry. If we are unable to achieve annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES THAT WILL RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS AND WE MAY BE FORCED TO CEASE OPERATIONS.

We have incurred losses since our inception and have an accumulated deficit of approximately $104,166,000 as of April 30, 2021. Our operations have been financed primarily through the issuance of equity and debt. For the year ended July 31, 2020, our net loss was $3,424,000. For the nine months ended April 30, 2021, net loss including noncontrolling interest and cash used in operating activities were $15,692,000 and $403,000, respectively. We are constantly evaluating our cash needs and our burn rate, in order to make appropriate adjustments in operating expenses. We anticipate that our cash used in operations will continue to increase as a result of being a public company due to increased professional fees. Our continued existence is dependent upon, among other things, our ability to raise capital and to market and sell our products and services successfully. While we are attempting to increase sales, growth has not been significant enough to support daily operations, there is no assurance that we will continue as a going concern. If we are unable to continue as a going concern and were forced to cease operations, it is likely that our stockholders would lose their entire investment in our company.

OUR AUDITORS HAVE EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE WERE FORCED TO CEASE OUR BUSINESS AND OPERATIONS, YOU WOULD LOSE YOUR INVESTMENT IN OUR COMPANY.

Our revenues are not sufficient to enable us to meet our operating expenses and otherwise implement our business plan. The report of our independent registered public accounting firm on our financial statements for the year ended July 31, 2020 contains an explanatory paragraph raising doubt as to our ability to continue as a going concern as a result of our losses from operations, stockholders’ deficit, and negative working capital. Our consolidated financial statements, which appear elsewhere in this prospectus, are prepared assuming we will continue as a going concern. The financial statements do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not successful.

THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE.

The cloud services and internet-based telephony products and services markets in which we primarily compete are highly competitive and are influenced by competitive factors including:

●	our ability to rapidly develop and introduce new high performance integrated solutions;

●	the price and total cost of ownership and return on investment associated with the solutions;

●	the simplicity of deployment and use of the solutions;

●	the reliability and scalability of the solutions;

●	the market awareness of a particular brand;

●	our ability to provide secure access to data networks;

●	our ability to offer a suite of products and solutions;

●	our ability to allow centralized management of the solutions; and

●	our ability to provide quality product support.

New entrants seeking to gain market share by introducing new technology and new products may also make it more difficult for us to sell our products and could create increased pricing pressure.

We expect competition to continuously intensify as other established and new companies introduce new products in the same markets that we serve or intend to enter, as these markets consolidate. Our business will suffer if we do not maintain our competitiveness.

A number of our current or potential competitors have longer operating histories, greater brand recognition, larger customer bases, and significantly greater resources than we do.

As we move into new markets for different types of products, our brand may not be as well-known as incumbents in those markets. Potential customers may prefer to purchase from their existing suppliers or well-known brands rather than a new supplier, regardless of product performance or features. We expect increased competition from other established and emerging companies as our markets continue to develop and expand. As we enter new markets, we expect to face competition from incumbent and new market participants and there is no assurance that our entry into new markets will be successful.

MANY OF THE COMPANIES AGAINST WHICH WE COMPETE HAVE SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL, MARKETING, DISTRIBUTION AND OTHER RESOURCES THAN WE DO AND ARE BETTER POSITIONED TO ACQUIRE AND OFFER COMPLEMENTARY PRODUCTS AND TECHNOLOGIES.

Industry consolidation, acquisitions and other arrangements among competitors may adversely affect our competitiveness because it may be more difficult to compete with entities that have access to their combined resources. As a result of such consolidation, acquisition or other arrangements, our current and potential competitors might be able to adapt more quickly to new technologies and consumer preference, devote greater resources to the marketing and promotion of their products, initiate or withstand price competition, and take advantage of acquisitions or other opportunities more readily and develop and expand their products more quickly than we do. These combinations may also affect customers’ perceptions regarding the viability of companies our size and, consequently, affect their willingness to purchase our products.

THE COMPLEXITY OF OUR PRODUCTS COULD RESULT IN UNFORESEEN DELAYS OR EXPENSES CAUSED BY UNDETECTED DEFECTS OR BUGS.

Our products may contain defects and bugs when they are introduced, or as new versions are released. We have focused, and intend to focus in the future, on getting our new products to market quickly. Due to our rapid product introductions, defects and bugs that may be contained in our products may not yet have manifested. We have in the past experienced, and may in the future experience, defects and bugs. If any of our products contain material defects or bugs, or has reliability, quality, or compatibility problems, we may not be able to correct these problems promptly or successfully. The existence of defects or bugs in our products may damage our reputation and disrupt our sales. If any of these problems are not found until after we have commenced commercial production and distribution of a new product, we may be required to incur additional development costs from our technology provider, repair or replacement costs, and other costs relating to regulatory proceedings, product recalls and litigation, which could harm our reputation and operating results. Undetected defects or bugs may lead to negative online Internet reviews of our products, which are increasingly becoming a significant factor in the success of our new product launches, especially for our consumer products. If we are unable to quickly respond to negative reviews, including end user reviews posted on various prominent online retailers, our ability to sell these products will be harmed. Moreover, we may offer stock rotation rights to our distributors. If we experience greater returns from retailers or end customers, or greater warranty claims, in excess of our reserves, our business, revenue and operating results could be harmed.

SECURITY VULNERABILITIES IN OUR PRODUCTS, SERVICES AND SYSTEMS COULD LEAD TO REDUCED REVENUES AND CLAIMS AGAINST US.

The quality and performance of some of our products and services may depend upon their ability to withstand cyber attacks. Third parties may develop and deploy viruses, worms, and other malicious software programs, some of which may be designed to attack our products, systems, or networks. Some of our products and services also involve the storage and transmission of users’ and customers’ proprietary information which may be the target of cyber attacks. Hardware and software that we produce or procure from third parties also may contain defects in manufacture or design, including bugs and other problems, which could compromise their ability to withstand cyber attacks.

The costs to us to eliminate or alleviate security vulnerabilities can be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution, or other critical functions, as well as potential liability to the company. The risk that these types of events could seriously harm our business is likely to increase as we expand the web-based products and services that we offer.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS IF AT ALL. DUE TO THE SIZE OF OUR COMPANY AND THE LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK IT IS LIKELY THAT THE TERMS OF ANY FINANCING WE MAY BE ABLE TO SECURE WILL BE DETRIMENTAL TO OUR CURRENT STOCKHOLDERS.

Our current operations are not sufficient to fund our operating expenses and we will need to raise additional working capital to continue our current business and to provide funds for marketing to support our efforts to increase our revenues. Generally, small businesses such as ours which lack a robust public market for their securities, face significant difficulties in their efforts to raise equity capital. While to date we have relied upon the relationships of our executive officers in our capital raising efforts, there are no assurances that we will be successful utilizing these existing sources. We have engaged the Representative to assist us in our capital raising efforts via this offering. There are no assurances that the terms of this offering will be as favorable as those we have offered our investors to date. While we do not have any commitments to provide additional capital, if we are able to raise capital, the structure of that capital raise could impact our company and our stockholders in a variety of ways. If we raise additional capital through the issuance of debt, this will result in interest expense. In addition, the Term Loan Notes we’ve issued to Post Road requires us to obtain Post Road’s consent prior to closing this offering.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we may not be able to continue our operations and it is likely that you would lose your entire investment in our company.

WE MAY NEED TO RAISE CAPITAL OVER THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS.

We do not have any additional commitments to provide capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all. If we do not raise funds as needed, our ability to provide for current working capital needs and satisfy our obligations is in jeopardy. In this event, you could lose all of your investment in our company.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers Arthur L. Smith, our President and Chief Executive Officer, and Antonio Estrada Jr., our Chief Financial Officer. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues, or prospects. We maintain a $4 million key man life insurance policy with regard to Mr. Smith but do not have such a policy with regard to Mr. Estrada.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Arthur L. Smith, our President and Chief Executive Officer, Antonio Estrada Jr., our Chief Financial Officer and Craig K. Clement, Chairman of the Board, have voting power equal to approximately 60% of our voting securities with the inclusion of our Series F Super Voting Preferred Stock which is only held by Messrs. Smith, Estrada, and Clement. As a result, management through such stock ownership rights has the ability to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

OUR REVENUES, OPERATING MARGINS, CASH FLOWS AND OTHER OPERATING RESULTS COULD VARY SIGNIFICANTLY FROM PERIOD TO PERIOD AS A RESULT OF VARIOUS FACTORS, MANY OF WHICH ARE OUTSIDE OF OUR CONTROL.

Our revenues, operating margins, cash flows and other operating results could vary significantly from period to period as a result of various factors, many of which are outside of our control. Our customers also have the choice of entering into agreements for term licenses and agreements for our cloud services.

WE EMPLOY MULTIPLE AND EVOLVING PRICING MODELS FOR OUR OFFERINGS.

We offer a subscription model for cloud services. We offer our services in a variety of packages for each of our product lines that includes UCaaS, SD WAN, and broadband solutions. Each of these product lines have different payment schedules, and depending on the mix of such licenses and cloud subscriptions, our revenues or deferred revenues could be adversely affected.

IT MAY BE DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND MAY INCREASE RISK THAT WE WILL NOT BE SUCCESSFUL.

Some of the risks include:

●	respond timely and effectively to competitor offerings and pricing models;

●	appropriately price our offerings;

●	manage the costs of providing our cloud services;

●	generate leads and convert users of the trial versions of our offerings to paying customers;

●	prevent users from circumventing the terms of their licenses and cloud subscriptions;

●	continue to invest in our platform to deliver additional enhancements and content for our offerings and to foster an ecosystem of developers and users to expand the use cases of our offerings;

●	maintain and enhance our website and cloud services infrastructure to minimize interruptions when accessing our offerings;

●	process, store and use our employees, customers’, and other third parties’ data in compliance with applicable governmental regulations and other legal obligations related to data privacy, data protection, data transfer, data residency, encryption and security;

●	hire, integrate and retain world-class professional and technical talent; and

●	successfully integrate acquired businesses and technologies.

IF WE OR OUR THIRD-PARTY SERVICE PROVIDERS EXPERIENCE A SECURITY BREACH OR UNAUTHORIZED PARTIES OTHERWISE OBTAIN ACCESS TO OUR CUSTOMERS’ NETWORK, OUR DATA, OR OUR CLOUD SERVICES, OUR OFFERINGS MAY BE PERCEIVED AS NOT BEING SECURE, OUR REPUTATION MAY BE HARMED, DEMAND FOR OUR OFFERINGS MAY BE REDUCED, AND WE MAY INCUR SIGNIFICANT LIABILITIES.

Our offerings involve the storage and transmission of data, and security breaches could result in the loss of this information, litigation, indemnity obligations and other liability. We may become the target of cyber-attacks by third parties seeking unauthorized access to our data or users’ data or to disrupt our ability to provide service. While we have taken steps to protect the confidential information that we have access to, including confidential information we may obtain through our customer support services or customer usage of our cloud services, our security measures or those of our third-party service providers could be breached or we could suffer data loss. Computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent in our industry, particularly against cloud services. In addition, we do not directly control content that customers store in our offerings. If customers use our offerings for the transmission or storage of personally identifiable information and our security measures are or are believed to have been breached as a result of third-party action, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liability.

We also process, store, and transmit our own data as part of our business and operations. This data may include personally identifiable, confidential, or proprietary information. There can be no assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats. While we have developed systems and processes to protect the integrity, confidentiality and security of our data, our security measures or those of our third-party service providers could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of such data.

Because there are many different security breach techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches and implement adequate preventative measures. Third parties may also conduct attacks designed to temporarily deny customers access to our cloud services. Any security breach or other security incident, or the perception that one has occurred, could result in a loss of customer confidence in the security of our offerings and damage to our brand, reduce the demand for our offerings, disrupt normal business operations, require us to spend material resources to investigate or correct the breach, expose us to legal liabilities, including litigation, regulatory enforcement, and indemnity obligations, and adversely affect our revenues and operating results. These risks may increase as we continue to grow the number and scale of our cloud services, and process, store, and transmit increasingly large amounts of data.

WE USE THIRD-PARTY TECHNOLOGY AND SYSTEMS FOR A VARIETY OF REASONS, INCLUDING, WITHOUT LIMITATION, ENCRYPTION AND AUTHENTICATION TECHNOLOGY, EMPLOYEE EMAIL, CONTENT DELIVERY TO CUSTOMERS, BACK-OFFICE SUPPORT, CREDIT CARD PROCESSING AND OTHER FUNCTIONS.

Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third-party vendor, such measures cannot provide absolute security.

Interruptions or performance problems associated with our technology and infrastructure, and our reliance on Unified Communications as a Service (“UCaaS”) technologies from third parties, may adversely affect our business operations and financial results.

Our continued growth depends in part on the ability of our existing and potential customers to use and access our website or our cloud services in order to download our on-premises software or encrypted access keys for our software within an acceptable amount of time. We have experienced, and may in the future experience, website and cloud service disruptions, storage failures, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website and services simultaneously, unauthorized access, denial of service, security or ransomware attacks. In some instances, we may not be able to identify the cause or causes of these website or service performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website and service performance, especially during peak usage times and as our offerings become more complex and our user traffic increases. If our website or cloud services are unavailable or if our users are unable to download our software or encrypted access keys within a reasonable amount of time or at all, our business would be negatively affected. We expect to continue to make significant investments to maintain and improve website and service performance and to enable rapid releases of new features and apps for our offerings. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be adversely affected.

We could be impacted by unfavorable results of legal proceedings, including the pending proceedings t3 communications, inc., and may, from time to time, be involved in future litigation in which substantial monetary damages are sought.

We are currently subject to a legal proceeding involving our subsidiary T3 Communications, Inc., which is discussed in more detail under the heading “Legal Proceedings.” In connection with this litigation, we may be required to pay monetary damages. Defending against current litigation is or can be time-consuming, expensive and cause diversion of our management’s attention.

In addition, we may from time to time be involved in future litigation in which substantial monetary damages are sought. Litigation claims may relate to intellectual property, contracts, employment, securities and other matters arising out of the conduct of our current and past business activities. Any claims, whether with or without merit, could be time consuming, expensive to defend and could divert management’s attention and resources. We may maintain insurance against some, but not all, of these potential claims, and the levels of insurance we do maintain may not be adequate to fully cover any and all losses.

With respect to any litigation, our insurance may not reimburse us, or may not be sufficient to reimburse us, for the expenses or losses we may suffer in contesting and concluding such lawsuit. The results of any future litigation or claims are inherently unpredictable and substantial litigation costs, unreimbursed legal fees or an adverse result in any litigation may have a material adverse effect on our results of operations, cash from operating activities or financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY WIDESPREAD PUBLIC HEALTH EPIDEMICS, SUCH AS COVID-19, OR OTHER CATASTROPHIC EVENTS BEYOND OUR CONTROL.

In response to the COVID-19 pandemic, we have suspended all non-essential travel for our employees, are canceling or postponing in-person attendance at industry events and limiting in-person work-related meetings. Currently, as a result of the work and travel restrictions related to the ongoing pandemic, several of our business activities are being conducted remotely which might be less effective than in-person meetings or in-office work. Despite these precautions, the necessary work within our laboratory and of our collaborators has continued without significant interruption. Although we continue to monitor the situation and may adjust our current policies as more information and guidance become available, temporarily suspending travel and limitations on doing business in-person has and could continue to negatively impact our business development efforts and create operational or other challenges, any of which could harm our business, financial condition and results of operations.

In addition, the COVID-19 pandemic could disrupt our operations due to absenteeism by infected or ill members of management or other employees because of our limited staffing. COVID-19 related illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

Risks Related to Our Stock

UPON EXERCISE OF OUR OUTSTANDING WARRANTS, WE WILL BE OBLIGATED TO ISSUE A SUBSTANTIAL NUMBER OF ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE OUR PRESENT SHAREHOLDERS.

We are obligated to issue additional shares of our Stock in connection with our outstanding warrants. Currently outstanding warrants are exercisable for 45,952,758 shares of Common Stock pursuant to the Post Road Warrant. The exercise of these warrants will cause us to issue additional shares of our Common Stock and will dilute the percentage ownership of our shareholders. The 45,952,758 shares are the current number; however, this may increase in the future as Post Road is entitled to exercise the Post Road Warrant for at least fifteen percent (15%) of the Common Stock outstanding, calculated on a fully-diluted basis. The 107,701,179 warrant shares that Post Road reported it owned in the Schedule 13D it filed on November 27, 2020 represents twenty-five percent (25%) of the Company’s total shares of Common Stock, calculated on a fully diluted basis, which assumes future share issuances that are not certain or not yet contractually obligated to be issued. As described above under “Post Road Warrant,” based on the Company’s achievement of certain performance targets, the Post Road Warrant may be exercisable into twenty percent (20%) of the Common Stock, calculated on a fully-diluted basis as described above. In addition, the Post Road Warrant may be exercisable into fifteen percent (15%) of the Common Stock, calculated on a fully-diluted basis as described above, if the minority stockholders of T3 Nevada, convert their T3 Nevada shares into shares of the Common Stock.

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	sales of our Common Stock, particularly under any registration statement for the purposes of selling any other securities, including management shares;

●	negative sentiment from investors, customers, vendors, and strategic partners due to doubt about our ability to continue as a going concern;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our Common Stock.

WE ARE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are subject to the Securities and Exchange Commission’s “penny stock” rules since our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

THERE IS, AT PRESENT, ONLY A LIMITED MARKET FOR OUR COMMON STOCK AND WE CANNOT ENSURE INVESTORS THAT AN ACTIVE MARKET FOR OUR COMMON STOCK WILL EVER DEVELOP OR BE SUSTAINED.

Our shares of Common Stock are thinly traded. Due to the illiquidity of our Common Stock, the market price of our Common Stock may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. Because our Common Stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business. In addition, our Common Stock currently trades on the OTCQB, which generally lacks the liquidity, research coverage and institutional investor following of a national securities exchange like the NYSE American, the New York Stock Exchange, or the Nasdaq Stock Market. While we intend to list our Common Stock on a national securities exchange once we satisfy the initial listing standards for such an exchange, we currently do not, and may not ever, satisfy such initial listing standards.

OUR BOARD OF DIRECTORS CAN AUTHORIZE THE ISSUANCE OF PREFERRED STOCK, WHICH COULD DIMINISH THE RIGHTS OF HOLDERS OF OUR COMMON STOCK AND MAKE A CHANGE OF CONTROL OF US MORE DIFFICULT EVEN IF IT MIGHT BENEFIT OUR SHAREHOLDERS.

Our Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. We may issue additional shares of preferred stock with a preference over our Common Stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of Common Stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our shareholders.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock and make it more difficult for us to raise funds through future offerings of Common Stock. As additional shares of our Common Stock become available for resale in the public market, the supply of our Common Stock will increase, which could decrease the price of our Common Stock.

In addition, if our shareholders sell substantial amounts of our Common Stock in the public market, upon the expiration of any statutory holding period under Rule 144, upon the expiration of lock-up periods applicable to outstanding shares, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. AS A RESULT, ANY RETURN ON INVESTMENT, MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on an investment in our Common Stock will only occur if our stock price appreciates.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted certain corporate governance measures such as a Code of Ethics, we presently have only one independent director. It is possible that if we were to add independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures and single independent director in formulating their investment decisions.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO IMPLEMENT AND MAINTAIN EFFECTIVE DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

We concluded that as of July 31, 2020, our disclosure controls and procedures and our internal control over financial reporting were not effective. We have determined that we have deficiencies in the design or operation of our internal controls under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the required time periods and that material weaknesses in our internal control over financial reporting exist relating to not being able to provide for adequate review of our financial statements. If we are unable to implement and maintain effective disclosure controls and procedures and remediate the material weaknesses in a timely manner, or if we identify other material weaknesses in the future, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our business and financial condition. We identified a lack of sufficient segregation of duties. In addition, investors may lose confidence in our reported information and the market price of our Common Stock may decline.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act, the Dodd-Frank Act, the JOBS Act, the FAST Act, and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations, and amendments to them, to contribute to our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related to this Offering

INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $      per share, based on the public offering price of $      per share of Common Stock. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

The offering price of the common stock may not be indicative of the value of our assets or the price at which shares can be resold.

The offering price of the shares of Common Stock may not be an indication of our actual value. The offering price of per share was determined based upon negotiations between the underwriters and us. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price may not be indicative of the current market value of our assets. No assurance can be given that the shares can be resold at the public offering price.

THE WARRANTS ARE SPECULATIVE IN NATURE.

The warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the Common Stock and pay an exercise price of 110% of the public offering price of the Common Stock in this offering, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of the Common Stock will ever equal or the exercise price of the warrants and consequently, whether it will ever be profitable for holders of these warrants to exercise them.

Holders of the warrants will have no rights as a common stockholder except as otherwise provided in the warrants until they acquire our common stock.

Until you acquire shares of our Common Stock upon exercise of your warrants, you will have no rights with respect to shares of our Common Stock issuable upon exercise of your warrant except as otherwise provided in the warrant. Upon exercise of your warrant, you will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our amended and restated articles of incorporation, our amended and restated by-laws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING AND MAY NOT USE THE PROCEEDS EFFECTIVELY.

Our management will have broad discretion over the use of proceeds from this offering. We may use the net proceeds from this offering to acquire and invest in complementary products, technologies, or businesses; however, we currently have no agreements or commitments to complete any such transaction. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our common stock.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our Common Stock and warrants on the Nasdaq Capital Market. If after listing we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the Nasdaq Capital Market may take steps to de-list our Common Stock and/or warrants. Such a de-listing would likely have a negative effect on the price of our Common Stock and warrants and would impair our shareholders’ ability to sell or purchase our Common Stock and warrants when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our Common Stock and/or warrants becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our Common Stock or warrants.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB Marketplace, where our Common Stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Marketplace thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our Common Stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per share of Common Stock may vary from the market price of our Common Stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their Common Stock at or above the public offering price per share in this offering. Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our Common Stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our Common Stock will become less volatile when listed on the Nasdaq Capital Market.

Market prices for our Common Stock will be influenced by a number of factors, including:

●	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our competitors;

●	any future reseller arrangements with global and domestic providers and brand owners;

●	changes in interest rates;

●	significant dilution caused by the anti-dilutive clauses in our financial agreements;

●	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in quarterly operating results;

●	change in financial estimates by securities analysts;

●	a limited amount of news and analyst coverage for our company;

●	the depth and liquidity of the market for our shares of Common Stock;

●	sales of large blocks of our Common Stock, including sales by our major stockholder, any executive officers or directors appointed in the future, or by other significant shareholders;

●	investor perceptions of our company and the direct selling segment generally; and

●	general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of           shares of Units in this offering at the offering price of $      per share Unit will be approximately $8.5 million, after deducting the estimated underwriting discounts as well as estimated offering expenses payable by us. If the underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $          .

We intend to use the net proceeds of this offering as follows: approximately 40% of the net proceeds (approximately $3.5 million) to repay the Term Loan B Note owed to Post Road whose proceeds were used to fund the Nexogy acquisition; approximately 20% of the net proceeds (approximately $1.5 million) to fund potential acquisitions although we do not have any agreements at this time to potentially acquire other entities; approximately 40% of the net proceeds (approximately $3.5 million) for working capital and other general corporate purposes; and one-time cash payments to officers of the Company in the approximate aggregate amount of $170,000 ($75,000 to be paid to Art Smith, our CEO, $60,000 to be paid to Antonio Estrada, our CFO, and $35,000 to be paid to Craig Clement, our Executive Chairman) upon the Company listing on a primary stock exchange, provided that each recipient of such cash payment may elect to receive Common Stock or apply such amount towards the exercise of vested stock options in lieu of the cash payment.

The Term Loan B Note bears interest for the period commencing on the Closing Date (November 17, 2020) through the date Term Loan B is paid in full in cash or same day funds at a rate equal to (A) LIBOR (with a set Interest Period), plus (B) 12.0% per annum, plus (C) (i) one and twenty five hundredths (1.25) times the original principal amount of the Term Loan B Note if repaid following June 30, 2021 and on or before September 30, 2021, or (ii) one and thirty hundredths (1.30) times the original principal amount of the Term Loan B Note if repaid following September 30, 2021 and on or before December 31, 2021.

A $           increase (decrease) in the public offering price of $           per Unit, would increase (decrease) the net proceeds of this offering by assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) in the numner of Units offered by us by 250,000 Units would increase (decrease) the expected net proceeds of the offering to us by approximately $ ___ million assuming that the assumed public offering price per Unit remains as set forth on the cover page of this prospectus.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of proceeds actually raised in this offering and any cash generated by our operations. We, therefore, cannot predict the relative allocation of net proceeds that we receive in this offering and may allocate it differently than described above. As a result, management will have broad discretion over the deployment of the net proceeds from this offering.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was a limited public market for our Common Stock and no public market for our warrants. We will determine at what price we may sell the shares of Common Stock and the Warrants offered by this prospectus. On August 10, 2021, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.13 per share. The offering price of the Common Stock and the Warrants has been negotiated between the underwriters and the Company. The principal factors to be considered when determining the public offering price include:

●	our negotiation with the underwriters;

●	the information set forth in this prospectus;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

The estimated public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our securities or that the securities will trade in the public market at or above the public offering price.

MARKET FOR OUR COMMON STOCK

Market and Other Information

Our Common Stock is quoted on the OTCQB under the symbol “DTGI.” We have applied to Nasdaq to list our Common Stock under the symbol “NXGY”, and the warrants in this offering under the symbol “NXGYW”. On August 10, 2021, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.13 per share. We will not proceed with this offering in the event the Common Stock and Warrants are not approved for listing on Nasdaq. As of August 9, 2021, we had approximately 340 shareholders of record.

Reverse Stock Split

On [____], our majority stockholders approved a reverse stock split within the range of 1-for-[__] to 1-for-[__] of our issued and outstanding shares of Common Stock and authorized our Board of Directors, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. We intend to effectuate the reverse split of our Common Stock in a ratio to be determined by the Board of Directors immediately following the effective date but prior to the closing of the offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-to-[__] ratio to occur immediately following the effective date but prior to the closing of the offering

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our Common Stock and warrant agent for our warrants issued in our initial public offering is American Stock Transfer & Trust Company LLC. The warrant agent for the warrants offered in this offering is also American Stock Transfer & Trust Company LLC.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. We will not be permitted to pay dividends on our Common Stock unless all dividends on any preferred stock that may be issued have been paid in full. We currently do not have any plans to issue additional preferred stock. Any credit agreements which we may enter into may also restrict our ability to pay dividends. The payment of dividends in the future will be subject to the discretion of our Board of Directors and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and any other factors our Board of Directors deems relevant.

CAPITALIZATION

Set forth below is our cash and capitalization as of April 30, 2021:

●	on an actual basis;

●	on an as adjusted basis to reflect the issuance and sale of the Units by us in this offering at the public offering price of $ per Unit, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

	As of April 30, 2021 (In thousands) (1)
	Actual (unaudited)	As Adjusted (unaudited)
Cash and restricted cash	$2,125	$-
Total debt at face value	17,225	-
Total stockholders’ equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 137,858,000 issued and outstanding at April 30, 2021; 500,000 shares authorized and issued and outstanding on a as adjusted basis (25,000,000 reserved in Treasury)	138	-
Additional paid-in capital	89,250	-
Accumulated deficit	(104,166)	-
Other comprehensive income	1	-
Total Digerati’s stockholders’ deficit	(14,777)	-
Noncontrolling interest	(605)	-
Total stockholders’ (deficit) equity	(15,382)	-

A $           increase or decrease in the public offering price of $      per Unit would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $           million assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts, commissions and estimated offering expenses payable by us. An increase (decrease) of           Units in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase (decrease) as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $           million, assuming no change in the public offering price per Unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(1)	On an actual basis, based on 137,858,000 shares of Common Stock outstanding as of April 30, 2021 and excludes the following as of that date:

●	9,230,000 shares of Common Stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $0.17 per share;

●	109,836,179 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $0.02 per share; and

●	shares issuable upon exercise of the Underwriter’s over-allotment option.

DILUTION

If you invest in our shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our historical net tangible book value as of April 30, 2021, was approximately ($28,254,000), or ($0.20) per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of Common Stock is our historical net tangible book value divided by the number of outstanding shares of Common Stock as of April 30, 2021.

Our as adjusted net tangible book value as of April 30, 2021 was $           per share of Common Stock. As adjusted net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Stock, after giving effect

to the issuance and sale of the Units by us in this offering at the public offering price of $          per Unit, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to this offering, at a public offering price of $           per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a as adjusted basis as of April 30, 2021, would have been $           per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $           per share of Common Stock to our existing shareholders and an immediate dilution of $           per share of Common Stock to new investors purchasing Units in this offering. We determine dilution by subtracting the s adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Unit.

The following table illustrates this dilution:

Public offering price per Unit	$
Net tangible book value per Common Stock as of April 30, 2021		$(0.20)
Increase in as adjusted net tangible book value per share attributable to this offering
As adjusted net tangible book value per share, after this offering
Dilution per share to new investors in this offering	$

A $           increase (decrease) in the public offering price of $           per Unit, would increase (decrease) the as adjusted net tangible book value per share by $           , and increase (decrease) dilution to new investors by $           per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not consider further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Units in this offering, the as adjusted net tangible book value after the offering would be $           per share, the increase in net tangible book value to existing shareholders would be $           per share, and the dilution to new investors would be $           per share, in each case at a public offering price of $           per share.

The number of shares of Common Stock that will be outstanding after this offering is based on 137,858,000 shares of Common Stock outstanding as of April 30, 2021, and excludes the following as of that date:

●	9,230,000 shares of Common Stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $0.17 per share;

●	109,836,179 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $0.02 per share; and

●	shares issuable upon exercise of the Underwriter’s over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that are based on current expectations and involve various risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. We encourage you to review the information the “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” sections in this prospectus.

Overview

Digerati Technologies, Inc., a Nevada corporation (including our subsidiaries, “we,” “us,” “Company” or “Digerati”), through its operating subsidiaries in Texas and Florida, Shift8 Networks, Inc., d/b/a, T3 Communications, T3 Communications, Inc. and Nexogy, provides cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, mobile broadband, and cloud WAN solutions (SD WAN). Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services all delivered Only in the Cloud™.

As a provider of cloud communications solutions to the SMB, we are seeking to capitalize on the migration by businesses from the legacy telephone network to the Internet Protocol (“IP”) telecommunication network and the migration from hardware-based on-premise telephone systems to software-based communication systems in the cloud. Most SMBs are lagging in technical capabilities and advancement and seldom reach the economies of scale that their larger counterparts enjoy, due to their achievement of a critical mass and ability to deploy a single solution to a large number of workers. SMBs are typically unable to afford comprehensive enterprise solutions and, therefore, need to integrate a combination of business solutions to meet their needs. Cloud computing has revolutionized the industry and opened the door for businesses of all sizes to gain access to enterprise applications with affordable pricing. This especially holds true for cloud telephony applications, but SMBs are still a higher-touch sale that requires customer support for system integration, network installation, cabling, and troubleshooting. We have placed a significant emphasis on that “local” touch when selling, delivering, and supporting our services which we believe will differentiate us from the national providers that are experiencing high attrition rates due to poor customer support.

The adoption of cloud communication services is being driven by the convergence of several market trends, including the increasing costs of maintaining installed legacy communications systems, the fragmentation resulting from use of multiple on-premise systems, and the proliferation of personal smartphones used in the workplace. Today, businesses are increasingly looking for an affordable path to modernizing their communications system to improve productivity, business performance and customer experience.

Our cloud solutions offer the SMB reliable, robust, and full-featured services at affordable monthly rates that eliminates high-cost capital expenditures and provides for integration with other cloud-based systems.

Recent Activity

Acquisitions

On November 17, 2020, the Company closed on the acquisitions of Nexogy, Inc. (“Nexogy”), and ActivePBX (“ActivePBX”), leading providers of cloud communication, UCaaS, and broadband solutions tailored for businesses. As a combined business, Nexogy, ActivePBX, and our operating subsidiary, T3 Communications, Inc., will serve over 2,600 business customers and approximately 28,000 users. The business model of the combined entities is supported by strong and predictable recurring revenue with high gross margins under contracts with business customers in various industries including banking, healthcare, financial services, legal, insurance, hotels, real estate, staffing, municipalities, food services, and education. The contribution from the acquisitions is expected to have an immediate and positive impact on the consolidated EBITDA of the Company with additional improvements to be realized during FY2021 from the anticipated cost synergies and consolidation savings.

Sources of revenue:

Cloud Software and Service Revenue: We provide UCaaS or cloud communication services and managed cloud-based solutions to small and medium size enterprise customers and to other resellers. Our Internet-based services include fully hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized IP/PBX features in a hosted or cloud environment. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, mobile broadband, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery.

Direct Costs:

Cloud Software and Service: We incur bandwidth and colocation charges in connection with our UCaaS or cloud communication services. The bandwidth charges are incurred as part of the connectivity between our customers to allow them access to our various services. We also incur costs from underlying providers for fiber, Internet broadband, and telecommunication circuits in connection with our data and connectivity solutions.

Results of Operations

Three Months ended April 30, 2021, Compared to Three Months ended April 30, 2020.

Cloud Software and Service Revenue. Cloud software and service revenue increased by $2,185,000, or 140% from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase in revenue is primarily attributed to the increase in total customers between periods due to the acquisitions of Nexogy and ActivePBX. Our total number of customers increased from 731 for the three months ended April 30, 2020, to 2,612 customers for the three months ended April 30, 2021.

Cost of Services (exclusive of depreciation and amortization). The cost of services increased by $762,000, or 100%, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase in cost of services is primarily attributed to the consolidation of various networks as part of the increase in total customers between periods due to the acquisitions of Nexogy and ActivePBX. Our total number of customers increased from 731 for the three months ended April 30, 2020, to 2,612 customers for the three months ended April 30, 2021. However, our consolidated gross margin improved by $1,423,000 from the three months ended April 30, 2020, to the three months ended April 30, 2021.

Selling, General and Administrative (SG&A) Expenses (exclusive of legal and professional fees and stock compensation expense). SG&A expenses increased by $1,061,000, or 141%, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase in SG&A is attributed to acquisition of Nexogy and ActivePBX, as part of the consolidation, the Company absorbed all of the employees responsible for customer and technical support, sales, account management, and administration.

Stock Compensation expense. Stock compensation expense decreased by $115,000, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The decrease between periods is attributed to the recognition of stock option expense of $63,000 recognized during the three months ended April 30, 2020, associated with the stock options awarded to various employees during FY2018, FY2019 and FY2020. The Company also recognized $233,633 in stock compensation for stock issued for the funding of our 401K profit sharing plan during the period ended April 30, 2020. During the period ended April 30, 2021, the Company only recognized $57,000 in stock options expense associated with stock options awarded to various employees and $125,000 in stock compensation for consulting services.

Legal and professional fees. Legal and professional fees increased by $106,000, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase between periods is attributed to the recognition during FY 2021 of $115,000 in professional fees for the audits related to the acquisitions, investor relations fees, and professional services related to the purchase price allocation.

Bad debt. Bad debt increased by $24,000, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase is attributed to the recognition of $5,000 in bad debt during the period ended April 30. 2021. During the period ended April 30, 2020, the Company recognized $19,000 in bad debt recovery, for accounts that were previously considered uncollectible.

Depreciation and amortization. Depreciation and amortization increased by $463,000, from the three months ended April 30, 2020, to the three months ended April 30, 2021. The increase is primarily attributed to the acquisitions and related amortization of $431,000 for intangible assets, in addition to the depreciation of the assets acquired from Nexogy and ActivePBX.

Operating loss. The Company reported an operating loss of $588,000 for the three months ended April 30, 2021, compared to an operating loss of $472,000 for the three months ended April 30, 2020. The increase in operating loss between periods is primarily due to the increase of $1,061,000 in SG&A, the increase in legal fees and professional fees of $106,000, the increase in depreciation of $463,000, and the increase in bad debt of $24,000. These increases were slightly offset by the increase in gross margin of $1,423,000 and the decrease in stock compensation expense of $115,000.

Gain (loss) on derivative instruments. Gain (loss) on derivative instruments increased by $10,629,000 from the three months ended April 30, 2020, to the three months ended April 30, 2021. We are required to re-measure all derivative instruments at the end of each reporting period and adjust those instruments to market, as a result of the re- measurement of all derivative instruments we recognized an increase between periods.

Gain (loss) on settlement of debt. Gain (loss) on settlement of debt improved by $16,000 from the three months ended April 30, 2020, to the three months ended April 30, 2021. During the period ended April 30, 2021, the Company recognized a gain on settlement of deb for that forgiveness by the U.S Small Business Administration of two promissory notes with a total principal of $148,500 and accrued interest of $1,443.

Income tax benefit (expense). During the three months ended April 30, 2021, the Company recognized an income tax expense of $63,000. During the three months ended April 30, 2020, the Company recognized an income tax expense of $10,000.

Interest expense. Interest income (expense) increased by $1,066,000 from the three months ended April 30, 2020, to the three months ended April 30, 2021. During the quarter ended April 30, 2021, the Company recognized non-cash interest / accretion expense of $916,000 related to the adjustment to the present value of various convertible notes and debt. Additionally, the Company recognized $360,560 in interest expense for cash interest payments on various promissory notes, accrual of $185,000 for interest expense for various promissory notes, and interest income of $3,089.

Net income (loss) including noncontrolling interest. Net loss including noncontrolling interest for the three months ended April 30, 2021, was $12,956,000, an increase in net loss of $11,848,000 as compared to a net loss for the three months ended April 30, 2020, of $1,108,000. The increase in net loss including noncontrolling interest between periods is primarily due to the increase is of $1,061,000 in SG&A, the increase in legal fees and professional fees of $106,000, the increase in depreciation of $463,000, the increase in loss on derivative instruments of $10,629,000 and the increase of $1,066,000 in interest expense. These increases were slightly offset by the improvements in margin of $1,423,000, the decrease in stock compensation expense of $115,000 and the improvement of $16,000 in gain of settlement of debt.

Net loss attributable to the noncontrolling interest. During the three months ended April 30, 2021, and 2020, the consolidated entity recognized net loss in noncontrolling interest of $158,000 and $1,000, respectively. The noncontrolling interest is presented as a separate line item in the Company’s stockholders equity section of the balance sheet.

Net income (loss) attributable to Digerati’s shareholders. Net loss for the quarter ended April 30, 2021, was $12,798,000 compared to a net loss for the quarter ended April 30, 2020, of $1,107,000.

Deemed dividend on Series A Convertible Preferred Stock. Dividend declared on convertible preferred stock for the quarter ended April 30, 2021, was $5,000 compared to a deemed dividend on convertible preferred stock for the quarter ended April 30, 2020, of $0.

Net income (loss) attributable to Digerati’s common shareholders. Net loss for the three months ended April 30, 2021, was $12,803,000 compared to a net loss for the three months ended April 30, 2020, of $1,107,000.

Nine Months ended April 30, 2021, Compared to Nine Months ended April 30, 2020.

Cloud Software and Service Revenue. Cloud software and service revenue increased by $3,917,000, or 83% from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The increase in revenue is primarily attributed to the increase in total customers between periods due to the acquisitions of Nexogy and ActivePBX. Our total number of customers increased from 731 for the nine months ended April 30, 2020, to 2,612 customers for the nine months ended April 30, 2021.

Cost of Services (exclusive of depreciation and amortization). The cost of services increased by $1,365,000, or 58%, from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The increase in cost of services is primarily attributed to the consolidation of various networks and key vendors as part of the increase in total customers between periods due to the acquisitions of Nexogy and ActivePBX. Our total number of customers increased from 731 for the nine months ended April 30, 2020, to 2,612 customers for the nine months ended April 30, 2021. However, our consolidated gross margin improved by $2,552,000 from the nine months ended April 30, 2020, to the nine months ended April 30, 2021.

Selling, General and Administrative (SG&A) Expenses (exclusive of legal and professional fees and stock compensation expense). SG&A expenses increased by $2,171,000, or 97%, from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The increase in SG&A is attributed to acquisition of Nexogy and ActivePBX, as part of the consolidation, the Company absorbed all of the employees responsible for customer and technical support, sales, account management, and administration.

Stock Compensation expense. Stock compensation expense decreased by $559,000, from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The decrease between periods is attributed to the recognition of stock option expense of $315,000 recognized during the nine months ended April 30, 2020, associated with the stock options awarded to various employees during FY2018, FY2019 and FY2020. The Company also recognized $568,000 in stock compensation for stock issued in lieu of cash payments to the Management team during the period ended April 30, 2020. During the period ended April 30, 2021, the Company only recognized $110,000 in stock options expense associated with stock options awarded to various employees, recognized $247,000 in stock compensation expense associated with the funding of the 401(K)-profit sharing plan, recognized $18,000 in stock compensation for stock issued in lieu of cash payments to a former employee, and recognized $183,000 in stock issued to consultants for professional services.

Legal and professional fees. Legal and professional fees increased by $309,000, from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The increase between periods is attributed to the recognition during the period ending April 30, 2021, of $333,000 in legal and professional fees related to the acquisitions for audits, purchase price allocation and investor relations.

Bad debt. Bad debt increased between the periods by $28,000. The increase is attributed to the recognition of $9,000 in bad debt during the nine months ended April 30. 2021. During the nine months ended April 30, 2020, the Company recognized $19,000 in bad debt recovery, for accounts that were previously considered uncollectible.

Depreciation and amortization. Depreciation and amortization increased by $739,000, from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. The increase is primarily attributed to the acquisitions and related amortization of $678,000 for intangible assets, and the additional depreciation related to the depreciation for the assets acquired from Nexogy and ActivePBX.

Operating loss. The Company reported an operating loss of $1,978,000 for the nine months ended April 30, 2021, compared to an operating loss of $1,842,000 for the nine months ended April 30, 2020. The increase in operating loss between periods is primarily due to the increase of $2,171,000 in SG&A, the increase in legal fees of $309,000 and the increase in depreciation of $739,000. These increases were slightly offset by the increase in margin of $2,552,000 and the decrease in stock compensation expense of $559,000.

Gain (loss) on derivative instruments. Gain (loss) on derivative instruments increased by $10,929,000 from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. We are required to re-measure all derivative instruments at the end of each reporting period and adjust those instruments to market, as a result of the re-measurement of all derivative instruments we recognized an increase between periods.

Gain (loss) on settlement of debt. Gain (loss) on settlement of debt improved by $213,000 from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. During the nine months ended April 30, 2021, the Company recognized a settlement of $197,000 for an obligation satisfied with our vendors, in addition, the Company recognized a gain on settlement of deb for that forgiveness by the U.S Small Business Administration of two promissory notes with a total principal of $148,500 and accrued interest of $1,443.

Income tax benefit (expense). During the nine months ended April 30, 2021, the Company recognized an income tax expense of $122,000. During the nine months ended April 30, 2020, the Company recognized an income tax benefit of $22,000.

Interest expense. Interest income (expense) increased by $1,566,000 from the nine months ended April 30, 2020, to the nine months ended April 30, 2021. During the period ended April 30, 2021, the Company recognized non-cash interest / accretion expense of $1,775,000 related to the adjustment to the present value of various convertible notes and debt, the amortization of debt discount of $6,000 in a related party note and the amortization to interest expense of $46,000 in debt discount related to the conversions of principal to common shares. Additionally, the Company recognized $753,000 in interest expense for cash interest payments on various promissory notes, accrual of $341,000 for interest expense for various promissory notes, and interest income of $18,300.

Net income (loss) including noncontrolling interest. Net loss including noncontrolling interest for the nine months ended April 30, 2021, was $15,692,000, an increase in net loss of $12,562,000 as compared to a net loss for the nine months ended April 30, 2020, of $3,130,000. The increase in net loss including noncontrolling interest between periods is primarily due to the increase of $2,171,000 in SG&A, the increase in legal fees of $309,000, the increase in depreciation of $739,000, the increase in loss on derivative instruments of $10,929,000 and the increase of $1,566,000 in interest expense. These increases were slightly offset by the improvements in margin of $2,552,000, the decrease in stock compensation expense of $559,000 and the recognition of $347,000 in gain of settlement of debt during the period ending April 30, 2021.

Net loss attributable to the noncontrolling interest. During the nine months ended April 30, 2021, and 2020, the consolidated entity recognized net loss in noncontrolling interest of $223,000 and $58,000, respectively. The noncontrolling interest is presented as a separate line item in the Company’s stockholders equity section of the balance sheet.

Net income (loss) attributable to Digerati’s shareholders. Net loss for the nine months ended April 30, 2021, was $15,469,000 compared to a net loss for the period ended April 30, 2020, of $3,072,000.

Deemed dividend on Series A Convertible Preferred Stock. Dividend declared on convertible preferred stock for the period ended April 30, 2021, was $15,000 compared to a deemed dividend on convertible preferred stock for the period ended April 30, 2020, of $0.

Net income (loss) attributable to Digerati’s common shareholders. Net loss for the period ended April 30, 2021, was $15,484,000 compared to a net loss for the period ended April 30, 2020, of $3,072,000.

Year ended July 31, 2020 Compared to Year ended July 31, 2019.

Cloud-based hosted Services. Cloud-based hosted services revenue increased by $239,000, or 4% from the year ended July 31, 2019 to the year ended July 31, 2020. The increase in revenue between periods is primarily attributed to the increase in total customers between periods. Our total number of customers increased from 702 customers for the year ended July 31, 2019 to 728 customers for the year ended July 31, 2020.

Cost of Services (exclusive of depreciation and amortization). The cost of services decreased by $93,000, or 3%, from the year ended July 31, 2019 to the year ended July 31, 2020. The decrease in cost of services between periods is primarily attributed to the decrease in fixed costs and consolidation of our networks. In addition, our consolidated gross margin increased by $332,000 or 11%, from the year ended July 31, 2019 to the year ended July 31, 2020. The increase in gross margin between periods is attributed to a higher concentration of enterprise customers revenue, which generate a higher margin than services provided via resellers.

Selling, General and Administrative (SG&A) Expenses (exclusive of Stock compensation expense). SG&A expenses decreased by $185,000, or 6%, from the year ended July 31, 2019 to the year ended July 31, 2020. The decrease in SG&A is attributed to reduction of a few sales partners, customer care and technical support partners.

Stock Compensation expense. Stock compensation expense increased by $83,000, from the year ended July 31, 2018 to the year ended July 31, 2019. The increase between periods is attributed to the recognition of stock option expense of $377,000 recognized during the year ended July 31, 2020 associated with the stock options with multiple vesting periods that were awarded to various employees during FY2018, FY2019 and FY2020. The Company also recognized $501,000 in stock compensation for stock issued in lieu of cash payments to the Management team during the year ended July 31, 2020. The Company also recognized $233,633 in stock compensation expense associated with the funding of the 401(K)-profit sharing plan and recognized $15,000 in stock compensation expense to professionals for the year ended July 31, 2020.

Legal and professional fees. Legal and professional fees increased by $252,000, or 65%, from year ended July 31, 2019 to the year ended July 31, 2020. The increase between periods is attributed to the recognition during FY 2020 of $132,400 on professional fees related to mediation with two former employees and $202,000 in legal fees associated to the acquisitions.

Bad debt. Bad debt was a benefit of $5,000 for the year ended July 31, 2020; this was recognized for accounts that were previously deemed uncollectable.

Depreciation and amortization. Depreciation and amortization decreased by $56,000, from the year ended July 31, 2019 to the year ended July 31, 2020, mainly due to decrease in depreciation expense related to assets that reached their expected useful life.

Operating loss. The Company reported an operating loss of $2,112,000 for the fiscal period ended July 31, 2020 compared to an operating loss of $2,361,000 for the fiscal period ended July 31, 2019. The improvement in operating loss between periods is primarily due to the increase of $332,000 in gross margin, decrease of $185,000 in SG&A, decrease of $11,000 in bad debt expense and the decrease of $56,000 in depreciation and amortization expense. The positive improvements were offset by the increase of $83,000 in stock compensation expense and the increase of $252,000 in legal and professional fees.

Gain (loss) on derivative instruments. Gain (loss) on derivative instruments improved by $337,000 from the year ended July 31, 2019 to the year ended July 31, 2020. We are required to re-measure all derivative instruments at the end of each reporting period and adjust those instruments to market, as a result of the re- measurement of all derivative instruments we recognized an improvement between periods.

Gain on settlement of debt. Gain on settlement of debt improved by $129,000 from year ended July 31, 2019 to the year ended July 31, 2020. During the year ended July 31, 2020 the Company issued 13,582,554 shares of Common Stock for the conversion of $370,000 on the outstanding principal balance on various promissory notes and $37,476 in accrued interest. At the time of issuance, the Company recognized $129,000 as a gain in settlement of debt.

Income tax benefit (expense). During the year ended July 31, 2020, the Company recognized an income tax benefit of $33,000. During the year ended July 31, 2019, the Company recognized an income tax expense of $47,000.

Interest expense. Interest expense decreased by $313,000 from the year ended July 31, 2019 to the year ended July 31, 2020. The Company recognized non-cash interest / accretion expense of $1,228,000 related to the adjustment to the present value of various convertible notes and debentures. Additionally, the Company recognized $547,000 in interest expense for cash interest payments on various promissory notes, $93,000 of interest paid in stock for various promissory notes.

Other income. Other income increased by $116,000 from the year ended July 31, 2019 to the year ended July 31, 2020. During the year ended July 31, 2020, the Company recognized as other income $100,000 for a settlement with one of our vendors, in addition the Company recognized $16,000 in interest income during the year ended July 31, 2020.

Net income (loss) including noncontrolling interest. Net loss including noncontrolling interest for the year ended July 31, 2020 was $3,424,000 compared to a net loss for the year ended July 31, 2019 of $4,648,000. The improvement in net loss including noncontrolling interest between periods is primarily due to the decrease of $185,000 in SG&A, the decrease of $56,000 in depreciation expense, the improvement of $975,000 in other income and expenses and the improvement in gross margin of $332,000. The improvements were slightly offset by the increase of $83,000 in stock compensation expense and the increase of $252,000 in legal and professional fees.

Net loss attributable to the noncontrolling interest. Net loss attributable to the noncontrolling interest for the year ended July 31, 2020 was $47,000 compared to $128,000 for the year ended July 31, 2019.

Net income (loss) attributable to Digerati’s shareholders. Net loss for the year ended July 31, 2020 was $3,377,000 compared to a net loss for the year ended July 31, 2019 of $4,520,000.

Deemed dividend on Series A Convertible Preferred Stock Net income (loss). Dividend declared on convertible preferred stock for the year ended July 31, 2020 was $19,000 compared to a Deemed dividend on convertible preferred stock for the year ended July 31, 2019 of $29,000.

Net income (loss) attributable to Digerati’s common shareholders. Net loss for the year ended July 31, 2020 was $3,397,000 compared to a net loss for the year ended July 31, 2019 was $4,549,000.

Liquidity and Capital Resources

Cash Position: We had a consolidated cash balance of $2,125,000 as of April 30, 2021. Net cash consumed by operating activities during the nine months ended April 30, 2021 was approximately $403,000, primarily as a result of operating expenses, that included $558,000 in stock compensation and warrant expense, amortization of debt discount of $1,827,000, loss on derivative liability of $10,860,000, depreciation and amortization expense of $1,204,000, increase in accrued expense of $1,397,000, decrease in accounts receivable of $96,000 and decrease in deferred revenue of $105,000. Additionally, we had an increase of $97,000 in accounts payable, decrease in prepaid expenses and other current assets of $141,000, increase in inventory of $26,000 and the recognition of a gain on settlement of debt of $347,000.

Cash used in investing activities during the nine months ended April 30, 2021 was $10,336,000, which included $228,000 for the purchase of equipment and the cash paid of $10,108,000, net of cash received, for the acquisitions of VoIP assets from Nexogy and ActivePBX.

Cash provided by financing activities during the nine months ended April 30, 2021, was $12,179,000. The Company secured $1,078,000 from convertible notes, net of issuance costs and discounts. In addition, the Company secured $13,036,000 from two promissory notes, net of issuance costs. (See Note 6) The Company made principal payments of $1,330,000 on various notes, principal payments of $266,000 on convertible notes, principal payments of $316,000 on related party notes, and $53,000 in principal payments on equipment financing. Overall, our net operating, investing, and financing activities during the nine months ended April 30, 2021, contributed approximately $1,440,000 of our available cash.

Digerati’s consolidated financial statements for the nine months ending April 30, 2021, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 1993, Digerati has incurred net losses and accumulated a deficit of approximately $104,166,000 and a working capital deficit of approximately $22,924,000 which raises doubt about Digerati’s ability to continue as a going concern.

We are currently taking initiatives to reduce our overall cash deficiencies on a monthly basis. During fiscal 2021 certain members of our management team have taken a significant portion of their compensation in Common Stock to reduce the depletion of our available cash. To strengthen our business, we intend to adopt best practices from or recent acquisitions and invest in a marketing and sales strategy to grow our monthly recurring revenue; we anticipate utilizing our value-added resellers and channel partners to tap into new sources of revenue streams, we have also secured various agent agreements to accelerate revenue growth. In addition, we will continue to focus on selling a greater number of comprehensive services to our existing customer base. Further, in an effort to increase our revenues, we will continue to evaluate the acquisition of various assets with emphasis in VoIP Services and Cloud Communication Services. As a result, during the due diligence process we anticipate incurring significant legal and professional fees.

Management believes that available resources as of April 30, 2021, will not be sufficient to fund the Company’s operations, debt service and corporate expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, issuing stock-based compensation to certain members of the executive management team in lieu of cash, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including equity or debt financing, sales of assets, or collaborative arrangements. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences, or privileges senior to those of the holders of Common Stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

Our current cash expenses are expected to be approximately $750,000 per month, including wages, rent, utilities, corporate expenses, and legal professional fees associated with potential acquisitions. As described elsewhere herein, we are not generating sufficient cash from operations to pay for our corporate and ongoing operating expenses, or to pay our current liabilities. As of April 30, 2021, our total liabilities were approximately $32,430,000, which included $17,340,000 in derivative liabilities. We will continue to use our available cash on hand to cover our deficiencies in operating expenses.

We estimate that we need approximately $65,000 per month of additional working capital to fund our corporate expenses during Fiscal 2021.

We have been successful in raising debt capital and equity capital in the past and as described in Notes 6, 7, and 8 to our consolidated financial statements. We have financing efforts in place to continue to raise cash through debt and equity offerings. Although we have successfully completed financings and reduced expenses in the past, we cannot assure you that our plans to address these matters in the future will be successful.

Critical Accounting Policies

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018 are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019 as a result of applying Topic 606.

The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Service Revenue. Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue. The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud software and service revenue

Summary of disaggregated revenue is as follows (in thousands):

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Cloud software and service revenue	$3,666	$1,556	$8,440	$4,653
Product revenue	85	10	189	59
Total operating revenues	$3,751	$1,566	$8,629	$4,712

	For the Years ended July 31,
	2020	2019
Cloud software and service revenue	$6,212	$5,847
Product revenue	67	193
Total operating revenues	$6,279	$6,040

Contract Assets. Contract assets are recorded for those parts of the contract consideration not yet invoiced but for which the performance obligations are completed. The revenue is recognized when the customer receives services or equipment for a reduced consideration at the onset of an arrangement; for example, when the initial month’s services or equipment are discounted. Contract assets are included in prepaid and other current assets in the consolidated balance sheets, depending on if their reduction is recognized during the succeeding 12-month period or beyond. Contract assets as of April 30, 2021, and July 31, 2020, were $13,260 and $5,980, respectively.

Deferred Income. Deferred income represents billings or payment received in advance of revenue recognition and is recognized upon transfer of control. Balances consist primarily of annual plan subscription services, for services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding 12-month period are recorded as current deferred revenues in the consolidated balance sheets, with the remainder recorded as other noncurrent liabilities in the consolidated balance sheets. Deferred income as of April 30, 2021, and July 31, 2020, were $43,000 and $148,000, respectively.

Customer Deposits. The Company in some instances requires customers to make deposits for equipment, installation charges and training. As equipment is installed and training takes places the deposits are then applied to revenue. As of April 30, 2021, and July 31, 2020, Digerati’s customer deposits balance was $131,000 and $131,000, respectively

Costs to Obtain a Customer Contract. Sales commissions are paid upon collections of related revenue and are expensed during the same period. Sales commissions for the nine months ended April 30, 2021, and April 30, 2020, were $576,476 and $51,953, respectively.

Direct Costs - Cloud software and service. We incur bandwidth and colocation charges in connection with our UCaaS or cloud communication services. The bandwidth charges are incurred as part of the connectivity between our customers to allow them access to our various services. We also incur costs from underlying providers for fiber, Internet broadband, and telecommunication circuits in connection with our data and connectivity solutions.

Goodwill, Intangible Assets, and Long-Lived Assets. Goodwill is carried at cost and is not amortized. The Company tests goodwill for impairment on an annual basis at the end of each fiscal year, relying on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and marketplace data. Company management uses its judgment in assessing whether goodwill has become impaired between annual impairment tests according to specifications set forth in ASC 350. The Company completed an evaluation of goodwill at July 31, 2020 and 2019 and determined that there was no impairment.

The fair value of the Company’s reporting unit is dependent upon the Company’s estimate of future cash flows and other factors. The Company’s estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows. Estimated future cash flows are adjusted by an appropriate discount rate derived from the Company’s market capitalization plus a suitable control premium at date of the evaluation.

The financial and credit market volatility directly impacts the Company’s fair value measurement through the Company’s weighted average cost of capital that the Company uses to determine its discount rate and through the Company’s stock price that the Company uses to determine its market capitalization. Therefore, changes in the stock price may also affect the amount of impairment recorded.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company reviews its long-lived assets, including property and equipment, identifiable intangibles, and goodwill annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets.

Business combinations. Each investment in a business is being measured and determined whether the investment should be accounted for as a cost-basis investment, an equity investment, a business combination, or a common control transaction. An investment in which the Company do not have a controlling interest and which the Company is not the primary beneficiary but where the Company has the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, the Company records the assets acquired and liabilities assumed at the management’s estimate of their fair values on the date of the business combination. The assessment of the estimated fair value of each of these can have a material effect on the reported results as intangible assets are amortized over various lives. Furthermore, according to ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

Stock-based compensation. In June 2018 FASB adopted the Accounting Standards Update No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting. This update simplifies the accounting for non-employee share-based payment transactions by expanding the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from non-employees. The guidance is effective for annual periods beginning after December 15, 2018, and interim periods within that reporting period. The Company adopted the updated standard as of May 1, 2018, adopting this guidance did not have a material effect on its consolidated financial statements. During FY 2020 and 2019, the Company issued 21,811,100 common shares and 1,827,927 common shares, respectively to various employees as part of our profit sharing-plan contribution and stock in lieu of cash. At the time of issuance during FY 2020 and 2019 we recognized stock-based compensation expense of approximately $1,127,000 and $1,044,000, respectively equivalent to the market value of the shares issued calculated based on the share’s closing price at the grant dates.

Derivative financial instruments. Digerati does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. However, Digerati analyzes its convertible instruments and free-standing instruments such as warrants for derivative liability accounting.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date. Any changes in fair value is recorded as non-operating, non-cash income or expense for each reporting period. For derivative notes payable conversion options Digerati uses the Black-Scholes option-pricing model to value the derivative instruments.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is probable within the next 12 months from the balance sheet date.

Treasury Shares. As a result of entering into various convertible debt instruments which contained a variable conversion feature with no floor, warrants with fixed exercise price, and convertible notes with fixed conversion price or with a conversion price floor, we reserved 25,000,000 treasury shares for consideration for future conversions and exercise of warrants, for convertible notes with fixed conversion price, notes with variable conversion feature with a floor and warrants with a conversion price floor. The Company will evaluate the reserved treasury shares on a quarterly basis, and if necessary, reserve additional treasury shares. As of April 30, 2021, we believe that the treasury share reserved are sufficient for any future conversions of these instruments. As a result, these debt instruments and warrants are excluded from derivative consideration.

Fair Value of Financial Instruments. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy is used which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy based on the three levels of inputs that may be used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the short maturity of these instruments. The carrying value of our long-term debt approximates its fair value based on the quoted market prices for the same or similar issues or the current rates offered to us for debt of the same remaining maturities.

Our derivative liabilities as of April 30, 2021, and July 31, 2020, of $17,339,843 and $606,123, respectively.

The following table as of July 31, 2020 and April 30, 2021 provides the fair value of the derivative financial instruments measured at fair value using significant unobservable inputs:

		Fair value measurements at reporting date using:
Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Convertible notes & warrants derivative liability at July 31, 2020.	$606,123	-	-	$606,123
Convertible notes & warrants derivative liability at April 30, 2021.	$17,339,843	-	-	$17,339,843

Balance at July 31, 2020	$606,123
Warrants issued in conjunction with new notes	6,462,050
Derivative liability resolved to additional paid in capital due to debt conversion	(588,097)
Derivative (gain) / loss	10,859,767
Balance at April 30, 2021	$17,339,843

The fair market value of all derivatives during the nine months ended April 30, 2021, was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	83.28% - 282.87%
Risk-free interest rate	0.09% -2.67%
Expected term	0.01 - 10.00 years

BUSINESS

Overview

Digerati Technologies, Inc., a Nevada corporation (including our subsidiaries, “we,” “us,” “Company” or “Digerati”), through its operating subsidiaries in Texas and Florida, Shift8 Networks, Inc., dba, T3 Communications (“T3”) and T3 Communications, Inc. (“T3”), respectively, provides cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, mobile broadband, and cloud WAN solutions (SD WAN). Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services all delivered Only in the Cloud™.

As a provider of cloud communications solutions to the SMB, we are seeking to capitalize on the migration by businesses from the legacy telephone network to the Internet Protocol (“IP”) telecommunication network and the migration from hardware-based on-premise telephone systems to software-based communication systems in the cloud. Most SMBs are lagging in technical capabilities and advancement and seldom reach the economies of scale that their larger counterparts enjoy, due to their achievement of a critical mass and ability to deploy a single solution to a large number of workers. SMBs are typically unable to afford comprehensive enterprise solutions and, therefore, need to integrate a combination of business solutions to meet their needs. Cloud computing has revolutionized the industry and opened the door for businesses of all sizes to gain access to enterprise applications with affordable pricing. This especially holds true for cloud telephony applications, but SMBs are still a higher-touch sale that requires customer support for system integration, network installation, cabling, and troubleshooting. We have placed a significant emphasis on that “local” touch when selling, delivering, and supporting our services which we believe will differentiate us from the national providers that are experiencing high attrition rates due to a poor customer support.

The adoption of cloud communication services is being driven by the convergence of several market trends, including the increasing costs of maintaining installed legacy communications systems, the fragmentation resulting from use of multiple on-premise systems, and the proliferation of personal smartphones used in the workplace. Today, businesses are increasingly looking for an affordable path to modernizing their communications system to improve productivity, business performance and customer experience. Most recently, the COVID-19 Pandemic has increased demand for communication systems that support remote working environments.

Our cloud solutions offer the SMB reliable, robust, and full-featured services at affordable monthly rates that eliminates high-cost capital expenditures and provides for integration with other cloud-based systems.

Recent Developments

Nexogy Merger

On November 17, 2020, T3 Nevada’s wholly owned subsidiary, Nexogy Acquisition, Inc., merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital. In addition, the Company anticipates adjusting the initial networking capital by approximately $179,000 to reflect additional asset value and other liabilities identified. Of the $9 million, $900,000 was placed in an indemnity escrow account and $50,000 of the $9 million was placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActivePBX Asset Purchase

On November 17, 2020, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by Seller under the Purchase Agreement, and $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,190,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months.

In connection with the Purchase Agreement, we entered into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of Seller.

Credit Agreement and Notes

On November 17, 2020, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”), a majority owned subsidiary of Digerati Technologies, Inc. (the “Company”) and the Company’s other subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road will provide T3 Nevada with a secured loan of up to $20,000,000 (the “Loan”), with initial loans of $10,500,000 pursuant to the issuance of a Term Loan A Note and $3,500,000 pursuant to the issuance of a Term Loan B Note, each funded on November 17, 2020, and an additional $6,000,000 on loans, in increments of $1,000,000 as requested by T3 Nevada before the 18 month anniversary of the initial funding date to be lent pursuant to the issuance of a Delayed Draw Term Note.

The Term Loan A and Delayed Draw Term Notes have maturity dates of November 17, 2024 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan A is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Term Loan B has a maturity date of December 31, 2021 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan B is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Permitted use of proceeds for the initial $14,000,000 of the Loan included approximately $9.452 million for the purchase price for the merger of Nexogy with and into an indirect wholly owned subsidiary of the Company described above, $1.190 million for the purchase price and transaction fees of certain assets of ActiveServe, Inc. described above, $1.487 million for the payment in full of outstanding debts owed and accrued interest to three creditors, including the secured creditor Thermo Communication, Inc., the payment of approximately $464,000 paid to Post Road, and recognized as deferred financing cost, and will be amortized over the terms of the notes. In addition, the Company expensed $430,000 in legal fees associated to the acquisitions and financing.

The Credit Agreement contains customary representations, warranties, and indemnification provisions. The Credit Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the loan parties as well as financial performance.

T3 Nevada’s obligations under the Credit Agreement are secured by a first-priority security interest in all of the assets of T3 Nevada and guaranteed by the other subsidiaries of the Company pursuant to the Guaranty and Collateral Agreement, dated November 17, 2020, by and among T3 Nevada, the Company’s other subsidiaries, and Post Road Administrative LLC (the “Guaranty and Collateral Agreement”). In addition, T3 Nevada’s obligations under the Credit Agreement are, pursuant to a Pledge Agreement (the “Pledge Agreement”), secured by a pledge of a first priority security interest in T3 Nevada’s 100% equity ownership of each of T3 Nevada’s operating companies.

Warrant

In connection with the Credit Agreement, on November 17, 2020, the Company issued a Warrant to Post Road Special Opportunity Fund II LP (the “Warrant”) to purchase, initially, twenty-five percent (25%) of the Company’s total shares (the “Warrant”), calculated on a fully diluted basis as of the date of issuance (the “Warrant Shares”) and subject to a reduction to fifteen percent (15%) as described below.

The number of Warrant Shares is adjustable to allow the holder to maintain, subject to certain share issuances that are exceptions, the right to purchase twenty-five percent (25%) of the Company’s total shares, calculated on a fully diluted basis. The Warrant has an exercise price of $0.01 per share and the Warrant expires on November 17, 2030. Seventy-five percent (75%) of the Warrant Shares are immediately fully vested and not subject to forfeiture at any time for any reason. The remaining twenty-five percent (25%) of the Warrant Shares are subject to forfeiture based on the Company achieving certain performance targets which, if achieved, would result in twenty percent (20%) warrant coverage. If the minority shareholders of T3 Nevada convert their T3 Nevada shares into shares of the Common Stock, the Warrant Shares percentage shall also be lowered such that when combined with the achievement of the performance targets, the warrant coverage could be reduced to fifteen percent (15%).

In connection with the issuance of the Warrant, the three executives of the Company, Art Smith, Antonio Estrada, and Craig Clement entered into a Tag-Along Agreement (the “Tag-Along Agreement”) whereby they agreed that the holder of the Warrant or Warrant Share will have the right to participate or “tag-along” in any agreements to sell any shares of their Common Stock that such executives enter into. The Company also agreed, in connection with the issuance of the Warrant and pursuant to a Board Observer Agreement (the “Board Observer Agreement”), to grant Post Road the right to appoint a representative to each of the boards of directors of the Company and each of its subsidiaries, to attend all board meeting in a non-voting observer capacity.

Products and Services

We provide a comprehensive suite of Internet-based communication services to meet the global needs of businesses that are seeking simple, flexible, and cost-effective communication solutions. Our Internet-based services include fully hosted IP/ Private Branch Exchange (“PBX”) services, Session Initiation Protocol (“SIP”) trunking, call center applications, auto attendant, voice and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized IP/PBX features in a hosted or cloud environment. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, mobile broadband, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery.

Voice over Internet Protocol Networks

The basic technology of traditional telecommunications systems was designed for slow mechanical switches. Communications over the traditional telephone network are routed through circuits that must dedicate all circuit resources to each call from its inception until the call ends, regardless of whether anyone is actually talking on the circuit. This circuit-switching technology incurs a significant cost per call and does not efficiently support the integration of voice with data services. Data networks, however, were designed for electronic switching. They break the data stream into small, individually addressed packages of data (“packets”) that are routed independently of each other from the origin to the destination. Therefore, they do not require a fixed amount of bandwidth to be reserved between the origin and destination of each call and they do not waste bandwidth when it is not being used for actual transmission of information. This allows multiple voice or voice and data calls to be pooled, resulting in these networks being able to carry more calls with an equal amount of bandwidth. Moreover, they do not require the same complex switching methods required by traditional voice telephone networks, instead using a multiplicity of routers to direct each packet to its destination and automatically routing packets around blockages, congestion or outages.

Packet switching can be used within a data network or across networks, including the public Internet. The Internet itself is not a single data network owned by any single entity, but rather a loose interconnection of networks belonging to many owners that communicate using the Internet Protocol. By converting voice signals to digital data and handling the voice signals as data, it can be transmitted through the more efficient switching networks designed for data transmissions and through the Internet using the Internet Protocol. The transmission of voice signals as digitalized data streams over the Internet is known as VoIP. A VoIP network has the following advantages over traditional networks:

●	Simplification: An integrated infrastructure that supports all forms of communication allows more standardization, a smaller equipment complement, and less equipment management.

●	Network Efficiency: The integration of voice and data fills up the data communication channels efficiently, thus providing bandwidth consolidation and reduction of the costs associated with idle bandwidth. This combined infrastructure can support dynamic bandwidth optimization and a fault tolerant design. The differences between the traffic patterns of voice and data offer further opportunities for significant efficiency improvements.

●	Co-existence with traditional communication mediums: IP telephony can be used in conjunction with existing public telephone system switches, leased and dial-up lines, PBXs and other customer premise equipment, enterprise LANs, and Internet connections. IP telephony applications can be implemented through dedicated gateways, which in turn can be based on open standards platforms for reliability and scalability.

●	Cost reduction: Under the VoIP network, the connection is directly to the Internet backbone and as a result the telephony access charges, and settlement fees are avoided.

The growth of voice over the Internet was limited in the past due to poor sound quality caused by technical issues such as delays in packet transmission and by bandwidth limitations related to Internet network capacity and local access constraints. However, the expansion of Internet Protocol network infrastructure, improvements in packet switching and compression technology, new software algorithms and improved hardware have substantially reduced delays in packet transmissions and resulted in superior sound quality to that of the legacy telephone network. The continued improvement and expansion of the Internet Protocol network has resulted in the use of this technology for other communication media, including video conferencing and instant messaging.

Cloud Communications

Cloud communications are Internet-based voice and data communications where telecommunications applications, switching and storage are hosted by a third-party service provider outside of the organization using the services. Services are accessed by the user over the public Internet. Cloud telephony refers specifically to voice services and more specifically the replacement of conventional business telephone equipment (such as a PBX) with VoIP service hosted by a third-party service provider and delivered over the Internet.

We operate a cloud communication network that consists of a VoIP switching system and cloud telephony application platform. Our network allows us to provide end-to-end cloud telephony solutions designed to provide significant benefits to businesses of all sizes, with single or multiple locations. The integration of our cloud communication platform and global VoIP network allows us to provide our customers with virtually any type of telephony solution on a global basis.

Our cloud communication solutions, also known as UCaaS, are designed to minimize upfront capital costs, increase the scalability and flexibility of the customer’s communications network and service environment, provide robust features and functionality to increase productivity and reduce the overall cost of communications.

Strategy

Our strategy is to target the small to medium-sized business market and capitalize on the wave of migration from the legacy telephone network to cloud telephony. We will continue to concentrate our sales and marketing efforts on developing vertically oriented solutions for targeted markets primarily focusing on municipalities, banking, healthcare, legal services, and real estate. In addition, we will continue to partner with our distributors and Value-Added Resellers (“VARs”) to expand our customer base. Our typical VAR, also referred to as a Partner, is an information technology services firm, traditional PBX vendor, managed service provider, or systems integrator that has established relationships with businesses in its local market. These VARs are currently providing local customer support for other IT or PBX services but lack the technology infrastructure to provide cloud communication and VoIP services to their customers. Our strategy allows these VARs to focus on their strength of providing first tier support to their customers while we provide the second and third tier technical support required to operate a cloud communication and VoIP network. In addition, we transform our VARs’ business model by introducing new cloud telephony services and adding a new and lucrative recurring revenue stream that increases the VARs’ value proposition for its current and prospective customers.

Our cloud-based technology platform enables us and our VARs to deliver enhanced voice services to their business customers. The features supported on our cloud communication platform include all standard telephone features and value-added applications such as voicemail to email, VoIP peering, teleconferencing, IVR auto attendant, and dial-by-name directory. Our system provides our customers and VARs with a migration path from a traditional PBX system to a complete cloud-based PBX solution.

Our strategic initiatives to successfully meet our long-term business objectives include:

●	A disciplined approach to evaluating additional acquisitions as we build on the foundation created by our acquisitions in Texas and Florida in FY2018. We will continue to target local and/or regional UCaaS/cloud telephony providers which have excelled in their market with that “local” touch when serving their business customers. We believe the experience gained in integrating products, personnel, and customers will facilitate continued growth via acquisition.

●	A continued emphasis on our UCaaS/cloud communication business which operates in a segment of the telecommunication industry that continues to experience significant growth as businesses migrate from legacy phone systems to cloud-based telephony systems.

●	Enhancements to our broadband product portfolio with an emphasis on marketing leading-edge network and business continuity solutions like cloud WAN, also known as SD-WAN (Software Defined Wide-Area Network), to our customers which we anticipate will increase average revenue per customer.

●	Implementing a total support model (pre and post sales) for building a world-class service delivery and help desk organization.

●	Emphasis on our sales distribution model that enables our VARs to offer cloud and session-based communication services to the enterprise market in various regions and industries.

●	Continue enhancing our infrastructure and back office system to streamline operations, automate key processes, and support the scalability of our VAR distribution model.

Competitive Conditions

The cloud services industry, including the provisioning of cloud communications services, cloud connectivity, cloud storage and cloud computing, as well as carrier voice and data services, is highly competitive, rapidly evolving and subject to constant technological change and intense marketing by providers with similar products and services. We expect that new, smaller, but very agile competitors, specializing in providing service to regional and emerging markets at low margin and hence low cost, may have an impact on our market. Similarly, the business services market includes competitors who may be significantly larger and have substantially greater market presence, financial, technical, operational and marketing resources than we do, including Tier 1 carriers, cable companies and premise-based solutions providers that are implementing cloud communication services. In the event that such a competitor expends significant sales and marketing resources in one or several markets where we compete with them, we may not be able to compete successfully in those markets. Specialized cloud services providers, who focus on one or more cloud service or application, could adopt aggressive pricing and promotion practices that could impact our ability to compete. We also believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce our costs commensurate with the price reductions of our competitors. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us. If our competitors were to provide better and more cost-effective services than ours, we may not be able to increase our revenues or capture any significant market share.

The VoIP and Internet telephony market are highly competitive. Our competitors include major telecommunications carriers in the U.S., national UCaaS providers, and numerous small cloud telephony operators. We expect to face continuing competition based on price and service offerings from existing competitors and new market entrants in the future. The principal competitive factors in our market include price, coverage, customer service, technical response times, reliability, and network size/capacity. The competitive landscape is rapidly altering the number, identity, and competitiveness of the marketplace, and we are unable to determine with certainty the impact of potential consolidation in our industry.

Many of our competitors have substantially greater financial, technical, and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies that could hinder our ability to market our services. We believe that our key competitive advantages are our ability to deliver reliable, high quality voice service over the Internet in a cost-effective manner, superior customers service and our VAR distribution model. We cannot provide assurances, however, that these advantages will enable us to succeed against comparable service offerings from our competitors.

Government Regulation

VoIP and other communications services, like ours, have been subject to less regulation at the state and federal levels than traditional telecommunications services. Providers of traditional telecommunications services are subject to the highest degree of regulation, while providers of VoIP and other information services are largely exempt from most federal and state regulations governing traditional common carriers. The FCC has subjected VoIP service providers to a smaller subset of regulations that apply to traditional telecommunications service providers and has not yet classified VoIP services as either telecommunications or information. The FCC is currently examining the status of VoIP service providers and the services they provide in multiple open proceedings. In addition, many state regulatory agencies impose taxes and other surcharges on VoIP services, and certain states take the position that offerings by VoIP providers are intrastate telecommunications services and therefore subject to state regulation. These states argue that if the beginning and end points of communications are known, and if some of these communications occur entirely within the boundaries of a state, the state can regulate that offering. We believe that the FCC has preempted states from regulating VoIP offerings in the same manner as providers of traditional telecommunications services. However, this issue has not been resolved definitively as a matter of law, and it remains possible that the FCC could determine that such services are not information services, or that there could be a judicial or legislative determination that the states are not preempted from regulating VoIP services as traditional telecommunications services. We cannot predict how or when these issues will be resolved or its potential future impact on our business at this time.

The effect of any future laws, regulations, and orders on our operations, including, but not limited to, our cloud-based communications and collaboration services, cannot be determined. But as a general matter, increased regulation and the imposition of additional funding obligations increases service costs that may or may not be recoverable from our customers, which could result in making our services less competitive with traditional telecommunications services if we increase our prices or decreasing our profit margins if we attempt to absorb such costs.

Federal, state, local and foreign governmental organizations are considering other legislative and regulatory proposals that would regulate and/or tax applications running over the Internet. We cannot predict whether new taxes will be imposed on our services, and depending on the type of taxes imposed, whether and how our services would be affected thereafter. Increased regulation of the Internet may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the Internet or otherwise materially adversely affect our business, financial condition, and results of operations.

Regulation of Internet-based Telecommunication Services in the United States

We have the necessary authority under Section 214 of the Communications Act to operate as a domestic and international carrier. We are considered a non-dominant domestic interstate carrier subject to minimal regulation by the FCC. We are not required to obtain FCC authority to initiate or expand our domestic interstate operations, but we are required to obtain FCC approval to transfer control or discontinue service and are required to file various reports and pay various fees and assessments. In addition, we must offer service on a nondiscriminatory basis at just and reasonable rates and are subject to the FCC’s complaint jurisdiction. Generally, our international voice traffic is subject to minimal regulation by state and local jurisdictions.

We are a competitive local exchange carrier (CLEC) in Florida. We are subject to the same FCC regulations applicable to telecommunications companies, as well as regulation by the public utility commission in Florida. As a CLEC, we are generally required to register or seek certification to provide certain services, to file and update tariffs setting forth the terms, conditions and prices for our intrastate services and to comply with various consumer protection, reporting, record-keeping, surcharge collection requirements.

The FCC requires Internet voice communications service providers, such as our company, to provide E-911 service in all geographic areas covered by the traditional wire-line E-911 network. Under the FCC’s rules, Internet voice communications providers must transmit the caller’s phone number and registered location information to the appropriate public safety answering point, or PSAP, for the caller’s registered location. The FCC also requires interconnected VoIP service providers to make Universal Service Fund (“USF”) contributions. We believe that our services are currently compliant with all applicable requirements of the FCC, and we have made and are making the required contributions to the USF. However, should we at some time fail to meet certain requirements or fail to make required contributions, we could be subject to revocation of our authority to operate or to fines or penalties.

As a result of the FCC’s preemption of states’ ability to regulate certain aspects of VoIP service, and a trend in state legislatures to affirmatively deregulate VoIP services for most purposes, our VoIP services are subject to relatively few state regulatory requirements aside from collection of state and local E911 fees and state Universal Service support obligations. We believe that our VoIP services are currently compliant with all applicable state requirements, and we have made and are making the required contributions to E911, state USF, and other funds. The state regulatory framework for our VoIP services continues to evolve, so we, in conjunction with our professional advisors, monitor the actions of the various state regulatory agencies and endeavor to ensure that we are in compliance with applicable state law, including any new statutes or regulations that may be passed. However, there can be no assurance that we will become aware of all applicable requirements on a timely basis, or that we will always be fully compliant with applicable rules and regulations. Should we fail to be compliant with applicable state regulations, or to file required reports with state regulatory agencies, we could be subject to fines and/or penalties.

In addition to regulations addressing Internet telephony and broadband services, other regulatory issues relating to the Internet generally could affect our ability to provide our services. Congress has adopted legislation that regulates certain aspects of the Internet including online content, user privacy, taxation, liability for third-party activities and jurisdiction. In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the Internet, which may have the effect of raising the cost of doing business on the Internet generally.

International Regulation

The regulatory treatment of Internet telephony outside of the U.S. varies widely from country to country. A number of countries that currently prohibit competition in the provision of voice telephony also prohibit Internet telephony. Other countries permit but regulate Internet telephony. Some countries will evaluate proposed Internet telephony service on a case-by-case basis and determine whether it should be regulated as a voice service or as another telecommunications service. In many countries, Internet telephony has not yet been addressed by legislation or regulation. Increased regulation of the Internet and/or Internet telephony providers or the prohibition of Internet telephony in one or more countries could adversely affect our business and future prospects if we decide to expand globally.

Legal Proceedings

On April 16, 2021, a lawsuit was filed against T3 Communications, Inc. (“T3”), a subsidiary of the Company, by Carolina Financial Securities, LLC (“CFS”), in North Carolina state court (Forsyth County Superior Court), claiming that T3 owes CFS a placement fee of $576,000.00 pursuant to an Engagement Letter between the two companies. The Company has removed the case to the United States District Court for the Middle District of North Carolina. The Company denies liability and intends to vigorously defend the lawsuit. At the time of this prospectus, the Company cannot predict the outcome of such claim and the financial impact on our ongoing operations.

Customers and Suppliers

We rely on various suppliers to provide services in connection with our VoIP and UCaaS offerings. Our customers include businesses in various industries including Healthcare, Banking, Financial Services, Legal, Real Estate, and Construction. We are not dependent upon any single supplier or customer.

During the nine months ended April 30, 2021, and 2020, the Company did not derive a significant amount of revenue from one single customer.

As of the nine months ended April 30, 2021, and 2020, the Company did not derive a significant number of accounts receivable from one single customer.

Employees

As of August 9, 2021, we had 49 employees, all of whom performed sales, operational, technical, and administrative functions. We believe our future success will depend to a large extent on our continued ability to attract and retain highly skilled and qualified employees. We consider our employee relations to be good. None of our employees belong to labor unions.

MANAGEMENT

Directors and Executive Officers

The following table contains the name, age of our Directors and executive officers as of August 9, 2021.

Name	Age	Position Held	Held Office Since
Arthur L. Smith	56	President, Chief Executive Officer & Director	2003
Craig K. Clement	63	Executive Chairman of the Board	2014
Maxwell A. Polinsky	63	Director	2014
Antonio Estrada Jr.	46	Chief Financial Officer	2007

Arthur L. Smith is our Chief Executive Officer, President, and Director. Mr. Smith has over 25 years of specialized experience in the telecommunications, technology, and oil and gas industries. Mr. Smith founded ATSI Communications, Inc. (“ATSI”), the Company’s predecessor. As founder of ATSI, he led the Company’s start-up operation focused on the USA – Mexico telecommunications corridor to over US$65 million in annual revenue and a listing on the American Stock Exchange that resulted in a market value of over US$450 million. In 2001, 2008, and 2009, ATSI received Deloitte and Touche’s Fast 500 Award for recognition as one of the 500 fastest growing technology companies in North America. As CEO of ATSI, Mr. Smith also co-founded the Company’s highly successful Internet software subsidiary, GlobalSCAPE, Inc., in 1996. As Chairman of the Board of GlobalSCAPE, he led the Company’s strategic and business development efforts from inception through its growth strategy that resulted in a listing on a public stock exchange and the subsequent sale of ATSI’s ownership to private investors in June 2002. Mr. Smith is currently President and CEO of the Company’s cloud communications subsidiary, T3 Communications, Inc., a Nevada corporation.

Craig K. Clement is the Executive Chairman of Digerati Technologies. Craig has over thirty-five years of executive and director experience with Technology (telecom, Internet software) and Oil Exploration and Production (E&P) entities where he has been responsible for asset management, acquisitions and divestitures, strategic and tactical planning, financial operations, corporate finance, legal, transaction structuring, business development, and investor relations. He assisted in the growth of a San Antonio-based telecom provider from 10 employees to 500, achieving a public market valuation of US$500 million. Craig was the founding CEO of GlobalSCAPE, Inc., and was the former COO of XPEL, Inc. Craig was also the former Chairman of the South Texas Regional Center for Innovation and Commercialization, which screened and supported entrepreneurs through the Texas Emerging Technology Fund managed by the Texas Governor’s office, which invested more than $350 million in Texas-based technology start-ups.

Maxwell A. Polinsky is a Director. Mr. Polinsky is currently the President, CFO and a Director of Winston Gold Corp, a Canadian-based mineral exploration company that is traded on the CSE Exchange, and a principal in Venbanc Investment and Management Group Inc., an investment and merchant bank he co-founded in 1994. From 2009 to 2011, Mr. Polinsky was the Chief Financial Officer and a director of RX Exploration Inc., a company that successfully re opened the previous old historic Drumlummon gold mine in Montana. Mr. Polinsky also served as a director of Nerium Biotechnology from 2006 to 2010, XPEL, Inc. from 2003 to 2009, and Nighthawk Systems from 2001 to 2007 and Cougar Minerals from 2012 to 2014. Mr. Polinsky holds a Bachelor of Commerce degree from the University of Manitoba.

Antonio Estrada Jr. is our Chief Financial Officer and Treasurer. Mr. Estrada is a seasoned financial executive with over 22 years of experience in the telecommunications and oil and gas industries. Mr. Estrada’s vast experience includes financial reporting and modeling, strategic planning, grant writing, and cash management. Mr. Estrada served as the Sr. VP of Finance and Corporate Controller of Digerati, formerly known as ATSI Communications, Inc., from 2008 to 2013. From 1999 to 2008, Mr. Estrada served in various roles within ATSI, including International Accounting Manager, Treasurer, Internal Auditor, and Controller. Mr. Estrada graduated from the University of Texas at San Antonio, with a Bachelor of Business Administration, with a concentration in Accounting.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Code of Ethics

We adopted an Executive Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller, and other members of our management team. The Executive Code of Ethics may be viewed on our Website, www.digerati-inc.com. A copy of the Executive Code of Ethics will be provided without charge upon written request to Digerati Technologies, Inc., 825 W. Bitters, Suite 104, San Antonio, Texas 78216.

Nominating Committee and Nomination of Directors

We do not have a nominating committee because the size of our Board of Directors is too small to establish separate standing committees. Our Directors perform the function of a nominating committee.

The Directors consider candidates recommended by other members of the Board of Directors, by executive officers and by one or more substantial, long-term stockholders. In addition, the Board of Directors may seek candidates through a third-party recruiter. Generally, stockholders who individually or as a group have held 5% of our shares for over one year will be considered substantial, long-term stockholders. In considering candidates, the Directors take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Board of Directors has not established a set of criteria or minimum qualifications for candidacy and each candidate is considered based on the demonstrated competence and knowledge of the individual. To have a candidate considered by the Directors, a stockholder must submit the recommendation in writing and must include the following information:

●	The name of the stockholder and evidence of ownership of our shares, including the number of shares owned and the length of time of ownership; and

●	The name of the candidate, the candidate’s resume or a listing of her or his qualifications to be one of our Directors and the person’s consent to be named as a Director if nominated by the Directors.

The stockholder’s recommendation and information described above must be sent to us at 825 W. Bitters, Suite 104, San Antonio, Texas 78216.

Audit Committee and Audit Committee Financial Expert

We do not have an audit or other committee of our Board of Directors that performs equivalent functions. Our Board of Directors performs all functions of the audit committee. Mr. Maxwell A. Polinsky served as the Audit Committee Financial Expert during the year ended July 31, 2020.

EXECUTIVE COMPENSATION

The compensation programs presently in effect with respect to the Chief Executive Officer, Chief Financial Officer and Chairman of the Board were established by the Board of Directors.

Arthur L. Smith serves as our President and Chief Executive Officer. On February 14, 2019, the Company entered into an employment agreement with Mr. Smith, the annual salary was approved by the Board of Directors to be set at $200,000. In addition, the Board of Directors during FY 2015 approved the reimbursement of monthly expenses up to $1,667. During FY 2020, the Board of Directors approved the issuance of Common Stock in lieu of cash compensation equivalents up to 50% of Mr. Smith’s annual salary. Below are other compensation and benefits for Mr. Smith in accordance with the employment agreement:

(1) Stock Grant. Mr. Smith received at the execution of his employment agreement 450,000 shares of Common Stock. The stock grant pursuant to the employment agreement vests upon the earlier of the Company achieving $15 million in annualized revenue or listing on a primary stock exchange (e.g., NASDAQ or NYSE American) and is subject to adjustment for any forward or reverse split of the Company’s stock.

(2) Stipend. Mr. Smith is eligible to receive a 2% stipend on revenue from acquisition transactions approved by the Board of Directors and closed by the Company. Acquisition revenue will be calculated based on the trailing twelve months (TTM) revenue of the company or assets (stock or asset purchase) acquired by the Company. The stipend for acquisitions will be capped at 200% of the annual base salary for the employee. Mr. Smith may elect to receive Common Stock in the Company in lieu of a cash payment for the acquisition stipend or apply the stipend towards the exercise of vested stock options in a cashless transaction. The stipend shall be considered fully earned at the closing of each acquisition and paid within 10 business days from such event. For acquisition transactions closed prior to the signing of the employment agreement, the stipend shall be paid within 6 months of the signing of the employment agreement or under terms mutually agreed upon between Mr. Smith and us. The stipend for acquisitions is subject to review and approval by the Board of Directors of the Company on an annual basis commencing August 1, 2019. The Company accrued for a stipend of $60,000 during the year ended July 31, 2020 associated with the acquisitions of two additional Companies.

(3) Stipend. Mr. Smith is eligible to receive a one-time payment of $75,000 upon the Company listing on a primary stock exchange (e.g., NASDAQ or NYSE American). Mr. Smith may elect to receive Common Stock in the Company in lieu of a cash payment for this up-listing stipend or apply the stipend towards the exercise of vested Stock options in a cash-less transaction. The stipend shall be considered fully earned upon initial listing in a primary stock exchange and paid within 10 business days from such event.

(4) Signing Bonus Stock Options. Mr. Smith received 585,000 stock options as of the effective date of the employment agreement. The stock options will vest equally over a period of 12 months from the issuance date.

(5) Additional Compensation. In the event of a Spin-Off (as defined below), Mr. Smith is entitled to receive 3% of the consideration payable to, and/or received by, the Company or its shareholders in a Spin-Off (calculated and paid from the total shares or cash to be distributed), which payment shall be made to Employee on the closing of the Spin-Off date. A “Spin-Off’ means the sale of a subsidiary or distribution of shares of capital stock to the shareholders of the Company that the Company owns in a subsidiary, whether it is 100% of the ownership or a lesser amount.

Antonio Estrada Jr. serves as our Chief Financial Officer. On February 14, 2019, the Company entered into an employment agreement with Mr. Estrada, the annual salary was approved by the Board of Directors to be set at $185,000. In addition, the Board of Directors during FY 2015 approved the reimbursement of monthly expenses up to $1,667. During FY 2020, the Board of Directors approved the issuance of Common Stock in lieu of cash compensation equivalents up to 50% of Mr. Estrada’s annual salary. Below are other compensation and benefits for Mr. Estrada in accordance with the employment agreement:

(1) Stock Grant. Mr. Estrada received at the execution of this agreement 350,000 shares of Common Stock. Mr. Estrada’s stock grant vests upon the earlier of the Company achieving $15 million in annualized revenue or listing on a primary stock exchange (e.g., NASDAQ or NYSE American) and is subject to adjustment for any forward or reverse split of the Company’s stock.

(2) Stipend. Mr. Estrada is eligible to receive a 1 % stipend on revenue from acquisition transactions approved by the Board of Directors and closed by the Company. Acquisition revenue will be calculated based on the trailing twelve months (TTM) revenue of the company or assets (stock or asset purchase) acquired by the Company. The stipend for acquisitions will be capped at 200% of the annual base salary for the employee. Mr. Estrada may elect to receive Common Stock in the Company in lieu of a cash payment for the acquisition stipend or apply the stipend towards the exercise of vested stock options in a cashless transaction. The stipend shall be considered fully earned at the closing of each acquisition and paid within 10 business days from such event. For acquisition transactions closed prior to the signing of the employment agreement, the stipend shall be paid within 6 months of the signing of the employment agreement or under terms mutually agreed upon between Mr. Estrada and us. The stipend for acquisitions is subject to review and approval by the Board of Directors of the Company on an annual basis commencing August 1, 2019. The Company accrued for a stipend of $60,000 during the year ended July 31, 2020 associated with the acquisitions of two additional Companies.

(3) Stipend. Mr. Estrada is eligible to receive a one-time payment of $60,000 upon the Company listing on a primary stock exchange (e.g., NASDAQ or NYSE American). Mr. Estrada may elect to receive Common Stock in the Company in lieu of a cash payment for this up-listing stipend or apply the stipend towards the exercise of vested stock options in a cash-less transaction. The stipend shall be considered fully earned upon initial listing in a primary stock exchange and paid within 10 business days from such event.

(4) Signing Bonus Stock Options. Mr. Estrada received 520,000 stock options as of the effective date of the employment agreement. The stock options will vest equally over a period of 12 months from the issuance date.

(5) Additional Compensation. In the event of a Spin-Off (as defined below), Mr. Estrada is entitled to receive 1.25% of the consideration payable to, and/or received by, the Company or its shareholders in a Spin-Off (calculated and paid from the total shares or cash to be distributed), which payment shall be made to Employee on the closing of the Spin-Off date. A “Spin-Off’ means the sale of a subsidiary or distribution of shares of capital stock to the shareholders of the Company that the Company owns in a subsidiary, whether it is 100% of the ownership or a lesser amount.

Craig K. Clement, serves as our Executive Chairman of the Board. On February 14, 2019, the Company entered into an employment agreement with Mr. Clement, the annual salary was approved by the Board of Directors to be set at $210,000. During FY 2020, the Board of Directors approved the issuance of Common Stock in lieu of cash compensation equivalents up to 50% of Mr. Clement’s annual salary. No other cash compensation is presently being paid to Mr. Clement.

Below are other compensation and benefits for Mr. Clement in accordance with the employment agreement:

(1) Stock Grant. Mr. Clement received at the execution of this Agreement 550,000 shares of Common Stock. Mr. Clement’s stock grant shall vest upon the earlier of the Company achieving $15 million in annualized revenue or listing on a primary stock exchange (e.g., NASDAQ or NYSE American) and will be subject to adjustment for any forward or reverse split of the Company’s stock.

(2) Mr. Clement will receive a one-time cash bonus of $100,000 upon the Company’s common shares reaching a $4.00 trading price per share for 10 consecutive trading days. The $4.00 trading price per share will be adjusted for any forward or reverse split of the Company’s stock. Mr. Clement may elect to receive Common Stock in the Company in lieu of a cash payment for the share price bonus or apply the bonus towards the exercise of vested stock options in a cash-less transaction.

(3) Stipend. Mr. Clement is eligible to receive a one-time payment of $35,000 upon the Company listing on a primary stock exchange (e.g., NASDAQ or NYSE American). Mr. Clement may elect to receive Common Stock in the Company in lieu of a cash payment for this up-listing stipend or apply the stipend towards the exercise of vested stock options in a cash-less transaction. The stipend shall be considered fully earned upon initial listing in a primary stock exchange and paid within 10 business days from such event.

(4) Signing Bonus Stock Options. Mr. Clement received 620,000 stock options as of the effective date of the employment agreement. The stock options will vest equally over a period of 12 months from the issuance date.

(5) Additional Compensation. In the event of a Spin-Off (as defined below), Mr. Clement is entitled to receive 0.75% of the consideration payable to, and/or received by, the Company or its shareholders in a Spin-Off (calculated and paid from the total shares or cash to be distributed), which payment shall be made to Employee on the closing of the Spin-Off date. A “Spin-Off’ means the sale of a subsidiary or distribution of shares of capital stock to the shareholders of the Company that the Company owns in a subsidiary, whether it is 100% of the ownership or a lesser amount.

Compensation Discussion and Analysis

Our compensation programs are designed to meet the following objectives:

●	Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value;

●	Emphasize pay-for-performance by maintaining a portion of executives’ total compensation at risk, tied to both our annual and long-term financial performance and the creation of stockholder value; and

●	Further our short and long-term strategic goals and values by aligning executive officer compensation with business objectives and individual performance.

Our Board of Directors believes that an executive’s compensation should be tied to the performance of the individual and the performance of the complete executive team against both financial and non-financial goals, some of which are subjective and within the discretion of the Board of Directors.

Our executive compensation program is intended to be simple and clear, and consists of the following elements (depending on individual performance):

●	Base salary;

●	Annual performance-based cash bonus;

●	Long-term incentives in the form of stock options; and

●	Benefits that are offered to executives on the same basis as our non-executive employees.

Role of Management in Determining Compensation Decisions

At the request of our Board of Directors, our management makes recommendations to our Board of Directors relating to executive compensation program design, specific compensation amounts, bonus targets, incentive plan structure and other executive compensation related matters for each of our executive officers, including our Chief Executive Officer. Our Board of Directors maintains decision-making authority with respect to these executive compensation matters.

Our Board of Directors reviews the recommendations of our management with respect to total executive compensation and each element of compensation when making pay decisions. In allocating compensation among compensation elements, we emphasize incentive, not fixed compensation to ensure that executives only receive superior pay for superior results. We equally value short- and long-term compensation because both short- and long-term results are critical to our success. In addition, our compensation program includes various benefits provided to all employees, including life insurance, health insurance and other customary benefits. The objectives and details of why each element of compensation is paid are described below.

Base Salary. Our objective for paying base salaries to executives is to reward them for performing the core responsibilities of their positions and to provide a level of security with respect to a portion of their compensation. We consider a number of factors when setting base salaries for executives, including:

●	Existing salary levels;

●	Competitive pay practices;

●	Individual and corporate performance; and

●	Internal equity among our executives, taking into consideration their relative contributions to our success.

Long-term Incentive Awards. We award long-term incentive compensation to focus our executives on our long-term growth and stockholder return, as well as to encourage our executives to remain with us for the long-term. Long-term incentive awards are primarily in the form of grants of stock options and/or stock award pursuant to our 2015 Equity Compensation Plan (the “Plan”). We selected this form because of the favorable accounting and tax treatment and the expectation of key employees in our industry that they would receive stock options and/or stock grants. We do not have pre-established target award amounts for long-term incentive grants. In determining long-term incentive awards for the Named Executive Officers, our Board of Directors relies on recommendations from our Chief Executive Officer, who considers the individual performance of the executives, the relation of the award to base salary and annual incentive compensation, and associated accounting expense. The terms of and amount of awards are made by our Board of Directors in accordance with the Stock Option Plan.

Executive Compensation

The following table sets forth the compensation paid to each of our principal executive officers (the “Named Executive Officers”) during the last two completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Arthur L. Smith	2020	$133,866	$-0-	$284,000	$-0-	$-0-	$417,866
President, Chief Executive Officer & Director	2019	$113,410	$-0-	$151,500	$73,680	$-0-	$338,590

Antonio Estrada Jr.	2020	$118,866	$-0-	$238,000	$-0-	$-0-	$356,866
Chief Financial Officer	2019	$106,517	$-0-	$132,500	$65,494	$-0-	$304,511

Craig K. Clement	2020	$132,000	$-0-	$214,000	$-0-	$-0-	$346,000
Chairman of the Board	2019	$123,875	$-0-	$170,500	$78,089	$-0-	$372,464

(1)	During the year ended July 31, 2020 and 2019, Digerati issued common shares as part of the Company’s profit-sharing plan contribution. In addition, during the year ended July 31, 2020 and July 31, 2019, Digerati issued Common Stock in lieu of cash compensation to its Executive Officers.

(2)	During the year ended July 31, 2020, Digerati did not issue any options to its Executive Officers. During the year ended July 31, 2019, Digerati issued 1,725,000 options to its Executive Officers to acquire common shares at an exercise price of $0.19 and a fair value at the time issuance of $217,263. The options vest ratably on a monthly basis through February 14, 2020.

Our Board of Directors adopted the 2015 Equity Compensation Plan (the “Plan”). Under the Plan the Board of Directors may grant up to 7.5 million shares of our Common Stock to our officers, Directors, employees, and consultants. Grants may be in the form of incentive stock options, non-statutory stock options, restricted stock awards, and/or unrestricted stock awards. The number and terms of each award is determined by the Board of Directors, subject to the limitation that the exercise price of any option may not be less than the fair market value of the Common Stock on the date of grant.

We currently provide a Non-Standardized Profit-Sharing Plan (the “Profit-Sharing Plan”). The Board of Directors approved the Profit-Sharing Plan on September 15, 2006. Under the Profit-Sharing Plan our employees qualified to participate in the Profit-Sharing Plan after one year of employment. Contribution under the Profit-Sharing Plan by us is based on 25% of the annual base salary of each eligible employee up to $54,000 per year. Contributions under the Profit-Sharing Plan are fully vested upon funding.

OUTSTANDING EQUITY AWARDS AS OF JULY 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Arthur L. Smith	300,000	-	$0.24	11/21/2021	-	-
	300,000	-	$0.35	12/01/2022	-	-
	585,000	-	$0.19	02/14/2024	450,000	$85,500

Antonio Estrada Jr.	300,000	-	$0.24	11/21/2021	-	-
	300,000	-	$0.35	12/01/2022	-	-
	520,000	-	$0.19	02/14/2024	350,000	$66,500

Craig K. Clement	300,000	-	$0.24	11/21/2021	-	-
	300,000	-	$0.35	12/01/2022	-	-
	620,000	-	$0.19	02/14/2024	550,000	$104,500

(1)	During the year ended July 31, 2020, Digerati did not issue any options to its Executive Officers. During the year ended July 31, 2019, Digerati issued 1,725,000 options to its Executive Officers to acquire common shares at an exercise price of $0.19 and a fair value at the time issuance of $217,263. The options vest ratably on a monthly basis through February 14, 2020. During the year ended July 31, 2018, Digerati issued 900,000 options to its Officers to acquire common shares at an exercise price of $0.35 and a fair value at the time issuance of $192,000. The options vested ratably on a monthly basis through December 1, 2018. During the year ended July 31, 2017, Digerati issued 900,000 options to its Officers to acquire common shares at an exercise price of $0.24 and a fair value at the time issuance of $169,000. The options vested ratably on a monthly basis through November 21, 2017.

(2)	During the year ended July 31, 2020, Digerati did not issue any Stock Grants to its Executive Officers. During the year ended July 31, 2019, Digerati issued a Stock Grant of 1,350,000 shares of Common Stock to the Executive Officers, with a market value at time of issuance of $256,500, the Stock Grant will vest upon the earlier of the Company achieving $15 million in annualized revenue or listing on a primary stock exchange (e.g., NASDAQ or NYSE American) and will be subject to adjustment for any forward or reverse split of the Company’s stock.

Compensation of Directors

Each Director that is not an officer is reimbursed the reasonable out-of-pocket expenses in connection with their travel to attend meetings of the Board of Directors. Each Director that is not an officer was paid $1,000 per month.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee of our Board of Directors or other committee that performs the same functions. Mr. Arthur L. Smith is presently our Chief Executive Officer and participates in deliberations concerning executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction since August 1, 2019, to which we were a party or will be a party, in which the amount exceeds $120,000 (or, if less, 1% of the average of our total assets amount at July 31, 2020 and 2019) and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Compensation arrangements for our named executive officers and directors are described above under “Executive Compensation.”

On April 30, 2018, T3 entered into a convertible secured promissory note for $525,000 with an effective annual interest rate of 8% and a maturity date of April 30, 2020. With a principal payment of $100,000 due on June 1, 2018 and a principal payment of $280,823 due on April 30, 2020. Payment is based on a 60-month repayment schedule. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under the Note or the Pledge and Escrow Agreement; or (ii) mutual agreement between the Borrower and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, Premium, if applicable, and any other sums due and payable hereunder (such total amount, the “Conversion Amount”) into shares of Common Stock (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) a conversion price of $1.50 per share of Common Stock, which price shall be indicated in the conversion notice (the denominator) (the “Conversion Price”). The Holder shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered. The promissory note is secured by a Pledge and Escrow Agreement, whereby T3 agreed to pledge 51% of the securities owned in its Florida operations, T3 Communications, Inc., until the principal payment is paid in full. In conjunction with the promissory note, the Company issued 3-year warrants to purchase 75,000 shares of Common Stock at an exercise price of $0.50 per share. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was $19,267 and was recognized as a discount on the promissory note. The Company amortized $7,297 as interest expense during the year ended July 31, 2020. The total unamortized discount as of July 31, 2020 and July 31, 2019 were $0 and $7,297, respectively. In addition, during the year ended July 31, 2020, the Company paid in full the total outstanding balance of $332,985. In May 2020, the Company executed a Settlement Agreement and Mutual release, whereby the lender released the Company of any pledged collateral and any other obligation under the promissory note. One of the note holders also serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

On May 1, 2018, T3 entered into a secured promissory note for $275,000 with an effective annual interest rate of 8.08% with an interest and principal payment of $6,000 per month and shall continue perpetuity until the entire principal amount is paid in full. The promissory note is guaranteed to the lender by 15% of the stock owned by T3 in its Florida operations, T3 Communications, Inc., the secured interest will continue until the principal balance is paid in full. In conjunction with the promissory note, the Company issued 3-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.50 per share. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $26,543 and was recognized as a discount on the promissory note. The Company amortized as interest expense during the nine months ended April 30, 2021, and the year ended July 31, 2020, $6,300 and $10,386, respectively. The total unamortized discount as of April 30, 2021, and July 31, 2020, were $0 and $6,300, respectively. The note holder also serves as Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries. During the nine months ending April 30, 2021, the Company paid the total principal balance outstanding of $152,634. The total principal outstanding as of April 30, 2021, and July 31, 2020, were $0 and $152,634, respectively.

On February 27, 2020, the Company entered into an unsecured promissory note for $70,000 with an effective annual interest rate of 12% and a maturity date of May 1, 2020. Subsequently, the note holder agreed to extend the maturity date until August 31, 2020. In addition, the Company agreed to pay the lender in services provided by the Company, and any unpaid principal and accrued interest will be paid in cash. During the nine months ended April 30, 2020, and April 30, 2021, the Company provided VoIP Hosted and fiber services of $128,927 and $130,029, respectively. On August 3, 2020, the promissory note was paid in full. The total principal outstanding as of April 30, 2021, and July 31, 2020, were $0 and $16,298, respectively. The note holder also serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of August 9, 2021 by (i) each director; (ii) each of the named executive officers listed in the summary compensation table; (iii) all executive officers and directors as a group; and (iv) all persons known by us to beneficially own more than 5% of our Common Stock. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner	Common Shares Owned Votes	Vested Warrants and Options (1)	Total Beneficial Ownership	% Of Class (2)	Held via Warrant (3)	Shares of Series F Super Voting Preferred Stock	Votes from Series F Super Voting Preferred Stock (4)	Total Votes (5)	% Of Total Votes	Total Beneficial Ownership Following the Offering	% of Common Stock Owned Following the Offering
5% HOLDERS
Post Road Special Opportunity Fund II LP	-	-	-	-	34,778,273	-	-	-	-

Post Road Special Opportunity Fund II Offshore LP	-	-	-	-	11,174,485	-	-	-	-

INDIVIDUAL OFFICERS AND DIRECTORS
Arthur L. Smith	11,453,804	1,366,452	12,820,256	9.21%	-	34	47,211,720	58,665,524	21.20		%
President, Chief Executive Officer
Director

Antonio Estrada Jr.	10,087,936	1,281,290	11,369,226	8.17%	-	33	45,823,140	55,911,076	20.21		%
Chief Financial Officer

Craig K. Clement	9,735,794	1,220,000	10,955,794	7.88%	-	33	45,823,140	55,558,934	20.08		%
Chairman of the Board

Maxwell A. Polinsky	81,594	491,666	573,260	*	-	-	-	81,594	*
Director

ALL OFFICERS AND DIRECTORS AS A GROUP	31,359,128	4,359,408	35,718,536	25.26%		100	138,858,000	170,217,129	61.49		%

*	Less than 1%.

(1)	Based on 4,359,408 vested stock options as of August 9, 2021.

(2)	Based on 138,138,000 shares of Common Stock outstanding as of August 9, 2021 and 4,359,408 vested stock options as of August 9, 2021.

(3)	Represents twenty-five percent (25%) of the Company’s shares that are currently outstanding including the shares issuable to Post Road Special Opportunity Fund II LP (the “PRG Fund”) and Post Road Special Opportunity Fund II Offshore LP (the “PRF Offshore Fund”) pursuant to the exercise of the warrant first issued to the PRG Fund on November 17, 2020. The 107,701,179 warrant shares that PRG Fund reported it owned in the Schedule 13D it filed on November 27, 2020 (as amended on March 17, 2021 to reflect a transfer of 24.32% of the warrant to the PRF Offshore Fund) represents twenty-five percent (25%) of the total shares of Common Stock, calculated on a fully diluted basis, which assumes future share issuances that are not certain or not yet contractually obligated to be issued. In addition, twenty-five percent (25%) of the 107,701,179 warrant shares are not yet vested and subject to forfeiture if the Company achieves certain performance targets which, if achieved, would result in the warrant being exercisable into twenty percent (20%) of the Common Stock, calculated on a fully-diluted basis as described above. If the minority stockholders of T3 Nevada convert their T3 Nevada shares into shares of the Common Stock, the number of shares into which the warrant may be exercised would also be decreased such that, if the Company also achieves certain performance targets, the warrant would be exercisable into fifteen percent (15%) of the Common Stock, calculated on a fully-diluted basis as described above. T3 Nevada’s minority stockholders have an obligation to (and may not otherwise) convert their T3 Nevada shares into shares of the Common Stock upon being asked to do so by the Company at any time after our Common Stock has a current market price of $1.50 or more per share for 20 consecutive trading days.

(4)	Holder of the Series F Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes.

(5)	Total Votes excludes 4,359,408 vested stock options as of August 9, 2021.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate of 500,000,000 shares of Common Stock, $0.001 par value per share and 50,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of August 9, 2021, we had 138,138,00 shares of Common Stock outstanding.

Common Stock

Each share of Common Stock shall have one (1) vote per share. Our Common Stock does not provide a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any dividends on our Common Stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of April 30, 2021, we have issued warrants to purchase 109,836,1792 shares of Common Stock issuable with a weighted average exercise price of $0.02, 82,610,885 of which are exercisable immediately, have a weighted-average remaining life of 9.40 years and a weighted-average exercise price of $0.01.

Warrants We Are Offering in this Offering

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase one share of our Common Stock at a price equal to $[__] per share (based on an assumed offering price of $[__]), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we have applied to list the warrants on the Nasdaq Capital Market under the symbol “NXGYW.”

The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

[2]	Represents twenty-five percent (25%) of the Company’s shares that are currently outstanding including the shares issuable to Post Road pursuant to the exercise of the Post Road Warrant. The 107,701,179 warrant shares that Post Road reported it owned in the Schedule 13D it filed on November 27, 2020 represents twenty-five percent (25%) of the total shares of Common Stock, calculated on a fully diluted basis, which assumes future share issuances that are not certain or not yet contractually obligated to be issued. As described above under “Post Road Warrant,” based on the Company’s achievement of certain performance targets, the Post Road Warrant may be exercisable into twenty percent (20%) of the Common Stock, calculated on a fully-diluted basis as described above. In addition, the Post Road Warrant may be exercisable into fifteen percent (15%) of the Common Stock, calculated on a fully-diluted basis as described above, if the minority stockholders of T3 Nevada, convert their T3 Nevada shares into shares of the Common Stock.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the warrants is $[__] per share (based on an assumed public offering price of $[__] per Unit) or 110% of public offering price of the Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our warrants on the Nasdaq Capital Market under the symbol “NXGYW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable at any time beginning during the period commencing 180 days from the commencement of sales of the securities in this offering, will expire five (5) years from the commencement of sales of the securities issued in this offering and will have an exercise price of $[___] (110% of the assumed public offering price). Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Options

As of August 9, 2021, we have issued options to purchase 9,230,000 shares of our Common Stock issuable upon outstanding options to purchase shares of Common Stock with a weighted average exercise price of $0.17 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

In November 2015, Digerati adopted the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”). The Plan authorizes the grant of up to 7.5 million stock options, restricted common shares, non-restricted common shares and other awards to employees, directors, and certain other persons. The Plan is intended to permit Digerati to retain and attract qualified individuals who will contribute to the overall success of Digerati. Digerati’s Board of Directors determines the terms of any grants under the Plan. Exercise prices of all stock options and other awards vary based on the market price of the shares of Common Stock as of the date of grant. The stock options, restricted Common Stock, non-restricted Common Stock and other awards vest based on the terms of the individual grant. On November 18, 2015, the Company filed a Registration Statement on Form S-8 to register with the U.S. Securities and Exchange Commission 7,500,000 shares of the Company’s Common Stock, which may be issued by the Company upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan. Please see the Plan filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on November 18, 2015.

Preferred Stock

The Company has authorized 50,000,000 shares of preferred stock. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

CONVERTIBLE SERIES A PREFERRED STOCK

In March 2019, the Company’s Board of Directors designated and authorized the issuance of up to 1,500,000 shares of the Series A Preferred Stock. Each share of Series A Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”) and are entitled to a dividend at an annual rate of eight percent (8%) per share. The Company had 225,000 shares of the Convertible Series A Preferred Stock outstanding as of August 9, 2021.

The terms of our Series A Preferred Stock allow for:

Voting Rights. Unless otherwise required by the Nevada Revised Statutes, the shares of Series A Preferred Stock shall not be entitled to vote on any matter presented at any annual or special meeting of stockholders of the Corporation, or through written consent.

Optional Conversion. Each holder of shares of Series A Preferred Stock may, at holder’s option and commencing on April 30, 2020, convert any or all such shares, on the terms and conditions set forth herein, into fully paid and non-assessable shares of the Corporation’s Common Stock. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing the Original Issue Price of each share of Series A Preferred Stock, plus accrued and unpaid dividends through the Conversion Date, to be converted by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” at which shares of Common Stock shall be issuable upon conversion of any shares of Series A Preferred Stock shall initially be the greater of (i) $0.40 per share, (ii) a 30% discount to the offering price of the Common Stock (or Common Stock equivalent) in a $10 million or greater equity financing that closes concurrently with an up-listing of the Company Common Stock on the NYSE American or Nasdaq, in the event of such up-listing, and (iii) a 30% discount to the average closing price per share of the Common Stock for the 5 consecutive trading days commencing upon the date the Common Stock is up-listed on either the NYSE American or Nasdaq in which there is no concurrent $10 million equity financing, in the event of such up-listing, subject to adjustment as provided below.

Mandatory Conversion. Each share of Series A Preferred Stock shall automatically convert into shares of Common Stock, as described in paragraph 2a, at the then applicable Conversion Price, upon the earlier of (i) the closing of a public or private offering (or series of offerings within a 90-day period) of Corporation equity or equity equivalent securities placed by a registered broker-dealer resulting in minimum gross proceeds to the Corporation of $10 million, (ii) commencing on April 30, 2020, if the Common Stock shall close (or the last trade shall be) at or above 150% of the Conversion Price per share for 20 out of 30 consecutive trading days, and (iii) the uplisting of the Corporation’s Common Stock to a national securities exchange or the Nasdaq stock market ((i), (ii) and (iii) are collectively referred to as “Mandatory Conversion Event”). The Corporation will provide notice to holder within 20 days of the occurrence of a Mandatory Conversion Event (failure of the Corporation to timely give such notice does not void the mandatory conversion). Holder shall surrender to the Corporation, within 10 days of receiving such notice, the certificate(s) representing the shares of Series A Preferred Stock to be converted into Common Stock. In the event holder does not surrender such certificate(s) within 10 days of receiving such notice, the Corporation shall deem such certificate(s) cancelled and void. As soon as practicable, after the certificate(s) are either surrendered by the holder or cancelled by the Corporation, as the case may be, the Corporation will issue and deliver to holder a new certificate for the number of full shares of Common Stock issuable upon such mandatory conversion in accordance with the provisions hereof and cash as provided in paragraph 2(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such mandatory conversion, unless fractional shares are rounded up to the next whole share. Holder will be deemed a Common Stockholder of record as of the date of the occurrence of a Mandatory Conversion Event. During the period ended April 30, 2021, the Company evaluated Series A Convertible Preferred Stock and concluded that none of the mandatory conversion events occurred during the period and determined that the convertible shares were classified as equity instruments.

CONVERTIBLE SERIES B PREFERRED STOCK

In April 2020, the Company’s Board of Directors designated and authorized the issuance of up to 1,000,000 shares of the Series B Preferred Stock. The Series B Preferred Stock is only issuable to the Company’s debt holders as of March 25, 2020 (“Existing Debt Holders”) who may purchase shares of Series B Preferred Stock at the Stated Value by converting all or part of the debt owed to them by the Company as of March 25, 2020. Each share of Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”). As of August 9, 2021, we had 425,442 shares of Series B Preferred Stock outstanding.

The terms of our Series B Preferred Stock allow for:

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Mandatory Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii)an underwriting involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Underwriting”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its operating subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), all shares of Series B Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to 18% of the Corporation’s issued and outstanding shares of Common Stock. Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series B Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series B Preferred Stock is convertible as the shares of Series B Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Underwriting, the Series B Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series B Preferred Stock to the Holder, the Corporation, in its sole discretion, may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series B Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed. The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series B Preferred Stock identified in such notice of redemption. During the period ended April 30, 2021, the Company evaluated Series B Convertible Preferred Stock and concluded that none of the mandatory conversion events occurred during the period and determined that the convertible shares were classified as equity instruments. The Company will evaluate the convertible shares at each reporting balance sheet date and determine if a re-classification is required.

CONVERTIBLE SERIES C PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance of up to 1,000,000 shares of the Series C Preferred Stock. Each share of Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to ten dollars ($10.00) (the “Stated Value”). As of August 9, 2021, we had 55,400 shares of Series C Preferred Stock outstanding.

The terms of our Series C Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be up to one million (1,000,000) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series C Preferred Stock shall only be issuable to the Company’s officers and directors as of July 1, 2020 who may from time to time purchase shares of Series C Preferred Stock at the Stated Value by converting all or part of the compensation owed to them by the Corporation. Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to Ten Dollars ($10.00) (the “Stated Value”).

Dividends. No dividends are payable on the shares of Series C Preferred Stock.

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Automatic Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii) a financing or offering involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Financing”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its Nevada subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), all issued shares of Series C Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to 22% of the Corporation’s issued and outstanding shares of Common Stock. Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series C Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series C Preferred Stock is convertible as the shares of Series C Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Financing, the Series C Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series C Preferred Stock to the Holder, the Corporation, in its sole discretion, may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series C Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed. The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series C Preferred Stock identified in such notice of redemption.

SERIES F SUPER VOTING PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance of up to 100 shares of the Series F Super Voting Preferred Stock. Each share of Series F Super Voting Preferred Stock has a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”). As of August 9, 2021, the Company had 100 shares outstanding of the Series F Super Voting Preferred Stock.

The terms of our Series F Super Voting Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be up to one hundred (100) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series F Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series F Preferred Stock shall only be issuable to members of the Corporation’s Board of Directors, as joint tenants, who may purchase shares of Series F Preferred Stock at the Stated Value per share. Each share of Series F Preferred Stock shall have a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”).

Voting Rights. As long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series F Preferred Stock, (d) sell or otherwise dispose of any assets of the Corporation not in the ordinary course of business, (e) sell or otherwise effect or undergo any change of control of the corporation, (f) effect a reverse split of its Common Stock, or (g) enter into any agreement with respect to any of the foregoing.

Holder of the Series F Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the Holders of the Series F Preferred Stock shall have effective voting control of the Corporation. The Holders of the Series F Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters requiring approval of the holders of the Corporation’s Common Stock and separately on matters not requiring the approval of holders of the Corporation’s Common Stock.

Conversion. No conversion rights apply to the Series F Preferred Stock.

Redemption. At any time while share of Series F Preferred Stock are issued and outstanding, the Corporation, in its sole discretion, may elect to redeem the shares of Series F Preferred Stock.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claims for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have          outstanding shares of our Common Stock, calculated as of July          , 2021, assuming no exercise of outstanding options or warrants, and no exercise of the underwriters’ over-allotment allocation.

Lock-up Agreements and Obligations

Our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of six (6) months after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

UNDERWRITING

Maxim Group LLC is acting as the lead managing underwriter and sole book running manager of the offering (the “Representative”). We have entered into an underwriting agreement dated           , 2021 with the Representative with respect to the Units. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share of Common Stock less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Maxim Group LLC
Total

The underwriters are committed to purchase all of the Units offered by this prospectus if it purchases any Units. The underwriters are not obligated to purchase the over-allotment Units described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option, exercisable no later than 45 days after the date of the underwriting agreement, to purchase from us up to an (i) additional          shares of Common Stock at a price of $[__] per share and/or (ii) additional Warrants to purchase up to          shares of Common Stock at a price of $0.01 per Warrant (15% of the firm shares of Common Stock and Warrants sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase from us, these additional shares of Common Stock and Warrants. The underwriters will offer these additional shares of Common Stock and Warrants on the same terms as those on which the other shares of Common Stock and Warrants are being offered hereby.

Discounts and Commissions; Reimbursement of Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit(1)	Total Without Over Allotment	Total With Over Allotment
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$
Proceeds, before expenses, to us	$
Non-accountable expense allowance (1.0%)(2)

(1)	The fees shown do not include the warrant to purchase shares of Common Stock issuable to the Representative at closing.

(2)	The non-accountable expense allowance will not be payable with respect to the representative’s exercise of the over-allotment option, if any.

The Representative has advised us that the underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of up to $      per Unit. After this offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the Units.

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1.0% of the gross proceeds received at the completion of the offering. The non-accountable expense allowance of 1.0% is not payable with respect to any shares sold upon exercise of the representative’s over-allotment option.

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $125,000 in the aggregate. We estimate that total expenses payable by us in connection with this Offering, other than the underwriting discount, will be approximately $     .

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Representative’s Warrants

Upon consummation of this offering, we will issue to the Representative (or their designees) the warrants to purchase shares of our Common Stock (the “Representative’s Warrants”) covering a number of shares of Common Stock equal to seven percent (7.0%) of the total number of shares of Common Stock and Warrants being sold in this offering, at an exercise price per share equal to 110% of the public offering price. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). The Representative (or permitted assignees under FINRA Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of securities in this offering. In addition, the warrants provide for registration rights upon request, in certain cases. The Representative’s Warrants shall not be redeemable and shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales of securities in this offering and will expire five (5) years from the commencement of sales of the securities issued in this offering. In addition, we have granted the underwriters a one-time demand registration right at our expense, an additional demand registration at the warrant holder’s expense, and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five (5) years from the commencement of sales of securities in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right will not be greater than five (5) years from the commencement of sales of securities in this offering in compliance with FINRA Rule 5110(g)(8)(D).

Lock-Up Agreements

We and each of our directors and officers, and any other holder(s) of three percent (3%) or more of our outstanding shares of Common Stock as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities have agreed, for a period of six (6) months after the Offering is completed, that subject to certain exceptions, they shall not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the Representative, including the issuance of shares of Common Stock upon exercise of currently outstanding options approved by the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of eighteen (18) months from the closing of this offering, to act as lead managing underwriter and/or book runner or minimally as co-lead manager and co-book runner and/or co-lead placement agent with 100% of the economics for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings, during such eighteen (18) months period, of the Company, or any successor to or subsidiary of the Company.

OTCQB and Nasdaq

Our Common Stock is presently quoted on the OTCQB marketplace under the symbol “DTGI”. We have applied to have our Common Stock and warrants listed on Nasdaq under the symbols “NXGY” and “NXGYW”, respectively. No assurance can be given that our application will be approved. Trading Quotes of securities on an over-the-counter marketplace may not be indicative of the market price of those securities on a national securities exchange. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this Offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of Common Stock and Unit Warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Common Stock and Unit Warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this Offering, the underwriters and selling group members may also engage in passive market making transactions in our Common Stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this Offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this Offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Common Stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the securities covered by this prospectus will be passed upon for us by Lucosky Brookman LLP. Gracin & Marlow, LLP is acting as counsel for the underwriters in this offering.

EXPERTS

Our consolidated financial statements as of and for our years ended July 31, 2020 and 2019 included in this prospectus and elsewhere in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

The consolidated financial statements of ActiveServe, Inc. as of and for the year ended July 31, 2020 included in this prospectus and elsewhere in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

The consolidated financial statements of Nexogy, Inc. as of and for the years ended July 31, 2020 and 2019 included in this prospectus and elsewhere in the registration statement have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of Digerati.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available at the SEC’s website address referred to above. In addition, you may request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

Digerati Technologies, Inc.

825 W. Bitters, Suite 104
San Antonio, Texas 78216

Tel: (210) 775-0888

Attention: Antonio Estrada Jr., Chief Financial Officer

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DIGERATI TECHNOLOGIES, INC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Digerati Technologies, Inc.:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of July 31, 2020 and 2019	F-3
Consolidated Statements of Operations for the years ended July 31, 2020 and 2019	F-4
Consolidated Statements of Stockholders’ Deficit for the years ended July 31, 2020 and 2019	F-5
Consolidated Statements of Cash Flows for the years ended July 31, 2020 and 2019	F-6
Notes to Consolidated Financial Statements	F-7

Interim Financial Statements for the Nine Months Ended April 30, 2021 (unaudited) for Digerati Technologies, Inc.:
Consolidated Balance Sheets as of April 30, 2021 and July 31, 2020	F-46
Consolidated Statements of Operations for the Three and Nine Months Ended April 30, 2021 and 2020	F-47
Consolidated Statements of Stockholders’ Deficit for the Three and Nine Months Ended April 30, 2021 and 2020	F-48
Consolidated Statements of Cash Flows for the Nine Months Ended April 30, 2021 and 2020	F-50
Notes to Consolidated Financial Statements	F-51

Audited Financial Statements of ActiveServe, Inc.:
Report of Independent Registered Public Accounting Firm	F-75
Balance Sheet as of July 31, 2020	F-76
Statement of Operations for the year ended July 31, 2020	F-77
Statement of Stockholders’ Equity for the year ended July 31, 2020	F-78
Statement of Cash Flows for the year ended July 31, 2020	F-79
Notes to Financial Statements for the year ended July 31, 2020	F-80

Interim Financial Statements for the Three Months Ended October 31, 2020 (unaudited) for ActiveServe, Inc.:
Balance Sheets as of October 31, 2020 and July 31, 2020	F-84
Statements of Operations for the Three Months Ended October 31, 2020 and 2019	F-85
Statements of Stockholders’ Equity for the Three Months Ended October 31, 2020 and 2019	F-86
Statements of Cash Flows for the Three Months Ended October 31, 2020 and 2019	F-87
Notes to Financial Statements for the Three Months Ended October 31, 2020 and 2019	F-88

Audited Financial Statements of Nexogy, Inc.:
Report of Independent Registered Public Accounting Firm	F-90
Balance Sheets as of July 31, 2020 and 2019	F-91
Statements of Operations for the years ended July 31, 2020 and 2019	F-92
Statement of Stockholders’ Deficit for the years ended July 31, 2020 and 2019	F-93
Statements of Cash Flows for the years ended July 31, 2020 and 2019	F-94
Notes to Financial Statements for the years ended July 31, 2020 and 2019	F-95

Interim Financial Statements for the Three Months Ended October 31, 2020 (unaudited) for Nexogy, Inc.:
Balance Sheets as of October 31, 2020 and July 31, 2020	F-101
Statements of Operations for the Three Months Ended October 31, 2020 and 2019	F-102
Statements of Stockholders’ Deficit for the Three Months Ended October 31, 2020 and 2019	F-103
Statements of Cash Flows for the Three Months Ended October 31, 2020 and 2019	F-104
Notes to Financial Statements for the Three Months Ended October 31, 2020 and 2019	F-105

Digerati Technologies, Inc., ActiveServe, Inc. and Nexogy, Inc. Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations	F-109

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Digerati Technologies, Inc.

San Antonio, Texas

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Digerati Technologies, Inc. and its subsidiaries (collectively, the “Company”) as of July 31, 2020 and July 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and July 31, 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

We have served as the Company’s auditor since 2018

October 29, 2020

PART 1. FINANCIAL INFORMATION3

ITEM 1. FINANCIAL STATEMENTS

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31,	July 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$685	$406
Accounts receivable, net	208	262
Prepaid and other current assets	361	107
Total current assets	1,254	775

LONG-TERM ASSETS:
Intangible assets, net	1,451	1,832
Goodwill, net	810	810
Property and equipment, net	431	579
Other assets	43	58
Investment in Itellum	185	185
Right-of-use asset	176	-
Total assets	$4,350	$4,239

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,487	$1,264
Accrued liabilities	1,840	1,493
Equipment financing	62	65
Convertible note payable, current, net $295 and $547, respectively	548	1,005
Note payable, current, related party, net of $0 and $7, respectively	78	383
Note payable, current, net $0 and $0, respectively	1,571	1,218
Deferred income	279	285
Derivative liability	606	927
Operating lease liability, current	99	-
Total current liabilities	6,570	6,640

LONG-TERM LIABILITIES:
Convertible debenture, net $0 and $29, respectively	-	21
Notes payable, related party, net $6 and $17, respectively	85	136
Note payable, net $0 and $0, respectively	193	-
Equipment financing	38	100
Operating lease liability	77	-
Total long-term liabilities	393	257

Total liabilities	6,963	6,897

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000 and 225,000 issued and outstanding, respectively	-	-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 407,477 and 0 issued and outstanding, respectively	-	-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 0 and 0 issued and outstanding, respectively	-	-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100 and 0 issued and outstanding, respectively	-	-
Common stock, $0.001, 150,000,000 shares authorized, 101,323,590 and 23,740,406 issued and outstanding, respectively (9,000,000 reserved in Treasury)	101	24
Additional paid in capital	86,364	82,972
Accumulated deficit	(88,697)	(85,320)
Other comprehensive income	1	1
Total Digerati’s stockholders’ deficit	(2,231)	(2,323)
Noncontrolling interest	(382)	(335)
Total stockholders’ deficit	(2,613)	(2,658)
Total liabilities and stockholders’ deficit	$4,350	$4,239

See accompanying notes to consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Years ended July 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$6,279	$6,040

Total operating revenues	6,279	6,040

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	3,035	3,128
Selling, general and administrative expense	4,106	4,208
Legal and professional fees	642	390
Bad debt	(5)	6
Depreciation and amortization expense	613	669
Total operating expenses	8,391	8,401

OPERATING LOSS	(2,112)	(2,361)

OTHER INCOME (EXPENSE):
Gain (loss) on derivative instruments	263	(74)
Gain on settlement of debt	129	-
Income tax benefit (expense)	33	(47)
Other income	116	-
Interest expense	(1,853)	(2,166)
Total other income (expense)	(1,312)	(2,287)

NET LOSS INCLUDING NONCONTROLLING INTEREST	(3,424)	(4,648)

Less: Net loss attributable to the noncontrolling interests	47	128

NET LOSS ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(3,377)	(4,520)

Deemed dividend on Series A Convertible preferred stock	(19)	(29)

NET LOSS ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(3,396)	$(4,549)

LOSS PER COMMON SHARE - BASIC	$(0.06)	$(0.27)

LOSS PER COMMON SHARE - DILUTED	$(0.06)	$(0.27)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	53,883,966	16,650,507

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	53,883,966	16,650,507

See accompanying notes to consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

YEARS ENDED JULY 31, 2019 AND 2020

(In thousands, except for share amounts)

	Equity Digerati’s Shareholders
	Preferred
	Convertible						Common		Additional		Other
	Series A Shares	Par	Series B Shares	Par	Series F Shares	Par	Shares	Par	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders Equity	Noncontrolling Interest	Totals
BALANCE, July 31, 2018	-	-	-	-	-	-	12,775,143	$13	$79,993	$(80,800)	$1	$(793)	$(207)	$(1,000)
Amortization of employee stock options	-		-		-		-	-	419	-	-	419	-	419
Common stock issued for services, to employees	-	-	-	-	-	-	1,827,926	2	310	-	-	312	-	312
Common stock issued for services	-	-	-	-	-	-	925,000	1	248	-	-	249	-	249
Common stock issued for settlement of accounts payable	-	-	-	-	-	-	138,714	-	37	-	-	37	-	37
Common stock and warrants issued for cash	-	-	-	-	-	-	938,621	1	264	-	-	265	-	265
Common stock issued for investment in Itellum	-	-	-	-	-	-	500,000	1	84	-	-	85	-	85
Common stock issued for debt	-	-	-	-	-	-	288,000	-	43	-	-	43	-	43
Common Stock issued for debt conversion	-	-	-	-	-	-	4,592,002	5	311	-	-	316	-	316
Common stock issued concurrent with convertible debt							1,050,000	1	(1)	-	-	-	-	-
Common stock issued for debt extension	-	-	-	-	-	-	255,000	-	54	-	-	54	-	54
Common Stock issued for accrued interest payments on debt	-	-	-	-	-	-	375,000	-	60	-	-	60	-	60
Common stock issued, exercise of warrants	-	-	-	-	-	-	75,000	-	7	-	-	7	-	7
Convertible Series A Preferred stock issued for cash	225,000	-	-	-	-	-	-	-	225	-	-	225	-	225
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	-	-	823	-	-	823	-	823
Debt discount from warrants issued with debt	-	-	-	-	-	-	-	-	31	-	-	31	-	31
Warrants expense amortization	-	-	-	-	-	-	-	-	64	-	-	64	-	64
Beneficial conversion feature on Convertible Series A Preferred stock	-	-	-	-	-	-	-	-	29	-	-	29	-	29
Deemed dividend from beneficial conversion feature on Convertible Series A Preferred stock	-	-	-	-	-	-	-	-	(29)	-	-	(29)	-	(29)
Net Ioss	-	-	-	-	-	-	-	-	-	(4,520)	-	(4,520)	(128)	(4,648)
BALANCE, July 31, 2019	225,000	-	-	-	-	-	23,740,406	$24	$82,972	$(85,320)	$1	$(2,323)	$(335)	$(2,658)
Amortization of employee stock options	-	-	-	-	-	-	-	-	377	-	-	377	-	377
Common stock issued for services, to employees	-	-	-	-	-	-	21,811,100	22	780	-	-	802	-	802
Common stock issued for services	-	-	-	-	-	-	400,000	1	15	-	-	16	-	16
Common stock issued for cash	-	-	-	-	-	-	3,893,625	4	95	-	-	99	-	99
Common stock issued for accrued interest payments on debt	-	-	-	-	-	-	392,912	-	19	-	-	19	-	19
Common stock issued, settlement of debt	-	-	-	-	-	-	200,000	-	5	-	-	5	-	5
Common stock issued, extension of debt	-	-	-	-	-	-	780,000	-	50	-	-	50	-	50
Common stock issued for debt conversion	-	-	-	-	-	-	35,936,326	36	489	-	-	525	-	525
Common stock issued concurrent with convertible debt	-	-	-	-	-	-	500,000	-	12	-	-	12	-	12
Convertible Series B Preferred stock and common stock issued for debt settlement	-	-	407,477	-	-	-	13,582,554	14	672	-	-	686	-	686
Common stock issued for conversion of Convertible Series A Preferred stock	(25,000)	-	-	-	-	-	86,667	-	-	-	-	-	-	-
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	-	-	872	-	-	872	-	872
Convertible Series A Preferred stock and warrants issued for AP settlement	25,000	-	-	-	-	-	-	-	25	-	-	25	-	25
Super Voting Preferred Stock Series F	-	-	-	-	100	-	-	-	-	-	-	-	-	-
Dividends declared	-	-	-	-	-	-	-	-	(19)	-	-	(19)	-	(19)
Net Ioss	-	-	-	-	-	-	-	-	-	(3,377)	-	(3,377)	(47)	(3,424)
BALANCE, July 31, 2020	225,000	-	407,477	-	100	-	101,323,590	$101	$86,364	$(88,697)	$1	$(2,231)	$(382)	$(2,613)

See accompanying notes to consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years ended July 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,424)	$(4,648)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	613	669
Stock compensation and warrant expense	1,127	1,044
Bad debt expense (recovery)	(5)	6
Loss on AP settled with stock	-	5
Interest expense from stock issued for debt extension	-	24
Amortization of ROU asset - operating	140	-
Amortization of debt discount	1,228	1,466
Loss (Gain) on derivative liabilities	(263)	74
Gain settlement of debt	(134)	-
Changes in operating assets and liabilities:
Accounts receivable	60	(40)
Prepaid expenses and other current assets	(23)	18
Right of use operating lease liability	(140)	-
Accounts payable	235	171
Accrued expenses	646	661
Deferred income	(6)	23
Net cash provided by (used in) operating activities	54	(527)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(85)	(52)
Cash paid for escrow deposit related to acquisition	(127)	(83)
Net cash used in investing activities	(212)	(135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock and warrants	99	473
Borrowings from convertible debt, net of original issuance cost and discounts	435	1,044
Borrowings from related party note, net	70	25
Borrowings from third party promissory notes, net	556	100
Principal payments on convertible notes, net	(140)	(651)
Principal payments on related party notes, net	(443)	(153)
Principal payments on third party promissory notes, net	-	(125)
Principal payment on equipment financing	(65)	(33)
Payment of debt financing cost	(75)	-
Net cash provided by financing activities	437	680

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	279	18
CASH AND CASH EQUIVALENTS, beginning of period	406	388
CASH AND CASH EQUIVALENTS, end of period	$685	$406

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$547	$541
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt discount from warrants issued with debt	$-	$31
Debt discount from common stock issued with debt	$12	$43
Debt discount from derivative liabilities	$814	$1,044
Debt from assignment of accrued interest	$113	$-
Capitalization of ROU assets and liabilities - operating	$316	$-
Preferred Stock Series A and warrants issued for AP settlement	$25	$-
Preferred Stock Series B issued for debt conversion and settlement	$408	$-
Common Stock issued for debt conversion	$525	$316
Common Stock issued for interest payment	$18	$60
Common Stock issued for debt extension	$50	$29
Deemed dividend on Series A Convertible preferred stock	$-	$29
Dividend declared	$19	$-
Derivative liability resolved to APIC due to debt conversion	$872	$823
Capitalized expense related to debt financing cost	$13
Equipment Financing on purchased assets	$-	$104
Stock issued for investment in Itellum	$-	$85
Note payable issued for investment in Itellum	$-	$18

See accompanying notes to consolidated financial statements

DIGERATI TECHNOLOGIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business. Digerati Technologies, Inc. (“we”, “our”, “Company” or “Digerati”) was incorporated in the state of Nevada on May 24, 2004. Digerati is a diversified holding company that has no independent operations apart from its subsidiaries. Through our operating subsidiaries in Texas and Florida, T3 Communications, Inc., and Shift8 Networks, Inc., dba, T3 Communications, we provide cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, mobile broadband, and cloud WAN (SD WAN) solutions. Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services all delivered Only in the Cloud™.

Principles of Consolidation. The consolidated financial statements include the accounts of Digerati, and its subsidiaries, which are majority owned by Digerati In accordance with ASC 810-10-05. All significant inter-company transactions and balances have been eliminated.

Cost Method Investment. The Company holds a minority interest in Itellum. The Company has no influence over the operating and financial policies of Itellum. The Company has no controlling interest, is not the primary beneficiary and does not have the ability to exert significant influence. As a result, we accounted for this investment using the cost method of accounting.

Prepaid Acquisition costs & debt financing costs. The Company entered into a definitive agreement to acquire a service provider in South Florida of UCaaS and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market. In addition, the Company entered into a Letter of Intent (LOI) for an acquisition. The Company expects closing on the two acquisitions during the quarter ending October 31, 2020. During the year ending July 31, 2020, the Company advanced $127,000 towards acquisition costs and $75,000 as financing costs. In addition, the Company capitalized $13,000 legal costs incurred during the year as financing costs. As of July 31, 2020, these advances are reflected as prepaids in the Company’s balance sheet. As of the date of this filing, the Company has advanced $240,000 as part of multiple extension fees, upon closing, these amounts will be applied to the purchase price. In addition, the Company advanced $325,000 towards the financing costs.

Gain on settlement of debt. During the year ended July 31, 2020 the Company recognized as other income $100,000 for a settlement with one of our vendors.

Reclassifications. Certain amounts in the consolidated financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Beneficial conversion features. The Company evaluates the conversion feature for whether it was beneficial as described in ASC 470-30. The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Related parties. The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Concentration of Credit Risk. Financial instruments that potentially subject Digerati to concentration of credit risk consist primarily of trade receivables. In the normal course of business, Digerati provides credit terms to its customers. Accordingly, Digerati performs ongoing credit evaluations of its customers and maintains allowances for possible losses, which, when realized, have been within the range of management’s expectations. Digerati maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. Digerati has not experienced any losses in such accounts and Digerati does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018 are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019 as a result of applying Topic 606.

Sources of revenue:

Cloud-based hosted Services. The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud-based hosted revenues

Summary of disaggregated revenue is as follows (in thousands):

	For the Years ended July 31,
	2020	2019
Cloud software and service revenue	$6,212	$5,847
Product revenue	67	193
Total operating revenues	$6,279	$6,040

Contract Assets

Contract assets are recorded for those parts of the contract consideration not yet invoiced but for which the performance obligations are completed. The revenue is recognized when the customer receives services or equipment for a reduced consideration at the onset of an arrangement; for example, when the initial month’s services or equipment are discounted. Contract assets are included in prepaid and other current assets in the consolidated balance sheets, depending on if their reduction is recognized during the succeeding 12-month period or beyond. Contract assets as of July 31, 2020 and July 31, 2019, were $5,980 and $22,967, respectively.

Deferred Income

Deferred income represents billings or payment received in advance of revenue recognition and is recognized upon transfer of control. Balances consist primarily of annual plan subscription services, for services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding 12-month period are recorded as current deferred revenues in the consolidated balance sheets, with the remainder recorded as other noncurrent liabilities in the consolidated balance sheets. Deferred income as of July 31, 2020 and July 31, 2019, were $148,000 and $153,000, respectively.

Customer deposits.

The Company in some instances requires customers to make deposits for equipment, installation charges and training. As equipment is installed and training takes places the deposits are then applied to revenue. As of July 31, 2020, and 2019, Digerati’s customer deposits balance was $131,000 and $132,000, respectively.

Costs to Obtain a Customer Contract

Sales commissions are paid upon collections of related revenue and are expensed during the same period. Sales commissions for the year ended July 31, 2020 and the year ended July 31, 2019, were $38,976 and $52,613, respectively.

Direct Costs - Cloud-based hosted Services

We incur bandwidth and colocation charges in connection with our UCaaS or cloud communication services. The bandwidth charges are incurred as part of the connectivity between our customers to allow them access to our various services. We also incur costs from underlying providers for fiber, Internet broadband, and telecommunication circuits in connection with our data and connectivity solutions.

Cash and cash equivalents. The Company considers all bank deposits and highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Allowance for Doubtful Accounts.

Bad debt expense is recognized based on management’s estimate of likely losses each year based on past experience and an estimate of current year uncollectible amounts. As of July 31, 2020, and 2019, Digerati’s allowance for doubtful accounts balance was $124,000 and $115,000, respectively.

Property and equipment. Property and equipment are recorded at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are one (1) to seven (7) years.

Goodwill, Intangible Assets, and Long-Lived Assets

Goodwill is carried at cost and is not amortized. The Company tests goodwill for impairment on an annual basis at the end of each fiscal year, relying on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and marketplace data. Company management uses its judgment in assessing whether goodwill has become impaired between annual impairment tests according to specifications set forth in ASC 350. The Company completed an evaluation of goodwill at July 31, 2020 and determined that there was no impairment.

The fair value of the Company’s reporting unit is dependent upon the Company’s estimate of future cash flows and other factors. The Company’s estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows. Estimated future cash flows are adjusted by an appropriate discount rate derived from the Company’s market capitalization plus a suitable control premium at date of the evaluation.

The financial and credit market volatility directly impacts the Company’s fair value measurement through the Company’s weighted average cost of capital that the Company uses to determine its discount rate and through the Company’s stock price that the Company uses to determine its market capitalization. Therefore, changes in the stock price may also affect the amount of impairment recorded.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company reviews its long-lived assets, including property and equipment, identifiable intangibles, and goodwill annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets.

Impairment of Long-Lived Assets. Digerati reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the value of an asset may no longer be appropriate. Digerati assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Business combinations. Each investment in a business is being measured and determined whether the investment should be accounted for as a cost-basis investment, an equity investment, a business combination, or a common control transaction. An investment in which the Company do not have a controlling interest and which the Company is not the primary beneficiary but where the Company has the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, the Company records the assets acquired and liabilities assumed at the management’s estimate of their fair values on the date of the business combination. The assessment of the estimated fair value of each of these can have a material effect on the reported results as intangible assets are amortized over various lives. Furthermore, according to ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

Derivative financial instruments. Digerati does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. However, Digerati analyzes its convertible instruments and free-standing instruments such as warrants for derivative liability accounting.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, any changes in fair value is recorded as non-operating, non-cash income or expense for each reporting period. For option-based derivative financial instruments, warrants and notes payable conversion options Digerati uses the Black-Scholes option-pricing model to value the derivative instruments.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is probable within the next 12 months from the balance sheet date.

Notes payable conversion options are recorded as debt discounts and are amortized as interest expense over the term of the related debt instrument.

Treasury Shares. As a result of entering into various convertible debt instruments, warrants with fixed exercise price, and convertible notes with fixed conversion price or with a conversion price floor, we reserved 9,000,000 treasury shares for consideration for future conversions and exercise of warrants. The Company will evaluate the reserved treasury shares on a quarterly basis, and if necessary, reserve additional treasury shares. As of July 31, 2020, we believe that the treasury share reserved are sufficient for any future conversions of these instruments. As a result, these debt instruments and warrants are excluded from derivative consideration.

Fair Value of Financial Instruments. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy is used which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy based on the three levels of inputs that may be used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the short maturity of these instruments. The carrying value of our long-term debt approximates its fair value based on the quoted market prices for the same or similar issues or the current rates offered to us for debt of the same remaining maturities.

Our derivative liabilities as of July 31, 2020 and 2019 of $606,000 and $927,000, respectively.

The following table provides the fair value of the derivative financial instruments measured at fair value using significant unobservable inputs:

		Fair value measurements at reporting date using:
		Quoted prices in active markets for identical liabilities	Significant other Observable inputs	Significant Unobservable inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Convertible promissory notes derivative liability at July 31, 2019	$927,171	-	-	$927,171
Convertible promissory notes derivative liability at July 31, 2020	$606,123	-	-	$606,123

The fair market value of all derivatives during the year ended July 31, 2020 was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	83.28% - 268.02%
Risk-free interest rate	0.09% -2.67%
Expected term	0.01 - 1.00 years

Level 3 inputs.

The following table provides a summary of the changes in fair value of the derivative financial instruments measured at fair value on a recurring basis using significant unobservable inputs:

Balance at July 31, 2018	$632,268
Derivative from new convertible promissory notes recorded as debt discount	1,043,834
Derivative liability resolved to additional paid in capital due to debt conversion	(822,922)
Derivative loss	73,991
Balance at July 31, 2019	$927,171
Derivative from new convertible promissory notes recorded as debt discount	814,180
Derivative liability resolved to additional paid in capital due to debt conversion	(872,914)
Derivative loss	(262,314)
Balance at July 31, 2020	$606,123

Income taxes. Digerati recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Digerati provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Since January 1, 2007, Digerati accounts for uncertain tax positions in accordance with the authoritative guidance issued by the Financial Accounting Standards Board on income taxes which addresses how an entity should recognize, measure and present in the financial statements uncertain tax positions that have been taken or are expected to be taken in a tax return. Pursuant to this guidance, Digerati recognizes a tax benefit only if it is “more likely than not” that a particular tax position will be sustained upon examination or audit. To the extent the “more likely than not” standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50% likely of being realized upon settlement. As of July 31, 2020, we have no liability for unrecognized tax benefits.

Stock-based compensation. In June 2018 FASB adopted the Accounting Standards Update No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting. This update simplifies the accounting for non-employee share-based payment transactions by expanding the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from non-employees. The guidance is effective for annual periods beginning after December 15, 2018, and interim periods within that reporting period. The Company adopted the updated standard as of May 1, 2018, adopting this guidance did not have a material effect on its consolidated financial statements. During FY 2020 and 2019, the Company issued 21,811,100 common shares and 1,827,927 common shares, respectively to various employees as part of our profit sharing-plan contribution and stock in lieu of cash. At the time of issuance during FY 2020 and 2019 we recognized stock-based compensation expense of approximately $1,127,000 and $1,044,000, respectively equivalent to the market value of the shares issued calculated based on the share’s closing price at the grant dates.

Basic and diluted net income (loss) per share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended July 31, 2020 and 2019, potential dilutive securities including options and warrants were not included in the calculation of diluted net (loss) per common share. Potential dilutive securities, which are not included in dilutive weighted average shares are as follows:

	7/31/2020	7/31/2019
Options to purchase common stock	5,000,000	4,940,000
Warrants to purchase common stock	2,240,000	2,700,000
Convertible debt	37,304,080	13,113,643
Total:	44,544,080	20,753,643

 Noncontrolling interest. The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which governs the accounting for and reporting of non-controlling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance.

The net income (loss) attributed to the NCI is separately designated in the accompanying consolidated statements of operations and other comprehensive income (loss). For the year ended July 31, 2020 and 2019, the Company recognized a noncontrolling deficits of $47,000 and $128,000, respectively.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The amendments under this pronouncement will change the way all leases with a duration of one year or more are treated. Under this guidance, lessees will be required to capitalize virtually all leases on the balance sheet as a right-of-use asset and an associated financing lease liability or Operating lease liability. The right-of-use asset represents the lessee’s right to use, or control the use of, a specified asset for the specified lease term. The lease liability represents the lessee’s obligation to make lease payments arising from the lease, measured on a discounted basis. Based on certain characteristics, leases are classified as financing leases or operating leases. Financing lease liabilities, those that contain provisions similar to capitalized leases, are amortized like capital leases are under current accounting, as amortization expense and interest expense in the statement of operations. Operating lease liabilities are amortized on a straight-line basis over the life of the lease as lease expense in the statement of operations. This update is effective for annual reporting periods, and interim periods within those reporting periods, beginning after December 15, 2018. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842), Targeted Improvements, which provided additional implementation guidance on the previously issued ASU. The Company adopted the new guidance on August 1, 2019, using modified retrospective transition approach and recorded $316,411 as right-of-use assets and operating lease liabilities on day 1.

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 47020) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company is currently evaluating the potential on its financial statements.

NOTE 2 – GOING CONCERN

Financial Condition

Digerati’s consolidated financial statements for the year ending July 31, 2020 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Digerati has incurred net losses and accumulated a deficit of approximately $88,697,000 and a working capital deficit of approximately $5,316,000 which raises substantial doubt about Digerati’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that current available resources will not be sufficient to fund the Company’s operations over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, among other things, raising additional capital or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such additional funding from various possible sources, including the public equity market, private financings, sales of assets, collaborative arrangements, and debt. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to delay or reduce the scope of its operations, and the Company may not be able to pay off its obligations, if and when they come due.

The Company will continue to work with various funding sources to secure additional debt and equity financings. However, Digerati cannot offer any assurance that it will be successful in executing the aforementioned plans to continue as a going concern.

Digerati’s consolidated financial statements as of July 31, 2020 do not include any adjustments that might result from the inability to implement or execute Digerati’s plans to improve our ability to continue as a going concern.

NOTE 3 – INTANGIBLE ASSETS

During FY 2008, Digerati made a loan of $150,000 to NetSapiens Inc. The note receivable had a maturity date of June 26, 2008 with interest at 8% per year. The note was secured by NetSapiens’ proprietary Starter Platform License and SNAPsolution modules. On June 26, 2008 Digerati converted the outstanding interest and principal balance into a lifetime and perpetual NetSapiens’ License. The License provides Digerati with the ability to offer Hosted PBX (Private Branch eXchange), IP Centrex application, prepaid calling, call center, conferencing, messaging and other innovative telephony functionality necessary to offer standard and/or custom services to enterprise markets. The NetSapiens’ License, in the amount of $150,000, is being amortized equally over a period of 10 years. For the years ended July 31, 2020 and 2019, amortization totaled approximately $0 and $0, respectively. As of July 31, 2020, the NetSapiens’ License is fully amortized.

On December 1, 2017, Shift8 and Synergy Telecom, Inc., a Delaware corporation (“Synergy”), closed a transaction to acquire all the assets, assumed all customers, and critical vendor arrangements from Synergy. The total purchase price was $425,000, the acquisition was accounted for under the purchase method of accounting, with Digerati identified as the acquirer. Under the purchase method of accounting, the aggregate amount of consideration assumed by Digerati was allocated to customer contracts acquired, software licenses, and goodwill based on their fair values as of December 1, 2017.

The following information summarizes the allocation of the fair values assigned to the assets. The allocation of fair values is based on an extensive analysis and is subject to changes in the future during the measurement period.

	Synergy	Useful life (years)
Customer relationship	$40,000	5
License - software	105,000	3
Goodwill	280,000	-
Total Purchase price	$425,000

For the years ended July 31, 2020 and 2019, amortization expense for the acquired intangible was $25,504 and $60,500, respectively.

On May 2, 2018, the Company closed on the Merger Agreement with T3 Communications, Inc. to increase its customer base and obtain higher efficiency of its existing infrastructure.

The total purchase price was $3,211,945 paid in cash at closing. The acquisition was accounted for under the purchase method of accounting, with the Company identified as the acquirer. Under the purchase method of accounting, the aggregate amount of consideration assumed by the Company was allocated to cash, customer contracts acquired, current assets, property plant and equipment and assumed payables based on their estimated fair values as of May 2, 2018.

The following information summarizes the allocation of the purchase price assigned to intangible assets. The allocation of fair values is based on an extensive analysis and is subject to changes in the future during the measurement period.

	T3	Useful life (years)
Customer relationships	$1,480,000	7
Marketing & Non-compete	800,000	5
Goodwill	530,353	-
Total	$2,810,353

For the years ended July 31, 2020 and 2019, amortization expense for the acquired assets totaled approximately $371,000 and $371,000, respectively.

Intangible assets at July 31, 2020 and 2019 are summarized in the tables below:

July 31, 2020	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
NetSapiens - license, 10 years	$150,000	$(150,000)	$-
Customer relationships, 5 years	40,000	(20,672)	19,328
Customer relationships, 7 years	1,480,000	(487,505)	992,495
Marketing & Non-compete, 5 years	800,000	(360,000)	440,000
Total Define-lived Assets	2,470,000	(1,018,177)	1,451,823
Goodwill, Indefinite	810,353	-	810,353
Balance, July 31, 2020	$3,280,353	$(1,018,177)	$2,262,176

July 31, 2019	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
NetSapiens - license, 10 years	$150,000	$(150,000)	$-
Customer relationships, 5 years	40,000	(12,672)	27,328
Customer relationships, 7 years	1,480,000	(276,077)	1,203,923
Marketing & Non-compete, 5 years	800,000	(200,000)	600,000
Total Define-lived Assets	2,470,000	(638,749)	1,831,251
Goodwill, Indefinite	810,353	-	810,353
Balance, July 31, 2019	$3,280,353	$(638,749)	$2,641,604

Total amortization expense for the periods ended July 31, 2020 and 2019 was approximately $379,000 and $379,000, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Following is a summary of Digerati’s property and equipment at July 31, 2020 and 2019 (in thousands):

	Useful lives	2020	2019
Telecom equipment & software	1-5 years	$1,064	$978
Less: accumulated depreciation		(633)	(399)
Net–property and equipment		$431	$579

The Company uses straight-line depreciation, for the years ended July 31, 2020 and 2019, depreciation totaled approximately $234,000 and $289,000, respectively.

NOTE 5 – INCOME TAXES

Digerati files a consolidated tax return. The current tax year is subject to examination by the Internal Revenue Service and certain state taxing authorities. As of July 31, 2020, Digerati had net operating loss carryforwards of approximately $8,157,234 to reduce future federal income tax liabilities; the loss carryforwards will start to expire in 2020. Under the recently enacted Tax Cuts and Jobs Act (TCJA), the new effective Corporate flat tax rate is 21% (effective for tax years beginning after December 31, 2017). Income tax benefit (provision) for the years ended July 31, 2020 and 2019 are as follows:

The effective tax rate for Digerati is reconciled to statutory rates as follows:

	2020	2019
Expected Federal benefit (provision), at statutory rate	21.0%	21.0%
Change in valuation allowance	(21.0)%	(21.0)%
	0.0%	0.0%

Deferred tax assets are comprised of the following as of July 31, 2020 and 2019:

	2020	2019
Net operating loss carryover	$1,713,019	$1,805,310
Valuation allowance	(1,713,019)	(1,805,310)
Total deferred tax asset, net	$-	$-

At July 31, 2020, realization of Digerati’s deferred tax assets was not considered likely to be realized. The change in the valuation allowance for 2020 was resulted in a decrease of approximately $92,291. Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in Digerati’s combined financial statements. The current year remains open to examination by the major taxing jurisdictions in which Digerati is subject to tax. The Company files a calendar year return, and the net operating loss was adjusted for the fiscal year ended July 31, 2020.

During the year ended July 31, 2020 the Company issued 77,583,184 common shares, and under our initial assessment this will likely result in a change of control and the net operation loss (NOL’s) became subject to the separate return limitation year. We will evaluate during the tax year and consider the limitations.

We record unrecognized tax benefits as liabilities in accordance with ASC 740 and adjust these liabilities when our judgment changes as a result of the evaluate on new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.

NOTE 6 – STOCK-BASED COMPENSATION

In November 2015, Digerati adopted the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”). The Plan authorizes the grant of up to 7.5 million stock options, restricted common shares, non-restricted common shares and other awards to employees, directors, and certain other persons. The Plan is intended to permit Digerati to retain and attract qualified individuals who will contribute to the overall success of Digerati. Digerati’s Board of Directors determines the terms of any grants under the Plan. Exercise prices of all stock options and other awards vary based on the market price of the shares of common stock as of the date of grant. The stock options, restricted common stock, non-restricted common stock and other awards vest based on the terms of the individual grant.

During the year ended July 31, 2019, we issued:

●	635,156 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of approximately $114,000 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	100,000 options to purchase common shares to a member of the Board of Directors with an exercise price of $0.18 per share and a term of 5 years. The options vest equally over a period of one year. At the time of issuance the options had a fair market value of $11,406.

●	1,725,000 options to purchase common shares to members of the Management team with an exercise price of $0.19 per share and a term of 5 years. The options vest equally over a period of one year. At the time of issuance the options had a fair market value of $217,263.

●	250,000 options to purchase common shares to an employee with an exercise price of $0.25 per share and a term of 5 years. The options vest equally over a period of two years. At the time of issuance, the options had a fair market value of $39,175.

●	1,192,770 common shares to members of the Management team for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $198,000 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	1,350,000 shares of common stock to the Executive Officers, with a market value at time of issuance of $256,500, the Stock Grant will vest upon the earlier of the Company achieving $15 million in annualized revenue or listing on a primary stock exchange (e.g. NASDAQ or NYSE American) and will be subject to adjustment for any forward or reverse split of the Company’s stock. The Company recognized approximately $85,500 in stock-based compensation expense related to this issuance during the year ended July 31, 2019. Unamortized compensation cost totaled $171,000 at July 31, 2019.

During the year ended July 31, 2019 we issued the following to non-employee professionals:

●	In November 2018, the Company issued an aggregate of 200,000 shares of common stock with a market value at time of issuance of $69,600. The shares were issued for consulting services.

●	In February 2019, the Company issued an aggregate of 325,000 shares of common stock with a market value at time of issuance of $78,000. The shares were issued for consulting services.

●	In February 2019, the Company issued an aggregate of 400,000 shares of common stock with a market value at time of issuance of $100,000. The shares were issued for consulting services.

The fair market value of all options issued was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	178.79% - 260.07%
Risk-free interest rate	1.84% - 2.73%
Expected term	1.0 - 2.0 years

During the year ended July 31, 2020, we issued:

●	On August 26, 2019, the Company issued 60,000 options to purchase common shares to an employee with an exercise price of $0.12 per share and a term of 5 years. The options vest equally over a period of three years. At the time of issuance, the options had a fair market value of $7,158.

●	October 31, 2019, the Company issued 3,952,095 common shares to the Executive Officers for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $276,646 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	On October 31, 2019, the Company issued 1,337,325 shares of common stock to the Executive Officers, with a market value at time of issuance of $93,612 the stock was issued as payment for $26,612 of outstanding compensation expense and released of accrued liability of $67,000.

●	On January 2, 2020, the Company issued 5,012,658 common shares to the Executive Officers for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $198,000 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	On February 24, 2020, the Company issued 11,509,022 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of approximately $233,633 equivalent to the value of the shares calculated based on the share’s closing price at the grant date.

During the year ended July 31, 2020 we issued the following to non-employee professionals:

●	In December 2019, the Company issued 400,000 shares of common stock with a market value at time of issuance of $15,240. The shares were issued for consulting services.

The fair market value of all options issued was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	317.52%
Risk-free interest rate	1.47%
Expected term	3.0 year

Digerati recognized approximately $1,112,000 and $733,000 in stock-based compensation expense to employees during the years ended July 31, 2020 and 2019, respectively. Unamortized compensation cost totaled $63,203 and $433,608 at July 31, 2020 and July 31, 2019, respectively.

A summary of the stock options as of July 31, 2020 and July 31, 2019 and the changes during the years ended July 31, 2020 and July 31,2019:

	Options	Weighted-average exercise price	Weighted-average remaining contractual term (years)
Outstanding at July 31, 2018	3,415,000	$0.33	4.58
Granted	2,075,000	$0.20	4.58
Exercised	-	-	-
Forfeited and cancelled	(550,000)	$0.36	3.39
Outstanding at July 31, 2019	4,940,000	$0.27	3.65
Granted	60,000	$0.12	4.07
Exercised	-	-	-
Forfeited and cancelled	-	-	-
Outstanding at July 31, 2020	5,000,000	$0.27	2.66
Exercisable at July 31, 2020	4,717,699	$0.26	2.62

The aggregate intrinsic value (the difference between the Company’s closing stock price on the last trading day of the period and the exercise price, multiplied by the number of in-the-money options) of the 5,000,000 and 4,940,000 stock options outstanding at July 31, 2020 and July 31, 2019 was $0 and $0, respectively.

The aggregate intrinsic value of 4,717,699 and 3,452,405 stock options exercisable at July 31, 2020 and July 31, 2019 was $0 and $0, respectively.

NOTE 7 – WARRANTS

During the year ended July 31, 2019, the Company issued the following warrants:

In August 2018, Digerati secured $40,000 from an accredited investor under a private placement and issued 80,000 shares of its common stock at a price of $0.50 per share and warrants to purchase an additional 15,000 shares of its common stock at an exercise price of $0.50 per share. We determined that the warrants issued in connection with the private placement were equity instruments and did not represent derivative instruments. The Company adopted a sequencing policy and determined that the warrants with fixed exercise price were excluded from derivative consideration.

In October 2018, Digerati issued 200,000 warrants under an extension of payments to existing promissory notes, with a combined current principal balance of $75,000, the warrants vested at time of issuance. The warrants have a term of 3 years, with an exercise price of $0.10. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $31,000 and was recognized as a discount on the promissory note, the company amortized the fair market value as interest expense over 3 months.

In January 2019, Digerati cancelled 260,000 warrants with an exercise price of $0.15. Additionally, the Company issued 260,000 common shares to replace these warrants, in conjunction with two promissory notes with a principal balance of $50,000, in addition at the time of issuance we recognized a discount of $36,000 for the common stock issued in replacement of warrants.

In February 2019, the Company received $1,500 for the exercise of 15,000 warrants, with an exercise price of $0.10 per warrant.

In March 2019, the Company received $6,000 for the exercise of 60,000 warrants, with an exercise price of $0.10 per warrant.

In April 2019, the Company secured $50,000 from accredited investors under a private placement and issued 50,000 shares of Series A Convertible Preferred Stock at a conversion price of $0.30 per share and warrants to purchase an additional 100,000 shares of its common stock at an exercise price of $0.20 per share. We determined that the warrants issued in connection with the private placement were equity instruments and did not represent derivative instruments. The Company adopted a sequencing policy and determined that the warrants with fixed exercise price were excluded from derivative consideration.

In May 2019, the Company secured $175,000 from accredited investors under a private placement and issued 175,000 shares of Series A Convertible Preferred Stock at a conversion price of $0.30 per share and warrants to purchase an additional 350,000 shares of its common stock at an exercise price of $0.20 per share. We determined that the warrants issued in connection with the private placement were equity instruments and did not represent derivative instruments. The Company adopted a sequencing policy and determined that the warrants with fixed exercise price were excluded from derivative consideration.

The fair market value of all warrants issued was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	153.99% - 330.94%
Risk-free interest rate	2.00% -2.93%
Expected term	3.0 years

During the year ended July 31, 2020, we issued the following warrants.

In March 2020, the Company received $25,000 in professional services and issued 25,000 shares of Series A Convertible Preferred Stock at an conversion price of $0.30 per share and warrants to purchase an additional 50,000 shares of its common stock at an exercise price of $0.20 per share. We determined that the warrants issued in connection with the services received were equity instruments and did not represent derivative instruments. The Company adopted a sequencing policy and determined that the warrants with fixed exercise price were excluded from derivative consideration.

A summary of the warrants as of July 31, 2020 and 2019 and the changes during the years ended July 31, 2020 and 2019 are presented below:

	Warrants	Weighted-average exercise price	Weighted-average remaining contractual term (years)
Outstanding at July 31, 2018	2,370,000	$0.28	2.90
Granted	665,000	$0.18	2.61
Exercised	(75,000)	$0.10	2.15
Forfeited and cancelled	(260,000)	$0.15	3.75
Outstanding at July 31, 2019	2,700,000	$0.32	2.19
Granted	50,000	$0.20	2.25
Exercised	-	-	-
Expired	(510,000)	$0.29	-
Outstanding at July 31, 2020	2,240,000	$0.33	1.61
Exercisable at July 31, 2020	1,940,000	$0.22	1.49

The aggregate intrinsic value (the difference between the Company’s closing stock price on the last trading day of the period and the exercise price, multiplied by the number of in-the-money warrants) of the 2,240,000 and 2,700,000 warrants outstanding at July 31, 2020 and July 31, 2019 was $6,160 and $63,602, respectively.

The aggregate intrinsic value of 1,940,000 and 2,400,000 warrants exercisable at July 31, 2020 and July 31, 2019 was $6,160 and $63,602, respectively.

Warrant expense for the years ended July 31, 2020 and 2019 was $0 and $64,000, respectively. Unamortized warrant expense totaled $0 and $0 respectively as of July 31, 2020 and July 31, 2019.

In January 2020, 300,000 warrants expired with an exercise price pf $0.136. These warrants were issued in January 2015.

In July 2020, 210,000 warrants expired with an exercise price pf $0.50. These warrants were issued in July 2017.

In December 2017, the Company issued 100,000 warrants to a consultant for services, the warrants vested at time of issuance. The warrants have a term of 5 years, with an exercise price of $0.50. Under a Black-Scholes valuation the fair market value of the warrants at time of issuance was approximately $49,000, the Company amortized the fair market value as warrant expense over 12 months. Additionally, the Company committed to issue 100,000 warrants if the Company’s stock price traded at $0.75 per share for 10 consecutive days, to issue 100,000 warrants if the Company’s stock price traded at $1.00 per share for 10 consecutive days, and to issue 100,000 warrants if the Company’s stock price traded at $1.25 per share for 10 consecutive days. Under a Black-Scholes valuation the fair market value of the warrants at time of issuance was approximately $143,000, and the Company amortized the expense during FY2018. The 300,000 commitment warrants have not vested and have not been issued since the requirements were not achieved during the year ended July 31, 2020.

NOTE 8 – NON-STANDARDIZED PROFIT-SHARING PLAN

We currently provide a Non-Standardized Profit-Sharing Plan, adopted September 15, 2006. Under the plan our employees qualify to participate in the plan after one year of employment. Contributions under the plan are based on 25% of the annual base salary of each eligible employee up to $54,000 per year. Contributions under the plan are fully vested upon funding.

During the years ended July 31, 2020 and July 31, 2019, the Company issued 11,509,022 and 635,156 respectively, common shares to various employees as part of the Company’s profit-sharing plan contribution. The Company recognized stock-based compensation expense for July 31, 2020 and July 31, 2019 of $233,633 and $114,000, respectively, equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

NOTE 9 – SIGNIFICANT CUSTOMERS

During the years ended July 31, 2020 and 2019, the Company did not derive a significant amount of revenue from one single customer.

As of the year ended July 31, 2020, the company derived 12% of total accounts receivable from one customer. During the year ended July 31, 2019, the company did not derive a significant balance on accounts receivable from one single customer.

NOTE 10 – NOTES PAYABLE NON-CONVERTIBLE

On April 30, 2018, T3 Communications, Inc., a Nevada corporation (“T3”), our majority owned subsidiary, entered into a secured promissory note for $650,000 with an effective annual interest rate of 0% and a maturity date of May 14, 2018, provided, however, the Maturity Date will automatically be extended by one (1) additional period of thirty (30) days, until June 14, 2018. In addition, T3 entered into a Security Agreement, whereby T3 agreed to pledge one third of the outstanding shares of its Florida operations, T3 Communications, Inc., the secured interest will continue until the principal balance is paid in full. Furthermore, a late fee of $3,000 per calendar week was accessed beginning on May 15, 2018 and will continue until the principal balance is paid in full. On May 6, 2020, the Company received an additional $50,000 from the lender and increased the principal of the promissory note to $700,000. On October 14, 2020, the lender agreed to extend the maturity date until October 31, 2020, we are currently paying a $3,250 per week late fee. As of July 31, 2020, and July 31, 2019, the outstanding principal balance were $700,000 and $650,000, respectively

On April 30, 2018, T3 entered into a credit facility under a secured promissory note of $500,000, interest payment for the first twenty-three months with a balloon payment on the twenty-fourth month and a maturity date of April 30, 2020. Collateralized by T3’s accounts receivables and with an effective annual interest rate of prime plus 5.25%, adjusted quarterly on the first day of each calendar quarter. However, the rate will never be less than 9.50% per annum. In the event of default, the interest rate will be the maximum non-usurious rate of interest per annum permitted by whichever of applicable United States federal law or Louisiana law permits the higher interest rate. T3 agreed to pay the lender a commitment fee of 1.00% upon payment of the first interest payment under the credit facility and 1.00% on the first anniversary of the credit facility. In addition, T3 agreed to pay a monitoring fee of 0.33% of the credit facility, payable in arrears monthly. T3 also agreed to pay an over-advance fee of 3.00% of the amount advanced in excess of the borrowing base or maximum amount of the credit facility, payable in arrears monthly. As of July 31, 2020, the Lender agreed to waive the following financial covenants: 1) A consolidated debt service coverage ratio, as of the last day of each fiscal quarter, of at least 1.25 to 1.00, 2) A fixed charge coverage ratio, as of the last day of each fiscal quarter, of at least 1.25 to 1.00, and 3) A tangible net worth, at all times of at least $100,000. On April 10, 2020, the Company increased the credit facility to $600,000 and the lender agreed to extend the maturity date until April 10, 2022. In addition, the Company agreed to a revised effective annual interest rate of prime plus 5.75%, adjusted quarterly on the first day of each calendar quarter. However, the rate will never be less than 11.00% per annum. During the year ended July 31, 2020, the Company received an additional $100,000 from the lender. As of July 31, 2020, and July 31, 2019, the outstanding principal balance were $600,000 and $500,000, respectively.

On October 22, 2018, the Company issued a secured promissory note for $50,000, bearing interest at a rate of 8% per annum, with maturity date of December 31, 2018. In February 2020, the maturity date was extended to December 31, 2020. In conjunction with the extension, the Company issued 40,000 shares of common stock. At issuance, the fair market value of the shares was recorded as interest expense of $800. The promissory note is secured by a Pledge and Escrow Agreement, whereby the Company agreed to pledge rights to a collateral due under certain Agreement. The outstanding balance as of July 31, 2020 and July 31, 2019 was $50,000.

On June 14, 2019, the Company, entered into a Stock Purchase Agreement (the “Agreement”) to acquire a 12% minority interest in Itellum Comunicacions Costa Rica, S.R.L. In conjunction with this transaction, we entered into a non-recourse promissory note for $17,500 with an effective annual interest rate of 8% and an initial maturity date of September 14, 2019. On February 15, 2020, the maturity date was extended to July 31, 2020. In addition, the holder agreed to accept 200,000 shares of common stock as a principal payment on the note for $10,000, at the time of issuance the Company recognized $5,400 as a gain on settlement of debt. On August 1, 2020, the lender agreed to extend the maturity date to October 31, 2020. The outstanding balance as of July 31, 2020 and July 31, 2019, were $7,500 and $17,500, respectively.

On February 26, 2020, the Company entered into a secured promissory note for $30,000 with an effective annual interest rate of 12% and a maturity date of May 1, 2020. Subsequently, the note holder agreed to extend the maturity date until August 31, 2020. As of the date of this filing, the Company is working with the lender to extend the maturity date. The proceeds from this note were used to extend the closing date of the acquisition of Nexogy, the funds are for the benefit of owners of Nexogy, and the funds will be credited to the purchase price at Closing of the acquisition. The Company included the prepaid amounts in other current assets as of July 31, 2020. The promissory note is secured by the Company’s receivables. The outstanding balance as of July 31, 2020 and 2019, were $30,000 and $0, respectively.

On April 22, 2020, the Company, entered into two unsecured promissory notes (the “Notes”) for $62,500 and $86,000 made to the Company under the Paycheck Protection Program (the “PPP”). In addition, on May 4, 2020, the Company, entered into a third unsecured promissory note (the “Note”) for $213,100 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The loans to the Company was made through The Bank of San Antonio (the “Lender”).

The Notes provide for an interest rate of 1.00% per year and matures two years after the issuance date. Beginning on the seventh month following the date of the Notes, the Company is required to make 18 monthly payments of principal and interest in the amount of $8,316 and $11,933, respectively. The Notes may be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. The Notes contain events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Notes in whole or in part.

On July 2, 2020, the Company entered into an unsecured promissory note for $15,000 with an effective annual interest rate of 10% and a maturity date of October 31, 2020. As of July 31, 2020, and 2019, the principal balance outstanding, were $15,000 and $0, respectively.

NOTE 11 – RELATED PARTY TRANSACTIONS

On April 30, 2018, T3 entered into a convertible secured promissory note for $525,000 with an effective annual interest rate of 8% and a maturity date of April 30, 2020. With a principal payment of $100,000 due on June 1, 2018 and a principal payment of $280,823 due on April 30, 2020. Payment are based on a 60-month repayment schedule. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under the Note or the Pledge and Escrow Agreement; or (ii) mutual agreement between the Borrower and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, Premium, if applicable, and any other sums due and payable hereunder (such total amount, the “Conversion Amount”) into shares of Common Stock (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) a conversion price of $1.50 per share of Common Stock, which price shall be indicated in the conversion notice (the denominator) (the “Conversion Price”). The Holder shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered. The promissory note is secured by a Pledge and Escrow Agreement, whereby T3 agreed to pledge 51% of the securities owned in its Florida operations, T3 Communications, Inc., until the principal payment is paid in full. In conjunction with the promissory note, the Company issued 3-year warrants to purchase 75,000 shares of common stock at an exercise price of $0.50 per share. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was $19,267 and was recognized as a discount on the promissory note. The Company amortized as interest expense during the year ended July 31, 2020 and July 31, 2019, $7,297 and $6,395, respectively. The total unamortized discount as of July 31, 2020 and July 31, 2019 were $0 and $7,297, respectively. In addition, during the year ended July 31, 2020, the Company paid in full the total outstanding balance of $332,985. In May 2020, the Company executed a Settlement Agreement and Mutual release, whereby the lender released the Company of any pledged collateral and any other obligation under the promissory note. One of the note holders also serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

On May 1, 2018, T3 entered into a secured promissory note for $275,000 with an effective annual interest rate of 8.08% with an interest and principal payment of $6,000 per month and shall continue perpetuity until the entire principal amount is paid in full. The promissory note is guaranteed to the lender by 15% of the stock owned by T3 in its Florida operations, T3 Communications, Inc., the secured interest will continue until the principal balance is paid in full. In conjunction with the promissory note, the Company issued 3-year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $26,543 and was recognized as a discount on the promissory note. The company amortized as interest expense during the year ended July 31, 2020 and July 31, 2019, $10,386 and $7,738, respectively. The total unamortized discount as of July 31, 2020 and July 31, 2019 were $6,300 and $16,686, respectively. During the year ended July 31, 2020, the Company paid $57,098, of the principal balance. The total principal outstanding as of July 31, 2020 and July 31, 2019 were $152,634 and $209,732, respectively. The note holder also serves as Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

On February 27, 2020, the Company entered into an unsecured promissory note for $70,000 with an effective annual interest rate of 12% and a maturity date of May 1, 2020. Subsequently, the note holder agreed to extend the maturity date until August 31, 2020. In addition, the Company agreed to pay the lender in services provided by the Company, and any unpaid principal and accrued interest will be paid in cash. During the years ended July 31, 2020 and July 31, 2019, the Company provided VoIP Hosted and fiber services of $161,264 and $82,128, respectively. The proceeds from this note were used to extend the closing date of the Nexogy acquisition, the funds are an advance to the purchase price for the benefit of Nexogy owners, the funds will be credited to the purchase price at Closing of the Acquisition. The Company included the prepaid amounts in other current assets as of July 31, 2020. The total principal outstanding as of July 31, 2020 was $16,298. On August 3, 2020, the promissory note was paid in full. The note holder also serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

NOTE 12 – CONVERTIBLE NOTES PAYABLE

At July 31, 2020 and 2019, convertible notes payable consisted of the following:

	July 31,
CONVERTIBLE NOTES PAYABLE NON-DERIVATIVE	2020	2019
Two (2) Convertible Notes payable for $250,000 each issued in March 2018, bearing interest at a rate of 12% per annum and a maturity date of September 15, 2018, subsequently extended until December 14, 2018. In conjunction with the notes, the Company issued 300,000 warrants, the warrants vested at time of issuance. The warrants had a term of 3 years, with an exercise price of $0.10. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $126,538 and was recognized as a discount on the promissory notes. The company amortized $84,433 as a non-cash interest during the years ended July 31, 2019. The total unamortized discount as of July 31, 2019 was $0. The Conversion Price shall be the greater of: (i) the Variable Conversion Price or (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall be equal to the average closing price for Digerati’s Common Stock (the “Shares”) for the ten (10) Trading Day period immediately preceding the Conversion Date. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The “Fixed Conversion Price” shall mean $0.50. On December 27, 2018, the noteholders agreed to extend the maturity date on the notes until September 14, 2019. In addition, as part of the amendment, the Company agreed to modify the “Fixed Conversion Price” to $0.35. In November 2019, the Company issued 110,830 shares of common stock for payment of $7,500 in accrued interest. On October 7, 2019, the holders agreed to extend the maturity date until March 30, 2020. As part of the amendments, the Company agreed to issue 400,000 shares of common stock. Under a Black-Scholes valuation the relative fair market value of the shares of common at time of issuance was approximately $40,000 and was recognized as a discount on the promissory notes over the extended period. The Company amortized the total discount of $40,000 during the year ended July 31, 2020. The total unamortized discount as of July 31, 2020 and July 31, 2019 were $0 and $0, respectively. On April 30, 2020, the Company settled the total debt of $500,000 and accrued interest of $37,500 and issued 8,958,334 shares of common stock and 268,750 shares of Convertible Series B preferred stock for the settlement. At the time of issuance, the Company recognized a gain in settlement of debt $85,104.	$-	$500,000

Convertible promissory notes for $272,000 issued on June 19, 2018, bearing interest at a rate of 10% per annum, with an initial maturity date of April 10, 2019. In conjunction with the Notes, the Company issued 255,000 warrants under the promissory notes, the warrants vested at time of issuance. The warrants have a term of 3 years, with an exercise price of $0.10. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $118,400 and was recognized as a discount on the promissory notes. The Company amortized $109,552 as a non-cash interest during the year ended July 31, 2019. On March 29, 2019, the Company entered into a First Amendment to the Promissory Notes, under the amendments the note holders agreed to extend the maturity date until June 30, 2019. In addition, as part of the amendments, the Company agreed to issue 85,000 shares of common stock. The shares were recorded as debt discount of $17,425 and amortized over the remaining term of the notes. The Company amortized $17,425 as a non-cash interest during the years ended July 31, 2019. The holders may elect to convert up to 50% of the principal amount outstanding on the Notes into Common Stock of Digerati at any time after 90 days of funding the Notes. The Conversion Price shall be the greater of: (i) the Variable Conversion Price or (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall be equal to the average closing price for Digerati’s Common Stock (the “Shares”) for the ten (10) Trading Day period immediately preceding the Conversion Date. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The “Fixed Conversion Price” shall mean $0.50. On June 30, 2019, the Company entered into a Second Amendment to the Promissory Notes, under the amendments the note holders agreed to extend the maturity date until November 30, 2019. In addition, as part of the amendments, the Company agreed to issue 85,000 shares of common stock. The shares were recorded as debt discount of $14,450 and amortized over the remaining term of the notes. The Company amortized $11,560 and $2,890 as a non-cash interest during the year ended July 31, 2020 and July 31, 2019, respectively. The total unamortized discount as July 31, 2020 and July 31, 2019 for the issuance of the second amendment shares were $0 and $11,560, respectively. In addition, in November 2019, the Company issued 172,055 shares of common stock for payment of $6,882 in accrued interest On February 19, 2020, the Company issued 110,027 shares of common stock for payment of accrued interest and a fair market value of $4,401.

Also, in November 2019 and February 2020, the holders agreed to extend the maturity date of the notes until April 30, 2020. As part of the amendments, the Company agreed to issue 340,000 shares of common stock. The shares were recorded as debt discount of $10,090 and amortized during the note extension agreement. On April 30, 2020, the Company and the debtholder agreed to settle $240,000 of the debt and $37,454 of accrued interest, as a result the Company issued 4,624,220 shares of common stock and 138,727 shares of Convertible Series B Preferred Stock for the settlement. At the time of issuance, the Company recognized a gain in settlement of debt $43,930. The gain on settlement was generated from the difference between principal and accrued interest settled and fair value of the common stock on settlement date. In June 2020, one of the note holders for $32,000 agreed to extend the maturity date until August 31, 2020.	32,000	272,000

On July 27, 2020, the Company entered into a variable convertible promissory note with an aggregate principal amount of $275,000, annual interest rate of 8% and a maturity date of March 27, 2021. After payment of transaction-related expenses and closing fees of $35,000, net proceeds to the Company from the Note totaled $240,000. The Company recorded these discounts and cost of $35,000 as a discount to the Note and amortized over the term of the note. In connection with the execution of the note, the Company issued 500,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $11,626 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Until the earlier of 6 months or the Company listing on Nasdaq or NYSE American, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock The Note Conversion Price shall equal the greater of $0.05 (five) cents or 25% discount to up-listing price or offering/underwriting price concurrent with the Company listing on Nasdaq or NYSE American., subject to adjustment as provided in this Note. If an Event of Default occurs, the Conversion Price shall be the lesser of (a). $0.05 (five) cents or (b). 75% of the lowest traded price in the prior fifteen trading days immediately preceding the Notice of Conversion. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a fix conversion price at issuance, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument. The total unamortized discount on the Note as of July 31, 2020 was $46,626. The total principal balance outstanding as of July 31, 2020 was $275,000.	275,000	-

Total convertible notes payables non-derivative:	307,000	772,000

CONVERTIBLE NOTES PAYABLE - DERIVATIVE

On January 16, 2019, the Company entered into various Securities Purchase Agreements (the SPAs”) with four (4) different investors (each an “Investor”, and together the “Investors”) pursuant to which each Investor purchased a 10% unsecured convertible promissory note (each a “Note”, and together the “Notes”) from the Company. Three of the notes are in the aggregate principal amount of $140,000 each and a maturity date of October 16, 2019. One of the notes is in the aggregate principal amount of $57,750 and a maturity date of January 24, 2020. The purchase price of $140,000 of each of three Notes were paid in cash on January 16, 2019. After payment of transaction-related expenses of $51,000, net proceeds to the Company from the three Notes totaled $369,000. The purchase price of $57,750 Note was paid in cash on January 24, 2019. After payment of transaction-related expenses of $7,750, net proceeds to the Company from Note totaled $50,000. The Company recorded these discounts and cost of $58,750 as a discount to the Notes and fully amortized as interest expense during the period. In connection with the execution of the Notes, we issued 500,000 shares of our common stock to the Note holders, the shares were recorded with a relative fair value of $0 as the notes were fully discounted by derivative liability. The Company analyzed the Notes for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the four (4) new convertible notes of $655,345, of which $419,000 was recorded as debt discount and will be amortized during the term of the Notes, and $236,345 was recorded as day 1 derivative loss. On July 12, 2019, the Company redeemed the full outstanding principal balance on two of the convertible notes for $280,000, at a redemption price of $382,726. The Company recognized the difference between the redemption price and principal balance paid as interest expense of $102,726. On July 12, 2019, the Company redeemed $70,000 of the principal outstanding on one of the convertible notes, at a redemption price of $91,000. The Company recognized the difference between the redemption price and principal balance paid as interest expense of $21,000. On July 19, 2019, the Company issued 156,202 shares of common stock for the conversion of $9,500 of the principal outstanding and $500 in fees under one of the convertible notes. On July 25, 2019, the Company issued 312,500 shares of common stock. The shares were issued in conjunction with a conversion of $20,000 of the principal outstanding under a convertible debenture. On August 6, 2019, the Company entered into an Assignment Agreement whereby Jefferson Street Capital LLC (the “Assignor”) assigned a principal amount of $25,000, representing a portion of a Convertible Promissory Note dated January 24, 2019 to Armada Investment Fund LLC (the “Assignee”). The note is in the aggregate principal amount of $25,000 and a maturity date of January 24, 2020. During the year ended July 31, 2020, the Company issued 2,658,888 shares of common stock for the conversion of $73,250 of the principal outstanding and $14,796 in accrued interest and fees. The total unamortized discount on the Notes as of July 31, 2020 and July 31, 2019 were $0 and $29,765, respectively. The total principal balance outstanding as of July 31, 2020 and July 31, 2019, were $0 and $98,250. During the years ended July 31, 2020 and 2019, the Company amortized $29,765 and $389,235, respectively, of debt discount as interest expense. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below Variable Conversion terms No.1)	-	98,250

On February 22, 2019, the Company entered into a variable convertible note for $57,750 with net proceeds of $50,000, maturity date of February 22, 2020 and effective interest rate of 10%. The Company recorded a discount of $7,750 and amortized as interest expense during the period of the note. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $79,729, of which $50,000 was recorded as debt discount and amortized during the term of the Note, and $29,729 was recorded as day 1 derivative loss. During the year ended July 31, 2020, the Company issued 3,430,700 shares of common stock for the conversion of $57,750 of the principal outstanding and $6,962 in accrued interest and fees. The total unamortized discount on the Notes as of July 31, 2020 and July 31, 2019 were $0 and $29,166, respectively. The total principal balance outstanding as of July 31, 2020 and July 31, 2019, were $0 and $57,750. During the years ended July 31, 2020 and 2019, the Company amortized $29,166 and $20,834, respectively, of debt discount as interest expense. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	-	57,750

On April 20, 2019, the Company entered into a variable convertible note for $44,000, with net proceeds of $40,000, maturity date of January 19,2020 and effective interest rate of 10%. The Company recorded $4,000 as a discount and amortized as interest expense during the period of the note. In connection with the execution of the Note, we issued 50,000 shares of our common stock to the Note holder, the shares were recorded with a relative fair value of $0 as the notes were fully discounted by derivative liability. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $55,592, of which $40,000 was recorded as debt discount and will be amortized during the term of the Note, and $15,592 was recorded as day 1 derivative loss. During the year ended July 31, 2020, the Company issued 2,529,562 shares of common stock for the conversion of $44,000 of the principal outstanding and $5,854 in accrued interest and fees. The total unamortized discount on the Notes as of July 31, 2020 and July 31, 2019 were $0 and $26,668, respectively. The total principal balance outstanding as of July 31, 2020 and July 31, 2019, were $0 and $44,000. During the years ended July 31, 2020 and 2019, the Company amortized $26,668 and $13,332, respectively, of debt discount as interest expense. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	-	44,000

In July 2019, the Company entered into multiple variable convertible notes with four (4) different investors. Three of the notes are in the aggregate principal amount of $146,625 each, 3% interest rate and a maturity date of April 11, 2020. After payment of transaction-related expenses of $57,375, net proceeds to the Company from the three Notes totaled $382,500. The Company also secured an additional variable convertible note in the aggregate principal amount of $140,000, interest rate of 10% and a maturity date of April 10, 2020. After payment of transaction-related expenses of $17,000, net proceeds to the Company from the Note totaled $123,000. The Company recorded these discounts and cost of $74,375 as a discount to the Notes and fully amortized as interest expense during the period. In connection with the execution of the Notes, we issued 450,000 shares of our common stock to the Note holders, the shares were recorded with a relative fair value of $0 as the notes were fully discounted by derivative liability. The Company analyzed the Notes for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the four (4) new convertible notes of $959,180, of which $505,500 was recorded as debt discount and will be amortized during the term of the Notes, and $453,680 was recorded as day 1 derivative loss. On January 9, 2020, the Company issued 200,000 shares of common stock for the conversion of $1,328 of the principal outstanding and accrued interest of $2,212 under one of the convertible notes. On January 10, 2020, the Company assigned a convertible note with a $145,297 principal and accrued interest of $13,500 and a second convertible note with a $35,750 principal balance and accrued interest of $15,453 for $210,000. On January 22, 2020, the Company assigned two promissory notes with a $293,250 principal balance outstanding and accrued interest of $66,750. The total assignment was for $360,000. On July 30, 2020, the Company paid the total principal outstanding in one of the notes for $140,000, plus a redemption interest of $46,000. The total unamortized discount on the Notes as of July 31, 2020 and July 31, 2019 were $0 and $449,332, respectively. The total principal balance outstanding as of July 31, 2020 and July 31, 2019 were $0 and $579,875, respectively. During the years ended July 31, 2020 and 2019, the Company amortized $449,332 and $56,168, respectively, of debt discount as interest expense. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	-	579,875

On August 6, 2019, the Company entered into an Assignment Agreement whereby Jefferson Street Capital LLC assigned a principal amount of $25,000, representing a portion of a Convertible Promissory Note dated January 24, 2019 to Armada Investment Fund LLC. The note is in the aggregate principal amount of $25,000, bearing interest at a rate of 10% and a maturity date of January 24, 2020.The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. During the year ended July 31, 2020, the Company issued 555,859 shares of common stock for the conversion of $25,000 principal balance and accrued interest and administrative fees of $1,579. The total unamortized discount on the Note as of July 31, 2020 was $0. The total principal balance outstanding as of July 31, 2020 was $0. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	-	-

On August 30, 2019, the Company entered into variable convertible note for $93,500, bearing interest at a rate of 10% per annum and a maturity date of May 30, 2020. On August 10, 2020, the noteholder agreed to extend the maturity date until October 31, 2020. After payment of transaction-related expenses of $8,500, net proceeds to the Company from the Note totaled $85,000. The Company recorded these discounts and cost of $8,500 as a discount to the Note and fully amortized as interest expense during the period. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $100,978, of which $85,000 was recorded as debt discount and will be amortized during the term of the Note, and $15,978 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of July 31, 2020 was $0. The total principal balance outstanding as of July 31, 2020 was $93,500. The Company amortized $93,500 of debt discount as interest expense during the year ending July 31, 2020. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	93,500	-

In October 2019, the Company entered into two variable convertible notes are in the aggregate principal amount of $71,500, bearing interest at a rate of 8% and a maturity date of July 18, 2020. After payment of transaction-related expenses of $6,500, net proceeds to the Company from the notes totaled $65,000. The Company recorded these discounts and cost of $6,500 as a discount to the notes and fully amortized as interest expense during the period. The Company analyzed the notes for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible notes of $82,462 of which $65,000 was recorded as debt discount and will be amortized during the term of the notes, and $17,462 was recorded as day 1 derivative loss. On January 10, 2020, the Company entered into an Assignment Agreement whereby Armada Investment Fund LLC assigned the principal amount of $35,750 and accrued interest of $627, representing the balance outstanding on the Convertible Promissory Note dated October 2019 to Platinum Point Capital LLC. The total assignment for note was for $36,377. On July 28, 2020, the Company entered into an Assignment Agreement whereby Jefferson Street Capital LLC assigned the principal amount of $35,750 and accrued interest and penalty of $17,081, representing the balance outstanding on the Convertible Promissory Note dated October 2019 to Platinum Point Capital LLC. The total assignment for note was for $52,831. The total unamortized discount on the Notes as of July 31, 2020 was $0. The total principal balance outstanding as of July 31, 2020 was $0. The Company amortized $71,500 of debt discount as interest expense during the year ending July 31, 2020. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	-	-

On January 10, 2020, the Company entered into an Assignment Agreement whereby Armada Investment Fund LLC (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $145,297 and $35,750, representing the outstanding principal balance on the Convertible Promissory Notes dated July 11, 2019 and October 18, 2019, respectively, plus accrued interest of $28,953. The new notes are is in the aggregate principal amount of $210,000, annual interest rate of 3% and a maturity date of January 10, 2021. On January 22, 2020, the Company entered into an Assignment Agreement whereby BHP Capital NY Inc. (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $146,625, representing the outstanding principal balance on the Convertible Promissory Note dated July 11, 2019, plus accrued interest of $33,375. The new note is in the aggregate principal amount of $180,000, annual interest rate of 3% and a maturity date of January 22, 2021. On January 22, 2020, the Company entered into an Assignment Agreement whereby Jefferson Street Capital LLC (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $146,625, representing the outstanding principal balance on the Convertible Promissory Note dated July 11, 2019, plus accrued interest of $33,375. The new note is in the aggregate principal amount of $180,000, annual interest rate of 3% and a maturity date of January 22, 2021. The Company analyzed the notes for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of the assignment, the Company recognized derivative liability for the new convertible notes of $784,565, of which $570,000 was recorded as debt discount and amortized over the term of the notes, and $214,565 was recorded as day 1 derivative loss. During the year ended July 31, 2020, the Company issued 25,312,983 shares of common stock for the conversion of $230,000 of the principal outstanding and $12,000 in accrued interest and fees. The total unamortized discount on the Notes as of July 31, 2020 was $172,611, and the total principal balance outstanding as of July 31, 2020 was $340,000. The Company amortized $397,389 of debt discount as interest expense during the year ended July 31, 2020. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	340,000	-

On February 13, 2020, the Company entered into a variable convertible note. The note is in the aggregate principal amount of $33,500, annual interest rate of 10% and a maturity date of February 13, 2021. After payment of transaction-related expenses of $3,500, net proceeds to the Company from the note totaled $30,000. The Company recorded these discounts and cost of $3,500 as a discount to the note and fully amortized as interest expense during the period. The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $42,976, of which $30,000 was recorded as debt discount and will be amortized during the term of the Note, and $12,976 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of July 31, 2020 was $15,000. The total principal balance outstanding as of July 31, 2020 was $33,500. The Company amortized $18,500 of debt discount as interest expense during the year ended July 31, 2020. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	33,500	-

On April 28, 2020, the Company entered into a variable convertible note. The note is in the principal amount of $15,000, annual interest rate of 10% and a maturity date of April 28, 2021. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $26,629, of which $15,000 was recorded as debt discount and will be amortized during the term of the Note, and $11,629 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of July 31, 2020 was $11,250. The total principal balance outstanding as of July 31, 2020 was $15,000. The Company amortized $3,750 of debt discount as interest expense during the year ended July 31, 2020. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	15,000	-

On July 28, 2020, the Company entered into an Assignment Agreement whereby one of the variable noteholders assigned a principal amount of $35,750 and accrued interest and penalties of $17,081. The new variable convertible note is for $52,831, annual interest rate of 10% and a maturity date of July 28, 2021. The Company analyzed the assignment of the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $70,888, of which $49,180 was recorded as debt discount and will be amortized during the term of the Note, and $21,708 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of July 31, 2020 was $49,180. The total principal balance outstanding as of July 31, 2020 was $52,831. The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.1)	52,831	-

Convertible debenture issued on July 31, 2018 in the principal amount of $220,000 for a purchase price of $198,000 and 0% percent stated interest rate. At issuance, the Company incurred $5,000 in legal and compliance fees, these fees were deducted from the proceeds at time of issuance. The Company recorded these discounts and cost of $22,000 as a discount to the debenture and amortized to interest expense. The Company analyzed the Debenture for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. Therefore, the Company recognized derivative liability of $189,171. In connection with the execution of the Debenture, we issued 130,000 shares of our common stock, the shares were recorded with a relative fair value of $3,627 and $192,798 was recorded as debt discount and amortized during the term of the note. During the year ending July 31, 2019, the Company issued 2,615,309 shares of common stock for the conversion of $170,000 of the principal outstanding under the convertible debenture. During the year ending July 31, 2020, the Company issued 1,248,335 shares of common stock for the conversion of $50,000 of the principal outstanding under the convertible debenture. During the years ended July 31, 2020 and 2019, the Company amortized $29,214 and $163,584, respectively of the debt discount as interest expense. The total unamortized discount as July 31, 2020 and July 31, 2019, were $0 and $29,214, respectively. The total principal outstanding balance as of July 31, 2020 and July 31, 2019 were $0 and $50,000, respectively.	-	50,000

Total convertible notes payable - derivative:	$534,831	$829,875

Total convertible notes payable derivative and non-derivative	841,831	1,601,875
Less: discount on convertible notes payable	(294,667)	(575,681)
Total convertible notes payable, net of discount	547,164	1,026,194
Less: current portion of convertible notes payable	(547,164)	(1,005,408)
Long-term portion of convertible notes payable	$-	$20,786

Variable Conversion No.1: The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock equal to (i) the lowest trading price of the Common Stock (as defined in the Note) as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company’s shares are traded during the twenty (20) consecutive Trading Day period immediately preceding the issuance date of each Note; or (ii) 60% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a notice of conversion (the “Variable Conversion Price”). The Variable Conversion Price may further be adjusted in connection with the terms of the Notes.at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.

The total unamortized discount on the convertible notes as of July 31, 2020 and 2019 were $294,667 and $575,681, respectively, and the total principal balance outstanding as of July 31, 2020 and 2019, were $841,831 and $1,601,875, respectively. During the years ended July 31, 2020 and 2019, the Company amortized $1,228,000 and $1,466,000, respectively, of debt discount as interest expense.

Fair Value of Financial Instruments. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy is used which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy based on the three levels of inputs that may be used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the short maturity of these instruments. The carrying value of our long-term debt approximates its fair value based on the quoted market prices for the same or similar issues or the current rates offered to us for debt of the same remaining maturities.

Our derivative liabilities as of July 31, 2020 and 2019 of $606,000 and $927,000, respectively.

The following table provides the fair value of the derivative financial instruments measured at fair value using significant unobservable inputs:

		Fair value measurements at reporting date using:
		Quoted prices in active markets for identical liabilities	Significant other observable inputs	Significant unobservable inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Convertible promissory notes derivative liability at July 31, 2019	$927,171	-	-	$927,171
Convertible promissory notes derivative liability at July 31, 2020	$606,123	-	-	$606,123

The fair market value of all derivatives during the year ended July 31, 2020 was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	83.28% - 268.02%
Risk-free interest rate	0.09% -2.67%
Expected term	0.01 - 1.00 years

Level 3 inputs.

The following table provides a summary of the changes in fair value of the derivative financial instruments measured at fair value on a recurring basis using significant unobservable inputs:

Balance at July 31, 2018	$632,268
Derivative from new convertible promissory notes recorded as debt discount	1,043,834
Derivative liability resolved to additional paid in capital due to debt conversion	(822,922)
Derivative loss	73,991
Balance at July 31, 2019	$927,171
Derivative from new convertible promissory notes recorded as debt discount	814,180
Derivative liability resolved to additional paid in capital due to debt conversion	(872,914)
Derivative loss	(262,314)
Balance at July 31, 2020	$606,123

The future principal payments for the Company’s convertible debt is as follows:

FY	Payments
2021	$2,501,809
2022	251,957
2023	23,596
2024	-
Total principal payments	$2,777,362

NOTE 13 – EQUIPMENT FINANCING

The Company entered into three financing agreements for equipment purchased. Under the terms of these transactions, assets with a cost of approximately $37,255, $60,408, and $103,509, were financed under three separate financing agreements as of the May 2018, June 2018, and July 2019, respectively. The equipment financing is net of costs associated with the assets such as maintenance, insurance and property taxes are for the account of the Company. The equipment financing agreements are for 36 months, with the first payments starting June 20, 2018, July 20, 2018, and July 12, 2019, respectively and monthly principal and interest payments of $1,176, $1,856, and $3,172, respectively. The interest rate under the financing agreements range from 6.50% to 8.50% per annum. During the years ended July 31, 2020 and 2019, the Company made total principal payments of $65,465 and $32,943, respectively.

The future payments under the equipment financing agreements are as follows:

Year	Amount
2021	70,233
2022	34,897

Total future payments:	$105,130

Less: amounts representing interest	5,635

Present value of net minimum equipment financing payments	$99,495

Less current maturities	61,850

Long-term equipment financing obligation	$37,645

Lease cost:
Amortization of ROU assets	$65,465
Interest on lease liabilities	9,201

Cash paid for amounts included in the measurement of lease liabilities:
Operating cashflow from financing leases:	$9,201
Financing cashflows from finance leases	65,465

Weighted-average remaining lease term - finance lease:	1.52 years

Weighted-average discount rate:	6.76%

NOTE 14 – LEASES

Digerati leases its corporate facilities, sales office and network facilities in Texas and Florida. The annual rent expense under the operating leases was $160,574 and $141,546, for 2020 and 2019, respectively. Below is a list of our primary operating leases:

Location	Lease Expiration Date	Annual Rent	Business Use	Approx. Sq. Ft.
825 W. Bitters, Suite 104, San Antonio, TX 78216	Jul-22	$23,654	Executive offices	1,546
2401 First Street, Suite 300, Ft. Myers, FL 34901	Nov-20	$107,534	Lease of network facilities and office space	6,800
7218 McNeail Dr, Austin, TX 78729	Apr-21	$14,222	Lease of network facilities	25
6606 Lyndon B. Johnson, Fwy., FL1, Suite 125, Dallas, TX 75240	Apr-21	$25,161	Lease of network facilities	25
9701 S. John Young Parkway, Orlando, FL 32819	May-23	$30,528	Lease of network facilities	540

Effective August 1, 2019, the Company adopted ASC 842, “Leases” (“ASC 842”) on a modified retrospective basis. Accordingly, information presented for periods prior to FY2019 have not been recast. In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing lease upon adoption. No impact was recorded to the income statement or beginning retained earnings for Topic 842.

The leased properties have a remaining lease term of sixteen to forty-six months as of August 1, 2019. At the option of the Company, it can elect to extend the term of the leases. As of the date of this filing, the Company is working on finalizing a new office lease agreement. The new lease will commence on January 1, 2021, the initial term will of 5 years, at an annual base rent of $57,000. The Company will have the option to renew the lease for an additional 5 years. The Company is working with the landlord on the final buildout of the office space. From October 1, 2020 through December 31, 2020, the Company entered into a Sublease Agreement with the current tenant, for a monthly rate of $4,791.

Beginning August 1, 2019, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to August 1, 2019 were recognized at the present value of the remaining payments on the remaining lease term as of August 1, 2019. Because none of our leases included an implicit rate of return, we used our incremental secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The incremental borrowing rate on the leases is 8.0%.

The Company has not entered into any sale and leaseback transactions during the year ended July 31, 2020.

The impact of ASU No. 2016-02 (“Leases (Topic 842)” on our consolidated balance sheet beginning August 1, 2019 was through the recognition of ROU assets and lease liabilities for operating leases. Amounts recognized on August 1, 2019 and July 31, 2020 for operating leases are as follows:

ROU Asset	August 1, 2019	$316,411
Amortization		$(140,314)
ROU Asset	July 31, 2020	$176,097

Lease Liability	August 1, 2019	$316,411
Amortization		$(140,314)
Lease Liability	July 31, 2020	$176,097

Lease Liability	Short term	$99,443
Lease Liability	Long term	$76,654
Lease Liability	Total:	$176,097

Operating lease cost:		$160,574

Cash paid for amounts included in the measurement of lease labilities

Operating cashflow from operating leases:		$160,574

Weighted-average remain lease term-operating lease:		1.88 years

Weighted-average discount rate		8%

For the year ended July 31, 2020 amortization of operating ROU assets was $140,314.

For the year ended July 31, 2020 amortization of operating lease liabilities was $140,314.

The future minimum lease payment under the operating leases are as follows:

Years Ending July 31,	Lease Payments
2021	108,409
2022	57,057
2023	25,440
Total:	$190,906

NOTE 15 – NONCONTROLLING INTEREST

On May 1, 2018, T3 Communications, Inc. (“T3”), a Nevada Corporation, entered into a Stock Purchase Agreement (“SPA”), whereby in an exchange for $250,000, T3 agreed to sell to the buyers 199,900 shares of common stock equivalent to 19.99% of the issued and outstanding common share of T3 Communications, Inc. The $250,000 of the cash received under this transaction was recognized as an adjustment to the carrying amount of the noncontrolling interest and as an increase in additional paid-in capital in T3. At the option of the Company, and for a period of five years following the date of the SPA, the 199,900 shares of common stock in T3 may be converted into Common Stock of Digerati at a ratio of 3.4 shares of DTGI Common stock for every one (1) share of Shift8 at any time after the DTGI Common Stock has a current market price of $1.50 or more per share for 20 consecutive trading days.

For the years ending July 31, 2020 and 2019, the Company accounted for a noncontrolling interest of $47,000 and $128,000, respectively. Additionally, one of the buyers serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

NOTE 16 – INVESTMENT IN ITELLUM

On June 14, 2019, the Company, entered into a Stock Purchase Agreement (the “Agreement”) to acquire a 12% minority interest in Itellum Comunicacions Costa Rica, S.R.L. The Company paid $82,500 upon execution of the agreement, issued 500,000 shares of common stock with a market value of $85,000, and entered into a promissory note for $17,500 with an effective annual interest rate of 8% and an initial maturity date of September 14, 2019, subsequentially the maturity date was extended until October 31, 2020. The outstanding balance as of July 31, 2020 was $7,500.

The minority interest in Itellum was accounted for as a cost-basis investment, and based on the agreed cash and stock issued, the Company accounted for an initial investment value of $185,000.

NOTE 17 – PREFERRED STOCK

CONVERTIBLE SERIES A PREFERRED STOCK

In March 2019, the Company’s Board of Directors designated and authorized the issuance of up to 1,500,000 shares of the Series A Preferred Stock. Each share of Series A Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”) and are entitled to a dividend at an annual rate of eight percent (8%) per share. The Company had 225,000 shares of Series A Preferred Stock outstanding as of July 31, 2020. During the year ending July 31, 2020 the Company declared a dividend of $19,000.

The terms of our Series A Preferred Stock allow for:

Voting Rights. Unless otherwise required by the Nevada Revised Statutes, the shares of Series A Preferred Stock shall not be entitled to vote on any matter presented at any annual or special meeting of stockholders of the Corporation, or through written consent.

Optional Conversion. Each holder of shares of Series A Preferred Stock may, at holder’s option and commencing on April 30, 2020, convert any or all such shares, on the terms and conditions set forth herein, into fully paid and non-assessable shares of the Corporation’s Common Stock. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing the Original Issue Price of each share of Series A Preferred Stock, plus accrued and unpaid dividends through the Conversion Date, to be converted by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” at which shares of Common Stock shall be issuable upon conversion of any shares of Series A Preferred Stock shall initially be the greater of (i) $0.40 per share, (ii) a 30% discount to the offering price of the Common Stock (or Common Stock equivalent) in a $10 million or greater equity financing that closes concurrently with an up-listing of the Company Common Stock on the NYSE American or Nasdaq, in the event of such up-listing, and (iii) a 30% discount to the average closing price per share of the Common Stock for the 5 consecutive trading days commencing upon the date the Common Stock is up-listed on either the NYSE American or Nasdaq in which there is no concurrent $10 million equity financing, in the event of such up-listing, subject to adjustment as provided below.

Mandatory Conversion. Each share of Series A Preferred Stock shall automatically convert into shares of Common Stock, as described in paragraph 2a, at the then applicable Conversion Price, upon the earlier of (i) the closing of a public or private offering (or series of offerings within a 90-day period) of Corporation equity or equity equivalent securities placed by a registered broker-dealer resulting in minimum gross proceeds to the Corporation of $10 million, (ii) commencing on April 30, 2020, if the Common Stock shall close (or the last trade shall be) at or above 150% of the Conversion Price per share for 20 out of 30 consecutive trading days, and (iii) the uplisting of the Corporation’s Common Stock to a national securities exchange or the Nasdaq stock market ((i), (ii) and (iii) are collectively referred to as “Mandatory Conversion Event”). The Corporation will provide notice to holder within 20 days of the occurrence of a Mandatory Conversion Event (failure of the Corporation to timely give such notice does not void the mandatory conversion). Holder shall surrender to the Corporation, within 10 days of receiving such notice, the certificate(s) representing the shares of Series A Preferred Stock to be converted into Common Stock. In the event holder does not surrender such certificate(s) within 10 days of receiving such notice, the Corporation shall deem such certificate(s) cancelled and void. As soon as practicable, after the certificate(s) are either surrendered by the holder or cancelled by the Corporation, as the case may be, the Corporation will issue and deliver to holder a new certificate for the number of full shares of Common Stock issuable upon such mandatory conversion in accordance with the provisions hereof and cash as provided in paragraph 2(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such mandatory conversion, unless fractional shares are rounded up to the next whole share. Holder will be deemed a Common Stockholder of record as of the date of the occurrence of a Mandatory Conversion Event.

CONVERTIBLE SERIES B PREFERRED STOCK

In April 2020, the Company’s Board of Directors designated and authorized the issuance up to 1,000,000 shares of the Series B Preferred Stock. The Series B Preferred Stock is only issuable to the Company’s debt holders as of March 25, 2020 (“Existing Debt Holders”) who may purchase shares of Series B Preferred Stock at the Stated Value by converting all or part of the debt owed to them by the Corporation as of March 25, 2020. Each share of Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”). In April 2020, the Company issued a total of 407,477 shares of Series B Preferred Stock for settlement of debt of $370,000 on various promissory notes and $37,477 in accrued interest. No dividends are payable on the Series B Preferred Stock.

The terms of our Series B Preferred Stock allow for:

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Mandatory Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii)an underwriting involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Underwriting”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its operating subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), all shares of Series B Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to 18% of the Corporation’s issued and outstanding shares of Common Stock. Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series B Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series B Preferred Stock is convertible as the shares of Series B Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Underwriting, the Series B Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series B Preferred Stock to the Holder, the Corporation, in its sole discretion, may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series B Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed. The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series B Preferred Stock identified in such notice of redemption. During the period ended July 31, 2020, the Company evaluated Series B Convertible Preferred Stock and concluded that none of the mandatory conversion events occurred during the period and determined that the convertible shares were classified as equity instruments. The Company will evaluate the convertible shares at each reporting balance sheet date and determine if a re-classification is required.

CONVERTIBLE SERIES C PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance up to 1,000,000 shares of the Series C Preferred Stock. Each share of Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to ten dollars ($10.00) (the “Stated Value”). As of July 31, 2020, the Company has not issued any shares of Series C Preferred Stock.

The terms of our Series C Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be up to one million (1,000,000) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series C Preferred Stock shall only be issuable to the Company’s officers and directors as of July 1, 2020 who may from time to time purchase shares of Series C Preferred Stock at the Stated Value by converting all or part of the compensation owed to them by the Corporation. Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to Ten Dollars ($10.00) (the “Stated Value”).

Dividends. No dividends are payable on the shares of Series C Preferred Stock.

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Automatic Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii) a financing or offering involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Financing”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its Nevada subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), all issued shares of Series C Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to 22% of the Corporation’s issued and outstanding shares of Common Stock. Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series C Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series C Preferred Stock is convertible as the shares of Series C Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Financing, the Series C Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series C Preferred Stock to the Holder, the Corporation, in its sole discretion, may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series C Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed. The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series C Preferred Stock identified in such notice of redemption.

SERIES F SUPER VOTING PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance up to 100 shares of the Series F Super Voting Preferred Stock. Each share of Series F Super Voting Preferred Stock has a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”). As of July 31, 2020, the Company has 100 shares outstanding of the Series F Super Voting Preferred Stock.

The terms of our Series F Super Voting Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be up to one hundred (100) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series F Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series F Preferred Stock shall only be issuable to members of the Corporation’s Board of Directors, as joint tenants, who may purchase shares of Series F Preferred Stock at the Stated Value per share. Each share of Series F Preferred Stock shall have a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”).

Voting Rights. As long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series F Preferred Stock, (d) sell or otherwise dispose of any assets of the Corporation not in the ordinary course of business, (e) sell or otherwise effect or undergo any change of control of the corporation, (f) effect a reverse split of its Common Stock, or (g) enter into any agreement with respect to any of the foregoing.

Holder of the Series F Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the Holders of the Series F Preferred Stock shall have effective voting control of the Corporation. The Holders of the Series F Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters requiring approval of the holders of the Corporation’s Common Stock and separately on matters not requiring the approval of holders of the Corporation’s Common Stock.

Conversion. No conversion rights apply to the Series F Preferred Stock.

Redemption. At any time while share of Series F Preferred Stock are issued and outstanding, the Corporation, in its sole discretion, may elect to redeem the shares of Series F Preferred Stock.

NOTE 18 – EQUITY

During the year ended July 31, 2019, the Company issued the following shares of common stock that are not disclosed in other footnotes:

On September 28, 2018, the Company issued an aggregate of 21,672 shares of common stock with a market value at time of issuance of $5,794. The shares were issued to settle accounts payables of $5,287 to a professional, the Company recognized a loss of $507 upon issuance of the shares.

On November 5, 2018, the Company issued an aggregate of 16,883 shares of common stock with a market value at time of issuance of $5,875. The shares were issued to settle accounts payables of $5,287 to a professional, the Company recognized a loss of $588 upon issuance of the shares.

On November 14, 2018, the Company secured $75,000 from an accredited investor under a Securities Purchase Agreement and issued 258,621 shares of its common stock at a price of $0.29.

On November 29, 2018, the Company issued an aggregate of 39,444 shares of common stock with a market value at time of issuance of $11,833. The shares were issued to settle accounts payables of $10,545 to a professional, the Company recognized a loss of $1,288 upon issuance of the shares.

On February 5, 2019, the Company issued an aggregate of 60,715 shares of common stock with a market value at time of issuance of $13,357. The shares were issued to settle accounts payables of $10,382 to a professional, the Company recognized a loss of $2,975 upon issuance of the shares.

On February 8, 2019, the Company secured $150,000 from an accredited investor under a Securities Purchase Agreement and issued 600,000 shares of its common stock at a price of $0.25.

On February 8, 2019, the Company issued an aggregate of 400,000 shares of common stock with a market value at time of issuance of $100,000 and recognized the total fair market value as stock-based compensation expense at the time of issuance. The shares were issued for consulting services.

During the year ending July 31, 2020, the Company issued the following shares of common stock that are not disclosed in other footnotes:

In November 2019, the Company issued 86,667 shares of common stock in conjunction to the conversion of 25,000 shares of the Series A Convertible Preferred stock and $1,189 in accrued dividends.

On July 13, 2020, the Company issued 2,073,925 shares of common stock for cash proceeds of $51,629, net of administration fees of $2,500.

On July 29, 2020, the Company issued 1,819,700 shares of common stock for cash proceeds of $42,337, net of administration fees of $2,500.

NOTE 19 – SUBSEQUENT EVENTS

Equity Issuance

On August 1, 2020, the Company issued 2,000,000 common shares for professional services. The Company recognized as stock-based compensation expense of approximately $58,000 equivalent to the value of the shares calculated based on the share’s closing price at the time of issuance.

On August 4, 2020, the Company issued 5,000,000 shares of common stock for the conversion of $75,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On August 7, 2020, the Company issued 7,608,820 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of approximately $247,287 equivalent to the value of the shares calculated based on the share’s closing price at the grant date.

On August 14, 2020, the Company issued 5,000,000 shares of common stock for the conversion of $80,000 of the principal outstanding under one of the convertible notes.

On October 13, 2020, the Company entered into a $330,000 promissory note, in conjunction with the promissory note, we issued 1,000,000 shares of common stock. At the time of issuance, the Company recognized the relative fair market value of the shares of $36,244 as debt discount, and it will be amortized to interest expense during the term of the promissory note.

Convertible Promissory Notes

On October 13, 2020, the Company entered into a convertible promissory note with an aggregate principal amount of $330,000, annual interest rate of 8% and a maturity date of October 31, 2021. After payment of transaction-related expenses and legal fees of $32,000, net proceeds to the Company from the Note totaled $298,000. The Company recorded these discounts and cost of $32,000 as a discount to the note and will amortize over the term of the note. In connection with the execution of the note, we issued 1,000,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $36,244 as debt discount, and it will be amortized to interest expense during the term of the promissory note. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a fix conversion price at issuance, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument.

On October 15, 2020, the Company entered into a convertible promissory note with an aggregate principal amount of $27,500, annual interest rate of 8% and a maturity date of October 31, 2021. On July 2, 2020, the Company received a $15,000 advance on this note. The Company accounted for the advance as a current note payable as of July 31, 2020. On August 12, 2020, the Company received an additional advance of $10,000. After payment of transaction-related expenses and legal fees of $2,500, net proceeds to the Company from the Note totaled $25,000. The Company recorded these discounts and cost of $2,500 as a discount to the note and will amortize over the term of the note. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a fix conversion price at issuance, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument.

Other Terms October 2020 Convertible Notes

Notes shall bear interest at a rate of eight percent (8%) per annum (the “Interest Rate”), which interest shall be paid by the Company to the Investor in shares of Common Stock at any time the Investor sends a notice of conversion to the Company. The Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock shall equal (1) $0.05; provided however that in the event the Borrower fails to close on the acquisition of Nexogy Inc., for any reason, or none at all, by February 11, 2021, the Conversion Price shall equal (2) the Variable Conversion Price (as defined herein). The “Variable Conversion Price” shall mean eighty-five percent (85%) multiplied by the Market Price (as defined herein) (representing a discount rate of fifteen percent (15%)). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lesser of: (i) the lowest trade price on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc., or (ii) the closing bid price on the OTC Pink, OTCQB or applicable trading market as reported by a Reporting Service designated by the Holder or, if the OTC Pink is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.

At any time, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note, to prepay up to fifty percent (50%) of the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to one hundred twenty (120%) multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any. Subject to the terms of this Note, the Company may prepay the amounts outstanding, less any amounts paid under the Company’s right to prepay up to the fifty percent (50%), hereunder at any time, subject to the consent of the Holder. Such consent by the Holder may be withheld for any reason in its discretion, or for no reason at all.

Pay-off of Convertible Notes

On October 15, 2020, the Company paid in full the Convertible Note with Platinum Point Capital LLC with a principal balance outstanding of $52,831and accrued interest and penalty of $13,639.

On October 15, 2020, the Company paid in full the Convertible Note with Platinum Point Capital LLC with a principal balance outstanding of $50,000 and accrued interest and penalty of $22,530.

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	April 30,	July 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,125	$685
Accounts receivable, net	572	208
Prepaid and other current assets	303	361
Total current assets	3,000	1,254

LONG-TERM ASSETS:
Intangible assets, net	9,359	1,451
Goodwill, net	3,513	810
Property and equipment, net	580	431
Other assets	76	43
Investment in Itellum	185	185
Right-of-use asset	335	176
Total assets	$17,048	$4,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,868	$1,487
Accrued liabilities	2,063	1,840
Equipment financing	41	62
Convertible note payable, current, net $492 and $295, respectively	866	548
Note payable, current, related party, net of $0 and $0, respectively	859	78
Note payable, current, net $1,143 and $0, respectively	2,639	1,571
Deferred income	174	279
Derivative liability	17,340	606
Operating lease liability, current	74	99
Total current liabilities	25,924	6,570

LONG-TERM LIABILITIES:
Notes payable, related party, net $0 and $6, respectively	409	85
Note payable, net $4,989 and $0, respectively	5,828	193
Equipment financing	8	38
Operating lease liability	261	77
Total long-term liabilities	6,506	393

Total liabilities	32,430	6,963

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000 and 225,000 issued and outstanding, respectively	-	-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 425,442 and 0 issued and outstanding, respectively	-	-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 55,400 and 0 issued and outstanding, respectively	-	-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100 and 0 issued and outstanding, respectively	-	-
Common stock, $0.001, 500,000,000 shares authorized, 137,858,000 and 101,323,590 issued and outstanding, respectively (25,000,000 reserved in Treasury)	138	101
Additional paid in capital	89,250	86,364
Accumulated deficit	(104,166)	(88,697)
Other comprehensive income	1	1
Total Digerati’s stockholders’ deficit	(14,777)	(2,231)
Noncontrolling interest	(605)	(382)
Total stockholders’ deficit	(15,382)	(2,613)
Total liabilities and stockholders’ deficit	$17,048	$4,350

See accompanying notes to consolidated unaudited financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
OPERATING REVENUES:
Cloud software and service revenue	$3,751	$1,566	$8,629	$4,712
Total operating revenues	3,751	1,566	8,629	4,712

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	1,526	764	3,708	2,343
Selling, general and administrative expense	1,993	1,047	4,969	3,357
Legal and professional fees	204	98	717	408
Bad debt	5	(19)	9	(19)
Depreciation and amortization expense	611	148	1,204	465
Total operating expenses	4,339	2,038	10,607	6,554

OPERATING LOSS	(588)	(472)	(1,978)	(1,842)

OTHER INCOME (EXPENSE):
Gain (loss) on derivative instruments	(10,878)	(249)	(10,860)	69
Gain (loss) on settlement of debt	150	134	347	134
Income tax benefit (expense)	(63)	(10)	(122)	22
Interest expense	(1,577)	(511)	(3,079)	(1,513)
Total other income (expense)	(12,368)	(636)	(13,714)	(1,288)

NET LOSS INCLUDING NONCONTROLLING INTEREST	(12,956)	(1,108)	(15,692)	(3,130)

Less: Net loss attributable to the noncontrolling interests	158	1	223	58

NET LOSS ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(12,798)	(1,107)	(15,469)	(3,072)

Deemed dividend on Series A Convertible preferred stock	(5)	-	(15)	-

NET LOSS ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(12,803)	$(1,107)	$(15,484)	$(3,072)

LOSS PER COMMON SHARE - BASIC	$(0.09)	$(0.02)	$(0.12)	$(0.07)

LOSS PER COMMON SHARE - DILUTED	$(0.09)	$(0.02)	$(0.12)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	136,719,871	61,624,640	126,524,312	41,445,900

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	136,719,871	61,624,640	126,524,312	41,445,900

See accompanying notes to consolidated unaudited financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Nine Months Ended April 30, 2021

(In thousands, except for share amounts, unaudited)

	Equity Digerati’s Shareholders
	Preferred
	Convertible								Common		Additional		Other
	Series A Shares	Par	Series B Shares	Par	Series C Shares	Par	Series F Shares	Par	Shares	Par	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders Deficit	Noncontrolling Interest	Totals
BALANCE, July 31, 2020	225,000	-	407,477	-	-	-	100	-	101,323,590	$101	$86,364	$(88,697)	$1	$(2,231)	$(382)	$
Amortization of employee stock options	-	-	-	-	-	-	-	-	-	-	20	-	-	20	-
Common stock issued for services, to employees	-	-	-	-	-	-	-	-	7,858,820	8	257	-	-	265	-
Common stock issued for services	-	-	-	-	-	-	-	-	2,000,000	2	56	-	-	58	-
Common stock issued for debt conversion	-	-	-	-	-	-	-	-	10,000,000	10	147	-	-	157	-
Common stock issued concurrent with convertible debt	-	-	-	-	-	-	-	-	1,000,000	1	44	-	-	45	-
Beneficial conversion feature on convertible debt	-	-	-	-	-	-	-	-	-	-	111	-	-	111	-
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	-	-	-	-	205	-	-	205	-
Dividends declared	-	-	-	-	-	-	-	-	-	-	(5)	-	-	(5)	-
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(721)	-	(721)	(35)
BALANCE, October 31, 2020	225,000	-	407,477	-	-	-	100	-	122,182,410	$122	$87,199	$(89,418)	$1	$(2,096)	$(417)	$
Amortization of employee stock options	-	-	-	-	-	-	-	-	-	-	33	-	-	33	-
Common stock issued for settlement of accounts payable	-	-	-	-	-	-	-	-	1,000,000	1	59	-	-	60	-
Common stock issued for debt conversion	-	-	-	-	-	-	-	-	10,676,765	11	243	-	-	254	-
Common stock issued concurrent with convertible debt	-	-	-	-	-	-	-	-	500,000	-	24	-	-	24	-
Beneficial conversion feature on convertible debt	-	-	-	-	-	-	-	-	-	-	30	-	-	30	-
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	-	-	-	-	383	-	-	383	-
Dividends declared	-	-	-	-	-	-	-	-	-	-	(5)	-	-	(5)	-
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(1,950)	-	(1,950)	(30)
BALANCE, January 31, 2021	225,000	-	407,477	-	-	-	100	-	134,359,175	$134	$87,966	$(91,368)	$1	$(3,267)	$(447)	$
Amortization of employee stock options	-	-	-	-	-	-	-	-	-	-	57	-	-	57	-
Preferred Stock Series B issued for debt settlement	-	-	17,965	-	-	-	-	-	-	-	18	-	-	18	-
Preferred Stock Series C issued for debt settlement	-	-	-	-	55,400	-	-	-	-	-	554	-	-	554	-
Common stock issued for debt conversion	-	-	-	-	-	-	-	-	598,825	1	17	-	-	18	-
Common stock issued concurrent with convertible debt	-	-	-	-	-	-	-	-	600,000	1	77	-	-	78	-
Common stock issued for services	-	-	-	-	-	-	-	-	2,000,000	2	123	-	-	125	-
Common stock issued for exercise of warrants	-	-	-	-	-	-	-	-	300,000	-	30	-	-	30	-
Beneficial conversion feature on convertible debt	-	-	-	-	-	-	-	-	-	-	413	-	-	413	-
Dividends declared	-	-	-	-	-	-	-	-	-	-	(5)	-	-	(5)	-
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(12,798)	-	(12,798)	(158)
BALANCE, April 30, 2021	225,000	-	425,442	-	55,400	-	100	-	137,858,000	$138	$89,250	$(104,166)	$1	$(14,777)	$(605)	$

See accompanying notes to consolidated unaudited financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Nine Months Ended April 30, 2020

(In thousands, except for share amounts, unaudited)

	Equity Digerati’s Shareholders
							Additional		Other
	Convertible Preferred				Common		Paid-in	Accumulated	Comprehensive	Stockholders	Noncontrolling
	A Shares	Par	B Shares	Par	Shares	Par	Capital	Deficit	Income	Deficit	Interest	Totals
BALANCE, July 31, 2019	225,000	-	-	-	23,740,406	$24	$82,972	$(85,320)	$1	$(2,323)	$(335)	$(2,658)
Stock issued for services, to employees	-	-	-	-	5,289,420	5	365	-	-	370	-	370
Amortization of employee stock options	-	-	-	-	-	-	141	-	-	141	-	141
Stock issued for convertible debt	-	-	-	-	3,782,881	4	153	-	-	157	-	157
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	240	-	-	240	-	240
Stock issued, extension of debt	-	-	-	-	400,000	-	40	-	-	40	-	40
Dividends declared	-	-	-	-	-	-	(8)	-	-	(8)	-	(8)
Net Loss	-	-	-	-	-	-	-	(1,508)	-	(1,508)	(13)	(1,521)
BALANCE, October 31, 2019	225,000	-	-	-	33,212,707	$33	$83,903	$(86,828)	$1	$(2,891)	$(348)	$(3,239)
Stock issued for services, to employees	-	-			5,012,658	5	193	-	-	198	-	198
Amortization of employee stock options	-	-			-	-	110	-	-	110	-	110
Stock issued for services	-	-			400,000	1	15	-	-	16	-	16
Stock issued for convertible debt	-	-			8,539,179	9	144	-	-	153	-	153
Derivative liability resolved to APIC due to note conversion	-	-			-	-	145	-	-	145	-	145
Stock issued for accrued interest payments on debt	-	-			282,885	-	15	-	-	15	-	15
Stock issued, extension of debt	-	-			80,000	-	3	-	-	3	-	3
Stock issued for conversion of Series A convertible preferred stock	(25,000)				86,667	-	-	-	-	-	-	-
Dividends declared	-				-	-	(4)	-	-	(4)	-	(4)
Net Ioss	-				-	-	-	(457)	-	(457)	(44)	(501)
BALANCE, January 31, 2020	200,000	-	-	-	47,614,096	$48	$84,524	$(87,285)	$1	$(2,712)	$(392)	$(3,104)
Stock issued for services, to employees	-	-	-	-	11,509,022	12	222	-	-	234	-	234
Amortization of employee stock options	-	-	-	-	-	-	63	-	-	63	-	63
Preferred Stock Series A and warrants issued for AP settlement	25,000	-	-	-	-	-	25	-	-	25	-	25
Preferred Stock Series B issued for debt settlement	-	-	424,165	-	-	-	424	-	-	424	-	424
Stock issued for convertible debt	-	-	-	-	25,110,999	25	352	-	-	377	-	377
Derivative liability resolved to APIC due to note conversion	-	-	-	-	-	-	139	-	-	139	-	139
Stock issued for accrued interest payments on debt	-	-	-	-	110,027	-	4	-	-	4	-	4
Stock issued, extension of debt	-	-	-	-	300,000	-	7	-	-	7	-	7
Stock issued, settlement of debt	-	-	-	-	200,000	-	5	-	-	5	-	5
Dividends declared	-	-	-	-	-	-	(3)	-	-	(3)	-	(3)
Net Loss	-	-	-	-	-	-	-	(1,107)	-	(1,107)	(1)	(1,108)
BALANCE, April 30, 2020	225,000	-	424,165	-	84,844,144	$85	$85,762	$(88,392)	$1	$(2,544)	$(393)	$(2,937)

See accompanying notes to consolidated unaudited financial statements

DIGERATI TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine months ended April 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,692)	$(3,130)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	1,204	465
Stock compensation and warrant expense	558	1,132
Bad debt	9	(18)
Amortization of ROU - operating	95	159
Amortization of debt discount	1,827	1,046
Loss (Gain) on derivative liabilities	10,860	(69)
(Gain) on settlement of debt	(347)	(134)
Changes in operating assets and liabilities:
Accounts receivable	(96)	(116)
Prepaid expenses and other current assets	(141)	18
Inventory	26	-
Right of use operating lease liability	(95)	(159)
Accounts payable	97	277
Accrued expenses	1,397	532
Deferred income	(105)	33
Net cash (used in) / provided by operating activities	(403)	36

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(228)	(57)
Cash paid for escrow deposit related to acquisition	-	(102)
Acquisitions of VoIP assets, net of cash received	(10,108)	-
Net cash used in investing activities	(10,336)	(159)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from convertible debt, net of original issuance cost and discounts	1,078	195
Proceed from the exercise of warrants	30	-
Borrowings from related party note, net	-	70
Borrowings from 3rd party promissory notes, net	-	322
Borrowings from debt, net of original issuance cost and discounts	13,036	-
Principal payments on debt, net	(1,330)	-
Principal payments on convertible notes, net	(266)	-
Principal payments on related party notes, net	(316)	(376)
Principal payment on equipment financing	(53)	(49)
Net cash provided by financing activities	12,179	162

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,440	39
CASH AND CASH EQUIVALENTS, beginning of period	685	406
CASH AND CASH EQUIVALENTS, end of period	$2,125	$445

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$753	$323
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Accrued interest rolled into principal	$328	$-
Stock issued with convertible debt - debt discount	$146	$-
Beneficial conversion feature on convertible debt	$554	$-
Preferred Stock Series B issued for debt conversion	$18
Preferred Stock Series C issued for debt conversion	$554
Debt discount from derivative liabilities	$6,462	$765
Debt from assignment of accrued interest	$-	$99
Promissory note reclassed to convertible debt	$15	$-
Capitalization of ROU assets and liabilities - operating	$254	$372
Preferred Stock Series A and warrants issued for AP settlement	$-	$25
Preferred Stock Series B issued for debt conversion and settlement	$-	$424
Common Stock issued for debt conversion	$429	$692
Common Stock issued for interest payment	$-	$19
Common Stock issued for accounts payable	$60	$-
Common Stock issued for debt extension	$-	$50
Dividend declared	$15	$15
Derivative liability resolved to APIC due to debt conversion	$588	$524

See accompanying notes to consolidated unaudited financial statements

DIGERATI TECHNOLOGIES, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of Digerati Technologies, Inc. (“we;” “us,” “our,” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the United States Securities and Exchange Commission. In the opinion of management, these interim financial statements contain all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial position and the results of operations for the interim periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements, which would substantially duplicate the disclosure contained in the audited consolidated financial statements for the year ended July 31, 2020 contained in the Company’s Form 10-K filed on October 29, 2020 have been omitted.

Treasury Shares

As a result of entering into various convertible debt instruments which contained a variable conversion feature with no floor, warrants with fixed exercise price, and convertible notes with fixed conversion price or with a conversion price floor, we reserved 25,000,000 treasury shares for consideration for future conversions and exercise of warrants, for convertible notes with fixed conversion price, notes with variable conversion feature with a floor and warrants with a conversion price floor. The Company will evaluate the reserved treasury shares on a quarterly basis, and if necessary, reserve additional treasury shares. As of April 30, 2021, we believe that the treasury share reserved are sufficient for any future conversions of these instruments. As a result, these debt instruments and warrants are excluded from derivative consideration.

Customers and Suppliers

We rely on various suppliers to provide services in connection with our VOIP and UCaaS offerings. Our customers include businesses in various industries including Healthcare, Banking, Financial Services, Legal, Real Estate, and Construction. We are not dependent upon any single supplier or customer.

During the nine months ended April 30, 2021, and 2020, the Company did not derive a significant amount of revenue from one single customer.

As of the nine months ended April 30, 2021, and 2020, the Company did not derive a significant number of accounts receivable from one single customer.

Sources of revenue:

Cloud Software and Service Revenue. The Company recognizes cloud software and service revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud software and service revenue

Summary of disaggregated revenue is as follows (in thousands):

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Cloud software and service revenue	$3,666	$1,556	$8,440	$4,653
Product revenue	85	10	189	59
Total operating revenues	$3,751	$1,566	$8,629	$4,712

Contract Assets

Contract assets are recorded for those parts of the contract consideration not yet invoiced but for which the performance obligations are completed. The revenue is recognized when the customer receives services or equipment for a reduced consideration at the onset of an arrangement; for example, when the initial month’s services or equipment are discounted. Contract assets are included in prepaid and other current assets in the consolidated balance sheets, depending on if their reduction is recognized during the succeeding 12-month period or beyond. Contract assets as of April 30, 2021, and July 31, 2020, were $13,260 and $5,980, respectively.

Deferred Income

Deferred income represents billings or payment received in advance of revenue recognition and is recognized upon transfer of control. Balances consist primarily of annual plan subscription services, for services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding 12-month period are recorded as current deferred revenues in the consolidated balance sheets, with the remainder recorded as other noncurrent liabilities in the consolidated balance sheets. Deferred income as of April 30, 2021, and July 31, 2020, were $43,000 and $148,000, respectively.

Customer deposits

The Company in some instances requires customers to make deposits for equipment, installation charges and training. As equipment is installed and training takes places the deposits are then applied to revenue. As of April 30, 2021, and July 31, 2020, Digerati’s customer deposits balance was $131,000 and $131,000, respectively.

Costs to Obtain a Customer Contract

Sales commissions are paid upon collections of related revenue and are expensed during the same period. Sales commissions for the nine months ended April 30, 2021, and April 30, 2020, were $576,476 and $51,953, respectively.

Direct Costs - Cloud software and service

We incur bandwidth and colocation charges in connection with our UCaaS or cloud communication services. The bandwidth charges are incurred as part of the connectivity between our customers to allow them access to our various services. We also incur costs from underlying providers for fiber, Internet broadband, and telecommunication circuits in connection with our data and connectivity solutions.

Noncontrolling interest. The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which governs the accounting for and reporting of non-controlling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance.

The net income (loss) attributed to the NCI is separately designated in the accompanying consolidated statements of operations and other comprehensive income (loss). For the nine months ended April 30, 2021, and 2020, the Company recognized a net loss attributable to the noncontrolling interest of $223,000 and $58,000, respectively.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 47020) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company is currently evaluating the potential on its financial statements.

NOTE 2 – GOING CONCERN

Financial Condition

The Company’s consolidated financial statements for the nine months ending April 30, 2021, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 1993, the Company has incurred net losses and accumulated a deficit of approximately $104,166,000, a working capital deficit of approximately $22,924,000 and total liabilities of $32,430,000, which includes $17,340,000 in derivative liabilities, which raises substantial doubt about Digerati’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that available resources as of April 30, 2021, will not be sufficient to fund the Company’s operations and corporate expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, issuing stock-based compensation to certain members of the executive management team in lieu of cash, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including equity or debt financing, sales of assets, or collaborative arrangements. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences, or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

We are currently taking initiatives to reduce our overall cash deficiencies on a monthly basis. During fiscal 2021 certain members of our management team have taken a significant portion of their compensation in common stock to reduce the depletion of our available cash. To strengthen our business, we intend to adopt best practices from our recent acquisitions and invest in a marketing and sales strategy to grow our monthly recurring revenue; we anticipate utilizing our value-added resellers and channel partners to tap into new sources of revenue streams, we have also secured numerous agent agreements through our recent acquisitions that we anticipate will accelerate revenue growth. In addition, we will continue to focus on selling a greater number of comprehensive services to our existing customer base. Further, in an effort to increase our revenues, we will continue to evaluate the acquisition of various assets with emphasis in VoIP Services and Cloud Communication Services. As a result, during the due diligence process we anticipate incurring significant legal and professional fees.

We have been successful in raising debt and equity capital in the past and as described in Notes 6, 7, and 8. We have financing efforts in place to continue to raise cash through debt and equity offerings. Although we have successfully completed financings and reduced expenses in the past, we cannot assure you that our plans to address these matters in the future will be successful.

The Company’s consolidated financial statements as of April 30, 2021, do not include any adjustments that might result from the inability to implement or execute the Company’s plans to improve our ability to continue as a going concern.

On November 17, 2020, the Company and T3 Communications, Inc (“T3 Nevada”), a majority owned subsidiary entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). Pursuant to the Credit Agreement, Post Road provided T3 Nevada with a secured loan of up to $20,000,000, with initial loans of $10,500,000 pursuant to the issuance of a Term Loan A Note and $3,500,000 pursuant to the issuance of a Term Loan B Note, each funded on November 17, 2020.

The Company used $14,000,000 of the credit facility for the payment of approximately $9.452 million for the purchase price for the merger of Nexogy, $1.190 million for the purchase price and transaction fees of certain assets of ActiveServe, Inc., $1.487 million for the payment in full of outstanding debts owed and accrued interest to three creditors, including the secured creditor Thermo Communication, Inc., the payment of approximately $464,000 paid to Post Road, and recognized as deferred financing cost, and will be amortized over the terms of the notes. In addition, the Company expensed $430,000 in legal fees associated to the acquisitions and financing.

The Company can draw additional loans in increments of $1,000,000, before the 18 month anniversary of the initial funding date. The current Credit Agreement will allow the Company to continue acquiring UCaaS service providers that meet the Company’s acquisition criteria. Management anticipates that future acquisitions will provide additional operating revenues to the Company as it continues to execute on its consolidation strategy. There can be no guarantee that the planned acquisitions will close or that they will produce the anticipated revenues on the schedule anticipated by management.

NOTE 3 – INTANGIBLE ASSETS

Below are summarized changes in intangible assets at April 30, 2021, and July 31, 2020:

Total amortization expense for the nine months ended April 30, 2021, and 2020 was $962,429 and $284,571, respectively.

	Gross		Net
	Carrying	Accumulated	Carrying
April 30, 2021	Value	Amortization	Amount
NetSapiens - license, 10 years	$150,000	$(150,000)	$-
Customer relationships, 5 years	40,000	(26,672)	13,328
Customer relationships, 7 years	1,480,000	(646,077)	833,923
Customer relationships 7 years	5,710,000	(407,857)	5,302,143
Trademarks, 7 years	2,870,000	(205,000)	2,665,000
Non-compete, 2 & 3 years	290,000	(65,000)	225,000
Marketing & Non-compete, 5 years	800,000	(480,000)	320,000
Total Define-lived Assets	11,340,000	(1,980,606)	9,359,394
Goodwill, Indefinite	3,512,533	-	3,512,533
Balance, April 30, 2021	$14,852,533	$(1,980,606)	$12,871,927

	Gross		Net
	Carrying	Accumulated	Carrying
July 31, 2020	Value	Amortization	Amount
NetSapiens - license, 10 years	$150,000	$(150,000)	$-
Customer relationships, 5 years	40,000	(20,672)	19,328
Customer relationships, 7 years	1,480,000	(487,505)	992,495
Marketing & Non-compete, 5 years	800,000	(360,000)	440,000
Total Define-lived Assets	2,470,000	(1,018,177)	1,451,823
Goodwill, Indefinite	810,353	-	810,353
Balance, July 31, 2020	$3,280,353	$(1,018,177)	$2,262,176

NOTE 4 – STOCK-BASED COMPENSATION

In November 2015, the Company adopted the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”). The Plan authorizes the grant of up to 7.5 million stock options, restricted common shares, non-restricted common shares and other awards to employees, directors, and certain other persons. The Plan is intended to permit the Company to retain and attract qualified individuals who will contribute to the overall success of the Company. The Company’s Board of Directors determines the terms of any grants under the Plan. Exercise prices of all stock options and other awards vary based on the market price of the shares of common stock as of the date of grant. The stock options, restricted common stock, non-restricted common stock, and other awards vest based on the terms of the individual grant.

During the nine months ended April 30, 2021, we issued:

●	7,608,820 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of $247,287 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	250,000 common shares to a former member of the Management team for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $17,500 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	500,000 options to purchase common shares to one of our members of the Board of Directors with an exercise price of $0.1475 per share and a term of 5 years. At issuance, 166,666 of the options vested, 333,334 of the options will vest equally over a period of two years. At the time of issuance, the options had a fair market value of $52,531.

●	3,730,000 options to purchase common shares to various employees with an exercise price of $0.04 per share and a term of 5 years. At issuance, 33,333 of the options vested, 66,667 of the options will vest equally over a period of two years, and 3,630,000 of the options will vest equally over a period of three years. The options have a fair market value of $214,812.

During the nine months ended April 30, 2020, we issued:

●	7,313,827 common shares to the Executive Officers for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $410,044 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

●	2,988,251 shares of common stock to the Executive Officers, with a market value at time of issuance of $158,216 the stock was issued as payment for outstanding compensation.

●	60,000 options to purchase common shares to an employee with an exercise price of $0.12 per share and a term of 5 years. The options vest equally over a period of three years. The options have a fair market value of $7,158.

The fair market value of all options issued during the nine months ended April 30, 2021, were determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	197.71% - 317.52%
Risk-free interest rate	0.22% - 1.47%
Expected term	2.0 - 3.0 years.

The Company recognized approximately $109,685 and $315,000 in stock-based compensation expense for stock options to employees for the nine months ended April 30, 2021, and 2020, respectively. Unamortized compensation stock option cost totaled $220,861 and $126,182 at April 30, 2021, and April 30, 2020, respectively.

A summary of the stock options as of April 30, 2021, and July 31, 2020, and the changes during the nine months ended April 30, 2021, are presented below:

		Weighted average	Weighted average remaining contractual
	Options	exercise price	term (years)

Outstanding at July 31, 2020	5,000,000	$0.27	2.66
Granted	4,230,000	$0.05	4.65
Exercised	-	-	-
Forfeited and cancelled	-	-	-
Outstanding at April 30, 2021	9,230,000	$0.17	3.18
Exercisable at April 30, 2021	5,666,908	$0.24	2.28

The aggregate intrinsic value (the difference between the Company’s closing stock price on the last trading day of the period and the exercise price, multiplied by the number of in-the-money options) of the 9,230,000 and 5,000,000 stock options outstanding at April 30, 2021, and July 31, 2020, was $427,340 and $0, respectively.

The aggregate intrinsic value of 5,666,908 and 4,717,699 stock options exercisable at April 30, 2021, and July 31, 2020, was $65,173 and $0, respectively.

NOTE 5 – WARRANTS

During the nine months ended April 30, 2021, the Company issued the following warrants:

On November 17, 2020, the Company issued 107,701,179 Warrants to Post Road Special Opportunity Fund II LP (the “Warrant”) to purchase, initially, twenty-five percent (25%) of the Company’s total shares (the “Warrant”), calculated on a fully-diluted basis as of the date of issuance (the “Warrant Shares”) and subject to a reduction to fifteen percent (15%) as described below.

The number of Warrant Shares is adjustable to allow the holder to maintain, subject to certain share issuances that are exceptions, the right to purchase twenty-five percent (25%) of the Company’s total shares, calculated on a fully-diluted basis. The Warrant has an exercise price of $0.01 per share and the Warrant expires on November 17, 2030. Seventy-five percent (75%) of the Warrant Shares are immediately fully vested and not subject to forfeiture at any time for any reason. The remaining twenty-five percent (25%) of the Warrant Shares are subject to forfeiture based on the Company achieving certain performance targets which, if achieved, would result in twenty percent (20%) warrant coverage. If the minority shareholders of T3 Nevada convert their T3 Nevada shares into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Warrant Shares percentage shall also be lowered such that when combined with the achievement of the performance targets, the warrant coverage could be reduced to fifteen percent (15%).

In connection with the issuance of the Warrant, the three executives of the Company, Art Smith, Antonio Estrada, and Craig Clement entered into a Tag-Along Agreement (the “Tag-Along Agreement”) whereby they agreed that the holder of the Warrant or Warrant Share will have the right to participate or “tag-along” in any agreements to sell any shares of their Common Stock that such executives enter into. The Company also agreed, in connection with the issuance of the Warrant and pursuant to a Board Observer Agreement (the “Board Observer Agreement”), to grant Post Road the right to appoint a representative to each of the boards of directors of the Company and each of its subsidiaries, to attend all board meeting in a non-voting observer capacity. In addition, at issuance the Company recognized $6,462,050 in Derivative liability associated with these warrants.

A summary of the warrants as of April 30, 2021, and July 31, 2020, and the changes during the nine months ended April 30, 2021, are presented below:

			Weighted average
		Weighted average	remaining contractual
	Warrants	exercise price	term (years)

Outstanding at July 31, 2020	2,540,000	$0.33	1.61
Granted	107,701,179	$0.01	9.50
Exercised	(300,000)	$0.10	-
Forfeited and cancelled	(105,000)	$0.50	-
Outstanding at April 30, 2021	109,836,179	$0.02	9.39
Exercisable at April 30, 2021	82,610,885	$0.01	9.40

The aggregate intrinsic value (the difference between the Company’s closing stock price on the last trading day of the period and the exercise price, multiplied by the number of in-the-money warrants) of the 109,836,179 and 2,540,000 warrants outstanding at April 30, 2021, and July 31, 2020, was $15,677,051 and $6,160, respectively.

The aggregate intrinsic value of 82,610,885 and 1,940,000 warrants exercisable at April 30, 2021, and July 31, 2020, was $11,772,883 and $6,160, respectively.

During the nine months ended April 30, 2020, we issued the following warrants.

In March 2020, the Company received $25,000 in professional services and issued 25,000 shares of Series A Convertible Preferred Stock at a conversion price of $0.30 per share and warrants to purchase an additional 50,000 shares of its common stock at an exercise price of $0.20 per share. We determined that the warrants issued in connection with the services received were equity instruments and did not represent derivative instruments. The Company adopted a sequencing policy and determined that the warrants with fixed exercise price were excluded from derivative consideration.

During the nine months ended April 30, 2021, the Company extended the expiration date for 300,000 warrants that previously set to expired in fiscal year ended July 31, 2020. The extended expiration date is to October 12, 2022.

During the nine months ended April 30, 2021, 105,000 warrants expired with an exercise price of $0.50. These warrants were issued in August and October 2017.

During the nine months ended April 30, 2021, the Company received $30,000 in proceeds from the exercise of 300,000 warrants, with an exercise price of $0.10. These warrants were issued in March 2018.

In December 2017, the Company issued 100,000 warrants to a consultant for services, the warrants vested at time of issuance. The warrants have a term of 5 years, with an exercise price of $0.50. Additionally, the Company committed to issue 100,000 warrants if the Company’s stock price traded at $0.75 per share for 10 consecutive days, to issue 100,000 warrants if the Company’s stock price traded at $1.00 per share for 10 consecutive days, and to issue 100,000 warrants if the Company’s stock price traded at $1.25 per share for 10 consecutive days. The 300,000 commitment warrants have not been issued since the requirements were not achieved during the nine months ending April 30, 2021.

NOTE 6 – NOTES PAYABLE NON-CONVERTIBLE

Notes Payable Non-convertible

On April 30, 2018, T3 Communications, Inc., a Nevada corporation (“T3”), our majority owned subsidiary, entered into a secured promissory note for $650,000 with an effective annual interest rate of 0% and an initial maturity date of May 14, 2018. The lender subsequentially continued to extend the maturity date on the note. On October 14, 2020, the lender agreed to extend the maturity date until October 31, 2020, the Company continued to pay $3,250 per week in late fees. In conjunction with the note, T3 entered into a Security Agreement, whereby T3 agreed to pledge one third of the outstanding shares of its Florida operations, T3 Communications, Inc. On November 17, 2020, the Company paid the total principal balance outstanding of $700,000. As of April 30, 2021, and July 31, 2020, the outstanding principal balance were $0 and $700,000, respectively.

On April 30, 2018, T3 entered into a credit facility under a secured promissory note of $500,000, interest payment for the first twenty-three months with a balloon payment on the twenty-fourth month and a maturity date of April 30, 2020. The note was collateralized by T3’s accounts receivables. On April 10, 2020, the Company increased the credit facility to $600,000 and the lender agreed to extend the maturity date until April 10, 2022. In addition, the Company agreed to a revised effective annual interest rate of prime plus 5.75%, adjusted quarterly on the first day of each calendar quarter. On November 17, 2020, the Company paid the total principal balance outstanding of $600,000 and $11,115 in accrued interest and fees. As of April 30, 2021, and July 31, 2020, the outstanding principal balance were $0 and $600,000, respectively.

On October 22, 2018, the Company issued a secured promissory note for $50,000, bearing interest at a rate of 8% per annum, with maturity date of December 31, 2018.In February 2020, the maturity date was extended until December 31, 2020. In March 2021, the maturity date was extended until July 31, 2021. The promissory note is secured by a Pledge and Escrow Agreement, whereby the Company agreed to pledge rights to a collateral due under certain Agreement. The outstanding balance as of April 30, 2021, and July 31, 2020, was $50,000.

On June 14, 2019, the Company, entered into a Stock Purchase Agreement (the “Agreement”) to acquire a 12% minority interest in Itellum Comunicacions Costa Rica, S.R.L. In conjunction with this transaction, we entered into a non-recourse promissory note for $17,500 with an effective annual interest rate of 8% and an initial maturity date of September 14, 2019. On February 15, 2020, the maturity date was extended to July 31, 2020. On August 1, 2020, the lender agreed to extend the maturity date to October 31, 2020. Subsequentially, the lender agreed to extend the maturity date to January 31, 2021. Additionally, the lender agreed to extend the maturity date to April 30, 2021. The outstanding balance as of April 30, 2021, and July 31, 2020, was $7,500. Subsequently, on May 7, 2021, the Company paid the total principal balance outstanding of $7,500 and $1,136 in accrued interest.

On February 26, 2020, the Company entered into a secured promissory note for $30,000 with an effective annual interest rate of 12% and a maturity date of May 1, 2020. Subsequently, the note holder agreed to extend the maturity date until August 31, 2020. The promissory note was secured by the Company’s receivables. On November 17, 2020, the Company paid the total principal balance outstanding of $30,000 and $2,604 in accrued interest. The outstanding balance as of April 30, 2021, and July 31, 2020, were $0 and $30,000, respectively.

On April 22, 2020, the Company, entered into two unsecured promissory notes (the “Notes”) for $62,500 and $86,000 made to the Company under the Paycheck Protection Program (the “PPP”). In addition, on May 4, 2020, the Company, entered into a third unsecured promissory note (the “Note”) for $213,100 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The loans to the Company were made through The Bank of San Antonio (the “Lender”). On April 15, 2021, the SBA informed the Company that the total outstanding balance of $62,500 and accrued interest of $608 were forgiven. As a result, the Company recognized a gain on settlement of debt of $63,108. In addition, on April 15, 2021, the SBA informed the Company that the total outstanding balance of $86,000 and accrued interest of $836 were forgiven. At the time of the forgiveness, the Company recognized a gain on settlement of debt of $86,836. Subsequently, on May 13, 2021, the SBA informed the Company that the total outstanding balance of $213,100 and accrued interest of $2,172 were forgiven. Subsequentially, on May 13, 2021, the Company recognized a gain on settlement of debt of $215,272.

The Notes provide for an interest rate of 1.00% per year and matures two years after the issuance date. Beginning on the seventh month following the date of the Notes, the Company is required to make 18 monthly payments of principal and interest in the amount of $8,316 and $11,933, respectively. The Notes may be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. The Notes contain events of default and other conditions customary for a Note of this type.

As of April 30, 2021, the principal balance on the various notes were $0, $0, and $213,100, respectively. As of July 31, 2020, the principal balance on the various notes were $62,500, $86,000, and $213,100, respectively.

Credit Agreement and Notes

On November 17, 2020, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”), a majority owned subsidiary of Digerati Technologies, Inc. (the “Company”) and the Company’s other subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road. The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road will provide T3 Nevada with a secured loan of up to $20,000,000 (the “Loan”), with initial loans of $10,500,000 pursuant to the issuance of a Term Loan A Note and $3,500,000 pursuant to the issuance of a Term Loan B Note, each funded on November 17, 2020, and an additional $6,000,000 on loans, in increments of $1,000,000 as requested by T3 Nevada before the 18 month anniversary of the initial funding date to be lent pursuant to the issuance of a Delayed Draw Term Note. After payment of transaction-related expenses and closing fees of $964,000, net proceeds to the Company from the Note totaled $13,036,000. The Company recorded these discounts and cost of $964,000 as a discount to the Notes and will be amortized over the term of the notes.

The Company used $14,000,000 of the credit facility for the payment of approximately $9.452 million for the purchase price for the merger of Nexogy, $1.190 million for the purchase price and transaction fees of certain assets of ActiveServe, Inc., $1.487 million for the payment in full of outstanding debts owed and accrued interest to three creditors, including the secured creditor Thermo Communication, Inc., the payment of approximately $464,000 paid to Post Road, and recognized as deferred financing cost, and will be amortized over the terms of the notes. In addition, the Company expensed $430,000 in legal fees associated to the acquisitions and financing.

During the nine months ending April 30, 2021, the Company amortized $1,294,000 of the total debt discount as interest expense for the Term Loan A Note and the Term Loan B Note. The total debt discount outstanding on the notes as of April 30, 2021, was $6,132,000.

The Term Loan A and Delayed Draw Term Notes have maturity dates of November 17, 2024, and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan A is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three. The principal balance and accrued PIK interest outstanding on the note were $10,500,000 and $245,881, respectively as of April 30, 2021.

Term Loan B has a maturity date of December 31, 2021, and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan B is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three. The principal balance and accrued PIK interest outstanding on the note were $3,500,000 and $81,960, respectively as of April 30, 2021.

The Credit Agreement contains customary representations, warranties, and indemnification provisions. The Credit Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the loan parties as well as financial performance. Below are key covenants requirements, (measured quarterly):

1.	Maximum Allowed - Senior Leverage Ratio of 5.08 to 1.00

2.	Minimum Allowed - EBITDA of $703,091

3.	Minimum Allowed - Liquidity of $1,250,000

4.	Maximum Allowed - Capital Expenditures of $94,798

5.	Minimum Allowed – Fixed Charge Coverage Ratio of 1.5 to 1.00

As of April 30, 2021, the Company is in compliance of the financial covenants mentioned above.

T3 Nevada’s obligations under the Credit Agreement are secured by a first-priority security interest in all of the assets of T3 Nevada and guaranteed by the other subsidiaries of the Company pursuant to the Guaranty and Collateral Agreement, dated November 17, 2020, by and among T3 Nevada, the Company’s other subsidiaries, and Post Road Administrative LLC (the “Guaranty and Collateral Agreement”). In addition, T3 Nevada’s obligations under the Credit Agreement are, pursuant to a Pledge Agreement (the “Pledge Agreement”), secured by a pledge of a first priority security interest in T3 Nevada’s 100% equity ownership of each of T3 Nevada’s operating companies.

NOTE 7 – RELATED PARTY PROMISORY NOTES

On May 1, 2018, T3 entered into a secured promissory note for $275,000 with an effective annual interest rate of 8.08% with an interest and principal payment of $6,000 per month and shall continue perpetuity until the entire principal amount is paid in full. The promissory note is guaranteed to the lender by 15% of the stock owned by T3 in its Florida operations, T3 Communications, Inc., the secured interest will continue until the principal balance is paid in full. In conjunction with the promissory note, the Company issued 3-year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share. Under a Black-Scholes valuation the relative fair market value of the warrants at time of issuance was approximately $26,543 and was recognized as a discount on the promissory note. The company amortized as interest expense during the periods ended April 30, 2021, and July 31, 2020, $6,300 and $10,386, respectively. The total unamortized discount as of April 30, 2021, and July 31, 2020, were $0 and $6,300, respectively. The note holder also serves as Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries. During the nine months ending April 30, 2021, the Company paid the total principal balance outstanding of $152,634. The total principal outstanding as of April 30, 2021, and July 31, 2020, were $0 and $152,634, respectively.

On February 27, 2020, the Company entered into an unsecured promissory note for $70,000 with an effective annual interest rate of 12% and a maturity date of May 1, 2020. Subsequently, the note holder agreed to extend the maturity date until August 31, 2020. In addition, the Company agreed to pay the lender in services provided by the Company, and any unpaid principal and accrued interest will be paid in cash. During the nine months ended April 30, 2020, and April 30, 2021, the Company provided VoIP Hosted and fiber services of $128,927 and $130,029, respectively. On August 3, 2020, the promissory note was paid in full. The total principal outstanding as of April 30, 2021, and July 31, 2020, were $0 and $16,298, respectively. The note holder also serves as a Board Member of T3 Communications, Inc., a Florida Corporation, one of our operating subsidiaries.

ActivePBX Asset Purchase

On November 17, 2020, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months. During the period ended April 30, 2021, the Company made one of the quarterly principal payments of $136,250, and a payment of $11,000 towards the Holdback amount, the total principal outstanding on the notes as of April 30, 2021, was $1,267,750.

In connection with the Purchase Agreement, the Company entered with the Note Holders into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of ActivePBX. Under the Consulting Agreements, the Company will pay on an annual basis $90,000 to each the consultants.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

At April 30, 2021, and July 31, 2020, convertible notes payable consisted of the following:
	April 30,	July 31,
CONVERTIBLE NOTES PAYABLE NON-DERIVATIVE	2021	2020
In November 2019 and February 2020, the holder agreed to extend the maturity date of the notes until April 30, 2020. In June 2020, the note holder agreed to extend the maturity date until August 31, 2020, which was again extended until January 31, 2021. The holder agreed to extend the Maturity date until February 15, 2021. On February 12, 2021, the promissory note was settled under a debt exchange agreement in which the holder received payment in full for the outstanding balance of $32,000 and $3,929.50 in accrued interest. On March 11, 2021, the Company issued a total of 17,965 shares of Series B Preferred Stock for settlement of debt of $16,000 on a promissory note and $1,965 in accrued interest. In addition, the Company issued a total of 598,825 shares of Common Stock for settlement of debt of $16,000 on a promissory note and $1,965 in accrued interest.	$-	$32,000

On October 13, 2020, the Company entered into a variable convertible promissory note with an aggregate principal amount of $330,000, annual interest rate of 8% and a maturity date of October 13, 2021. After payment of transaction-related expenses and closing fees of $32,000, net proceeds to the Company from the Note totaled $298,000. The Company recorded $32,000 as a discount to the Note and amortized over the term of the note. In connection with the execution of the note, the Company issued 1,000,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $45,003 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Additionally, the Company recognized $134,423 as debt discount for the intrinsic value of the conversion feature, and it will be amortized to interest expense during the term of the promissory note. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a fix conversion price at issuance, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument. The Company amortized as interest expense during the period ended April 30, 2021, $167,379. The total unamortized discount on the Note as of April 30, 2021, was $44,047. On April 16, 2021, the Company paid $165,000 of the principal outstanding, $13,381 of the accrued interest and $35,676 in redemption premium. The total principal balance outstanding as of April 30, 2021, was $165,000. (See below variable conversion terms No.1)	165,000	-

On October 15, 2020, the Company entered into a variable convertible promissory note with an aggregate principal amount of $27,500, annual interest rate of 8% and a maturity date of October 15, 2021. After payment of transaction-related expenses and closing fees of $2,500, net proceeds to the Company from the Note totaled $25,000. Additionally, the Company recorded $6,075 as a discount to the Note and amortized over the term of the note. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a fix conversion price at issuance, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument. The Company amortized as interest expense during the nine months ended April 30, 2021, $8,575. The total unamortized discount on the Note as of April 30, 2021, was $0. On January 31, 2021, the holder agreed to roll over to a new consolidated note the principal balance outstanding of $27,500 and $982 of accrued interest. The total principal balance outstanding as of April 30, 2021, was $0. (See new consolidated note dated January 31, 2021, for $80,235) (See below variable conversion terms No.1)	-	-

On January 27, 2021, the Company entered into a variable convertible promissory note with an aggregate principal amount of $250,000, annual interest rate of 8% and a maturity date of January 27, 2022. In connection with the execution of the note, the Company issued 500,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $24,368 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Additionally, the Company recognized $44,368 as debt discount for the intrinsic value of the conversion feature, and it will be amortized to interest expense during the term of the promissory note. The Holder may elect to convert up to 100% of the principal amount outstanding and any accrued interest on the Note into Common Stock at any time after 180 days of funding the Note. The Conversion Price shall be the greater of $0.05 or 75% of the lowest daily volume weighted average price (“VWAP”) for the ten (10) trading day period immediately preceding the conversion date. The Holder shall, in its sole discretion, be able to convert any amounts due hereunder at a twenty-five percent (25%) discount to the per share price of the Qualified Uplisting Financing. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a conversion price floor, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument. The Company amortized as interest expense during the nine months ended April 30, 2021, $17,184. The total unamortized discount on the Note as of April 30, 2021, was $51,552. The total principal balance outstanding as of April 30, 2021, was $250,000.	250,000	-

On April 14, 2021, the Company entered into a variable convertible promissory note with an aggregate principal amount of $250,000, annual interest rate of 8% and a maturity date of April 14, 2022. In connection with the execution of the note, the Company issued 500,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $63,433 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Additionally, the Company recognized $96,766 as debt discount for the intrinsic value of the conversion feature, and it will be amortized to interest expense during the term of the promissory note. The Holder may elect to convert up to 100% of the principal amount outstanding and any accrued interest on the Note into Common Stock at any time after 180 days of funding the Note. The Conversion Price shall be the greater of $0.15 or 75% of the lowest daily volume weighted average price (“VWAP”) for the ten (10) trading day period immediately preceding the conversion date. The Company analyzed the Note for derivative accounting consideration and determined that since the note has a conversion price floor, it does not require to be accounted as a derivative instrument. The Company will evaluate every reporting period and identify if any default provisions and other requirements triggered a variable conversion price and if the note needs to be classified as a derivative instrument. The Company amortized as interest expense during the nine months ended April 30, 2021, $13,350. The total unamortized discount on the Note as of April 30, 2021, was $146,849. The total principal balance outstanding as of April 30, 2021, was $250,000.	250,000	-

Total convertible notes payables non-derivative:	$665,000	$32,000

CONVERTIBLE NOTES PAYABLE - DERIVATIVE

On August 30, 2019, the Company entered into variable convertible note for $93,500, bearing interest at a rate of 10% per annum and a maturity date of May 30, 2020. On August 10, 2020, the noteholder agreed to extend the maturity date until October 31, 2020. After payment of transaction-related expenses of $8,500, net proceeds to the Company from the Note totaled $85,000. The Company recorded these discounts and cost of $8,500 as a discount to the Note and fully amortized as interest expense during the period. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $100,978, of which $85,000 was recorded as debt discount and will be amortized during the term of the Note, and $15,978 was recorded as day 1 derivative loss. During the nine months ended April 30, 2021, the Company issued 5,000,000 shares of common stock for the conversion of $80,000 of the principal balance outstanding. The total unamortized discount on the Note as of April 30, 2021, and July 31, 2020, was $0. The Company amortized $0 and $93,500 of debt discount as interest expense during the periods ended April 30, 2021and July 31, 2020, respectively. On January 31, 2021, the holder agreed to roll over to a new consolidated note the principal balance outstanding of $13,500 and $9,300 of accrued interest. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $0 and $93,500, respectively. (See new consolidated note dated January 31, 2021, for $80,235) (See below variable conversion terms No.2)	-	93,500

On January 10, 2020, the Company entered into an Assignment Agreement whereby Armada Investment Fund LLC (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $145,297 and $35,750, representing the outstanding principal balance on the Convertible Promissory Notes dated July 11, 2019, and October 18, 2019, respectively, plus accrued interest of $28,953. The new notes are in the aggregate principal amount of $210,000, annual interest rate of 3% and a maturity date of January 10, 2021. On January 22, 2020, the Company entered into an Assignment Agreement whereby BHP Capital NY Inc. (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $146,625, representing the outstanding principal balance on the Convertible Promissory Note dated July 11, 2019, plus accrued interest of $33,375. The new note is in the aggregate principal amount of $180,000, annual interest rate of 3% and a maturity date of January 22, 2021. On January 22, 2020, the Company entered into an Assignment Agreement whereby Jefferson Street Capital LLC (the “Assignor”) assigned to Platinum Point Capital LLC (the “Assignee”) a principal amount of $146,625, representing the outstanding principal balance on the Convertible Promissory Note dated July 11, 2019, plus accrued interest of $33,375. The new note is in the aggregate principal amount of $180,000, annual interest rate of 3% and a maturity date of January 22, 2021. The Company analyzed the notes for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of the assignment, the Company recognized derivative liability for the new convertible notes of $784,565, of which $570,000 was recorded as debt discount and amortized over the term of the notes, and $214,565 was recorded as day 1 derivative loss. During the year ended July 31, 2020, the Company issued 25,312,983 shares of common stock for the conversion of $230,000 of the principal outstanding and $12,000 in accrued interest and fees. During the period ended April 30, 2021, the Company issued 11,371,125 shares of common stock for the conversion of $211,769 of the principal outstanding. In addition, during the period ended April 30, 2021, the Company paid $101,203 of the outstanding principal and $37,797 in accrued interest and fees. The total unamortized discount on the Notes as of April 30, 2021, and July 31, 2020, were $0 and $172,611, respectively. The Company amortized $397,389 and $172,611 of debt discount as interest expense during the year ended July 31, 2020, and the period ended April 30, 2021, respectively. On January 31, 2021, the holder agreed to roll over to a new consolidated note the principal balance outstanding of $27,028 and $1,925 of accrued interest. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $0 and $340,000, respectively. (See new consolidated note dated January 31, 2021, for $80,235) (See below variable conversion terms No.2)	-	340,000

On February 13, 2020, the Company entered into a variable convertible note. The note is in the aggregate principal amount of $33,500, annual interest rate of 10% and a maturity date of February 13, 2021. After payment of transaction-related expenses of $3,500, net proceeds to the Company from the note totaled $30,000. The Company recorded these discounts and cost of $3,500 as a discount to the note and fully amortized as interest expense during the period. The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $42,976, of which $30,000 was recorded as debt discount and will be amortized during the term of the Note, and $12,976 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of April 30, 2021, and July 31, 2020, were $0 and $15,000, respectively. During the period ended April 30, 2021, the Company issued 1,465,920 shares of common stock for the conversion of $33,500 of the principal outstanding and $3,148 of accrued interest. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $0 and $33,500, respectively. The Company amortized $15,000 and $15,000 of debt discount as interest expense during the period ended April 30, 2021, and the year ended July 31, 2020, respectively. The notes were immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.2)	-	33,500

On April 28, 2020, the Company entered into a variable convertible note. The note is in the principal amount of $15,000, annual interest rate of 10% and a maturity date of April 28, 2021. The Company analyzed the Note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $26,629, of which $15,000 was recorded as debt discount and will be amortized during the term of the Note, and $11,629 was recorded as day 1 derivative loss. The total unamortized discount on the Note as of April 30, 2021, and July 31, 2020, were $0 and $11,250. During the period ended April 30, 2021, the Company issued 644,040 shares of common stock for the conversion of $15,000 of the principal outstanding and $1,101 of accrued interest. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $0 and $15,000, respectively. The Company amortized $11,250 and $3,750 of debt discount as interest expense during the period ended April 30, 2021, and the year ended July 31, 2020, respectively. The note was immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.2)	-	15,000

On July 27, 2020, the Company entered into a variable convertible promissory note with an aggregate principal amount of $275,000, annual interest rate of 8% and a maturity date of March 27, 2021. After payment of transaction-related expenses and closing fees of $35,000, net proceeds to the Company from the Note totaled $240,000. The Company recorded these discounts and cost of $35,000 as a discount to the Note and amortized over the term of the note. In connection with the execution of the note, the Company issued 500,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $11,626 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Until the earlier of 6 months or the Company listing on Nasdaq or NYSE American, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock the Note Conversion Price shall equal the greater of $0.05 (five) cents or 25% discount to up-listing price or offering/underwriting price concurrent with the Company listing on Nasdaq or NYSE American., subject to adjustment as provided in this Note. If an Event of Default occurs, the Conversion Price shall be the lesser of (a). $0.05 (five) cents or (b). 75% of the lowest traded price in the prior fifteen trading days immediately preceding the Notice of Conversion. The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. On January 28, 2021, the holder agreed to extend the maturity date until August 1, 2021. In conjunction with the amendment, the Company agreed to add to the outstanding balance $50,000 as consideration for the extension of the maturity date. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $325,000 and $275,000, respectively.	325,000	275,000

On July 28, 2020, the Company entered into an Assignment Agreement whereby one of the variable noteholders assigned a principal amount of $35,750 and accrued interest and penalties of $17,081. The new variable convertible note is for $52,831, annual interest rate of 10% and a maturity date of July 28, 2021. The Company analyzed the assignment of the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. As a result, at the time of issuance, the Company recognized derivative liability for the convertible note of $70,888, of which $49,180 was recorded as debt discount and will be amortized during the term of the Note, and $21,708 was recorded as day 1 derivative loss. The Company amortized $49,180 and $0 of debt discount as interest expense during the period ended April 30, 2021, and the year ended July 31, 2020, respectively. The total unamortized discount on the Note as of April 30, 2021, and July 31, 2020, were $0 and $49,180, respectively. During the period ended April 30, 2021, the Company issued 2,195,680 shares of common stock for the conversion of $52,831 of the principal outstanding and $2,061 of accrued interest. The total principal balance outstanding as of April 30, 2020, and July 31, 2020, were $0 and $52,831, respectively. The note was immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock. (See below variable conversion terms No.2)	-	52,831

On January 31, 2021, the Company entered into a variable convertible promissory note with an aggregate principal amount of $80,235, annual interest rate of 8% and a maturity date of February 17, 2022. Until the earlier of 6 months or the Company listing on Nasdaq or NYSE American, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock the Note Conversion Price shall equal the greater of $0.05 (five) cents or seventy-five percent (75%) of the lowest daily volume weighted average price (“VWAP”) over the ten (10) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date (the “Variable Conversion Price”); provided, however, that the Holder shall, in its sole discretion, be able to convert any amounts due hereunder at a twenty-five percent (25%) discount to the per share price of the Qualified Uplisting Financing of over $4MM. If, no later than December 31, 2021, the Borrower shall fail to uplist to any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT, the conversion price under the Note (and the Exchange Note) will be adjusted to equal the lesser of (i) $0.05 per share; or (ii) seventy-five percent (75%) of the lowest VWAP (as defined in the Note and Exchange Note) in the preceding twenty (20) consecutive Trading Days. The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. The total principal balance outstanding as of April 30, 2021, was $80,235.	80,235	-

On February 17, 2021, the Company entered into a variable convertible promissory note with an aggregate principal amount of $175,000, annual interest rate of 8% and a maturity date of February 17, 2022. After payment of transaction-related expenses and closing fees of $5,000, net proceeds to the Company from the Note totaled $170,000. Additionally, the Company recorded $5,000 as a discount to the Note and amortized over the term of the note. Until the earlier of 6 months or the Company listing on Nasdaq or NYSE American, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock the Note Conversion Price shall equal the greater of $0.05 (five) cents or seventy-five percent (75%) of the lowest daily volume weighted average price (“VWAP”) over the ten (10) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date (the “Variable Conversion Price”); provided, however, that the Holder shall, in its sole discretion, be able to convert any amounts due hereunder at a twenty-five percent (25%) discount to the per share price of the Qualified Uplisting Financing of over $4MM. If, no later than December 31, 2021, the Borrower shall fail to uplist to any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT, the conversion price under the Note (and the Exchange Note) will be adjusted to equal the lesser of (i) $0.05 per share; or (ii) seventy-five percent (75%) of the lowest VWAP (as defined in the Note and Exchange Note) in the preceding twenty (20) consecutive Trading Days. The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. The total principal balance outstanding as of April 30, 2021, was $175,000.	175,000	-

On April 15, 2021, the Company entered into a variable convertible promissory note with an aggregate principal amount of $113,000, annual interest rate of 8% and a maturity date of January 15, 2022. After payment of transaction-related expenses and closing fees of $13,000, net proceeds to the Company from the Note totaled $100,000. Additionally, the Company recorded $13,000 as a discount to the Note and amortized over the term of the note. In connection with the execution of the note, the Company issued 100,000 shares of our common stock to the note holder, at the time of issuance, the Company recognized the relative fair market value of the shares of $14,138 as debt discount, and it will be amortized to interest expense during the term of the promissory note. Until the earlier of 6 months or the Company listing on Nasdaq or NYSE American, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock. The Note Conversion Price shall equal the greater of $0.15 (fifteen) cents or 25% discount to up-listing price or offering/underwriting price concurrent with the Company listing on Nasdaq or NYSE American., subject to adjustment as provided in the Note. If an Event of Default occurs, the Conversion Price shall be the lesser of (a). $0.15 (fifteen) cents or (b). seventy-five percent (75%) of the lowest traded price in the prior fifteen (15) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date (the “Variable Conversion Price”). The Company analyzed the note for derivative accounting consideration and determined that the embedded conversion option qualified as a derivative instrument, due to the variable conversion price. The total principal balance outstanding as of April 30, 2021, was $113,000.	113,000	-

Total convertible notes payable - derivative:	$693,235	$809,831

Total convertible notes payable derivative and non-derivative	1,358,235	841,831
Less: discount on convertible notes payable	(491,903)	(294,667)
Total convertible notes payable, net of discount	866,332	547,164
Less: current portion of convertible notes payable	(866,332)	(547,164)
Long-term portion of convertible notes payable	$-	$-

Additional terms No.1: The Holder shall have the right at any time on or after six (6) months from the Issue Date to convert any portion of the outstanding and unpaid principal balance into fully paid and nonassessable shares of Common Stock. The Note Conversion Price shall equal (1) $0.05 (five) cents provided however that in the event the Borrower fails to complete the acquisition of Nexogy, Inc., the Conversion Price shall equal (2) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean eighty-five percent (85%) multiplied by the Market Price (as defined herein) (representing a discount rate of fifteen percent (15%)). “Market Price” means the lowest Trading Price for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

Variable Conversion No.2: The notes are immediately convertible into shares of the Company’s Common Stock, at any time, at a conversion price for each share of Common Stock equal to the lesser of (i) the lowest trading price of the Common Stock (as defined in the Note) as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company’s shares are traded during the twenty (20) consecutive Trading Day period immediately preceding the issuance date of each Note; or (ii) 60% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a notice of conversion (the “Variable Conversion Price”). The Variable Conversion Price may further be adjusted in connection with the terms of the Notes.at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.

The total unamortized discount on the convertible notes as of April 30, 2021, and July 31, 2020, were $491,903 and $294,667, respectively. The total principal balance outstanding as of April 30, 2021, and July 31, 2020, were $1,358,235 and $841,831, respectively. During the periods ended April 30, 2021, and July 31, 2020, the Company amortized $528,645 and $1,228,000, respectively, of debt discount as interest expense.

The following table provides the fair value of the derivative financial instruments measured at fair value using significant unobservable inputs:

		Fair value measurements at reporting date using:
		Quoted prices in active markets for identical	Significant other observable	Significant unobservable
		liabilities	inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Convertible notes & warrants derivative liability at July 31, 2020.	$606,123	-	-	$606,123
Convertible notes & warrants derivative liability at April 30, 2021.	$17,339,843	-	-	$17,339,843

The fair market value of all derivatives during the nine months ended April 30, 2021, was determined using the Black-Scholes option pricing model which used the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	83.28% - 282.87%
Risk-free interest rate	0.09% -2.67%
Expected term	0.01 - 10.00 years.

Level 3 inputs.

The following table provides a summary of the changes in fair value of the derivative financial instruments measured at fair value on a recurring basis using significant unobservable inputs:

Balance at July 31, 2020	$606,123
Derivative from warrants issued in conjunction with new notes	6,462,050
Derivative liability resolved to additional paid in capital due to debt conversion	(588,097)
Derivative (gain) / loss	10,859,767
Balance at April 30, 2021	$17,339,843

NOTE 9 – LEASES

The leased properties have a remaining lease term of sixteen to seventy-two months as of August 1, 2019. At the option of the Company, it can elect to extend the term of the leases.

Beginning August 1, 2019, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to August 1, 2019, were recognized at the present value of the remaining payments on the remaining lease term as of August 1, 2019. Because none of our leases included an implicit rate of return, we used our incremental secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The incremental borrowing rate on the leases is 8.0%.

On January 1, 2021, the Company entered into a new office lease, with a monthly base lease payment and applicable shared expenses of $4,750 and $2,140, respectively. The base rent will increase on an annual basis by 2% of the base lease payment. The lease expires on January 1, 2026, and at the option of the Company, the lease can be extended for one (1) five (5) year term with a base rent at the prevailing market rate at the time of the renewal. The Company recorded ROU asset and liability of $254,375 for this new lease, using the incremental borrowing rate of 8.0% over a 5 year term.

The impact of ASU No. 2016-02 (“Leases (Topic 842)” on our consolidated balance sheet beginning August 1, 2019, was through the recognition of ROU assets and lease liabilities for operating leases. Amounts recognized on July 31, 2020, and April 30, 2021, for operating leases are as follows:

ROU Asset	July 31, 2020	$176,097
Amortization		$(95,694)
Addition - Asset		$254,375
ROU Asset	April 30, 2021	$334,778

Lease Liability	July 31, 2020	$176,097
Amortization		$(95,694)
Addition - Liability		$254,375
Lease Liability	April 30, 2021	$334,778

Lease Liability	Short term	$73,985
Lease Liability	Long term	$260,793
Lease Liability	Total:	$334,778

Operating lease cost:		$118,167

Cash paid for amounts included in the measurement of lease liabilities

Operating cashflow from operating leases:		$118,167

Weighted-average remain lease term-operating lease:		1.74 years

Weighted-average discount rate		8.0%

For the period ended April 30, 2021, the amortization of operating ROU assets was $95,694.

For the period ended April 30, 2021, the amortization of operating lease liabilities was $95,694.

The future minimum lease payment under the operating leases are as follows:

Lease
Period Ending July 31,	Payments
2021	$146,549
2022	114,935
2023	84,475
2024	59,528
2025	60,228
2026	30,362
Total:	$496,077

NOTE 10 – PREFERED STOCK

CONVERTIBLE SERIES A PREFERRED STOCK

In March 2019, the Company’s Board of Directors designated and authorized the issuance up to 1,500,000 shares of the Series A Preferred Stock. Each share of Series A Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”) and are entitled to a dividend at an annual rate of eight percent (8%) per share. The Company had 225,000 shares of the Convertible Series A Preferred Stock outstanding as of April 30, 2021. During the three months ending April 30, 2021, the Company declared a dividend of $5,000 and had $35,000 as accumulated dividends as of April 30, 2021.

The terms of our Series A Preferred Stock allow for:

Voting Rights. Unless otherwise required by the Nevada Revised Statutes, the shares of Series A Preferred Stock shall not be entitled to vote on any matter presented at any annual or special meeting of stockholders of the Corporation, or through written consent.

Optional Conversion. Each holder of shares of Series A Preferred Stock may, at holder’s option and commencing on April 30, 2020, convert any or all such shares, on the terms and conditions set forth herein, into fully paid and non-assessable shares of the Corporation’s Common Stock. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing the Original Issue Price of each share of Series A Preferred Stock, plus accrued and unpaid dividends through the Conversion Date, to be converted by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” at which shares of Common Stock shall be issuable upon conversion of any shares of Series A Preferred Stock shall initially be the greater of (i) $0.40 per share, (ii) a 30% discount to the offering price of the Common Stock (or Common Stock equivalent) in a $10 million or greater equity financing that closes concurrently with an up-listing of the Company Common Stock on the NYSE American or Nasdaq, in the event of such up-listing, and (iii) a 30% discount to the average closing price per share of the Common Stock for the 5 consecutive trading days commencing upon the date the Common Stock is up-listed on either the NYSE American or Nasdaq in which there is no concurrent $10 million equity financing, in the event of such up-listing, subject to adjustment as provided below.

Mandatory Conversion. Each share of Series A Preferred Stock shall automatically convert into shares of Common Stock, as described in paragraph 2a, at the then applicable Conversion Price, upon the earlier of (i) the closing of a public or private offering (or series of offerings within a 90-day period) of Corporation equity or equity equivalent securities placed by a registered broker-dealer resulting in minimum gross proceeds to the Corporation of $10 million, (ii) commencing on April 30, 2020, if the Common Stock shall close (or the last trade shall be) at or above 150% of the Conversion Price per share for 20 out of 30 consecutive trading days, and (iii) the uplisting of the Corporation’s Common Stock to a national securities exchange or the Nasdaq stock market ((i), (ii) and (iii) are collectively referred to as “Mandatory Conversion Event”). The Corporation will provide notice to holder within 20 days of the occurrence of a Mandatory Conversion Event (failure of the Corporation to timely give such notice does not void the mandatory conversion). Holder shall surrender to the Corporation, within 10 days of receiving such notice, the certificate(s) representing the shares of Series A Preferred Stock to be converted into Common Stock. In the event holder does not surrender such certificate(s) within 10 days of receiving such notice, the Corporation shall deem such certificate(s) cancelled and void. As soon as practicable, after the certificate(s) are either surrendered by the holder or cancelled by the Corporation, as the case may be, the Corporation will issue and deliver to holder a new certificate for the number of full shares of Common Stock issuable upon such mandatory conversion in accordance with the provisions hereof and cash as provided in paragraph 2(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such mandatory conversion, unless fractional shares are rounded up to the next whole share. Holder will be deemed a Common Stockholder of record as of the date of the occurrence of a Mandatory Conversion Event.

During the period ended April 30, 2021, the Company evaluated Series A Convertible Preferred Stock and concluded that none of the mandatory conversion events occurred during the period and determined that the convertible shares were classified as equity instruments.

CONVERTIBLE SERIES B PREFERRED STOCK

In April 2020, the Company’s Board of Directors designated and authorized the issuance up to 1,000,000 shares of the Series B Preferred Stock. The Series B Preferred Stock is only issuable to the Company’s debt holders as of March 25, 2020 (“Existing Debt Holders”) who may purchase shares of Series B Preferred Stock at the Stated Value by converting all or part of the debt owed to them by the Corporation as of March 25, 2020. Each share of Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to one dollar ($1.00) (the “Stated Value”). In April 2020, the Company issued a total of 407,477 shares of Series B Preferred Stock for settlement of debt of $370,000 on various promissory notes and $37,477 in accrued interest. In March 2021, the Company issued a total of 17,965 shares of Series B Preferred Stock for settlement of debt of $16,000 on a promissory note and $1,965 in accrued interest.

The Company had 425,442 shares of Convertible Series B Preferred Stock outstanding as of April 30, 2021. No dividends are payable on the Convertible Series B Preferred Stock.

The terms of our Series B Preferred Stock allow for:

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Mandatory Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii)an underwriting involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Underwriting”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its operating subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) , all shares of Series B Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion ,to 18% of the Corporation’s issued and outstanding shares of Common Stock . Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series B Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series B Preferred Stock is convertible as the shares of Series B Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Underwriting, the Series B Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series B Preferred Stock to the Holder, the Corporation, in its sole discretion ,may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series B Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed . The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series B Preferred Stock identified in such notice of redemption. The Company will evaluate the convertible shares at each reporting balance sheet date and determine if a re-classification is required.

During the period ended April 30, 2021, the Company evaluated Series B Convertible Preferred Stock and concluded that none of the mandatory conversion events occurred during the period and determined that the convertible shares were classified as equity instruments.

CONVERTIBLE SERIES C PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance up to 1,000,000 shares of the Series C Preferred Stock. Each share of Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to ten dollars ($10.00) (the “Stated Value”).

On February 25, 2021, Digerati’s Board of Directors approved the issuance of the following shares of Series C Convertible Preferred Stock.:

●	Arthur L. Smith – 28,928 shares of Series C Convertible Preferred Stock

●	Antonio Estrada – 19,399 shares of Series C Convertible Preferred Stock

●	Craig Clement – 7,073 shares of Series C Convertible Preferred Stock

The Series C Convertible Preferred Stock were issued for accrued compensation to the management team of $554,000.

The Company had 55,400 shares of Convertible Series C Preferred Stock outstanding as of April 30, 2021. No dividends are payable on the Convertible Series C Preferred Stock.

The terms of our Series C Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be up to one million (1,000,000) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series C Preferred Stock shall only be issuable to the Company’s officers and directors as of July 1, 2020 who may from time-to-time purchase shares of Series C Preferred Stock at the Stated Value by converting all or part of the compensation owed to them by the Corporation. Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to Ten Dollars ($10.00) (the “Stated Value”).

Dividends. No dividends are payable on the shares of Series C Preferred Stock.

Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, other applicable law or as provided in this Certificate of Designation, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Automatic Conversion. Upon (i) an up-listing of the Corporation’s Common Stock to Nasdaq or a US national securities exchange, (ii) a financing or offering involving the sale of $5,000,000 or more of the Corporation’s Common Stock or Common Stock Equivalents (a “Material Financing”), (iii) the Corporation ceases to be a public corporation as the result of a going private transaction, (iv) the Corporation, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including a transaction involving the Corporation’s spin-off of its Nevada subsidiary, T3 Communications, Inc.), (v) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (vi) the Corporation, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vii) the Corporation, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, other than an officer or director of the Company, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), all issued shares of Series C Preferred Stock shall be automatically converted, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to 22% of the Corporation’s issued and outstanding shares of Common Stock. Each of (i)-(vii) above shall be hereafter referred to as a “Conversion Event” and the date of a Conversion Event shall be hereafter referred to as a “Conversion Date”. Upon any such mandatory conversion and the issuance of Conversion Shares further thereto, the shares of Series C Preferred Stock shall be deemed cancelled and of no further force or effect. A mandatory conversion is the only means by which Series C Preferred Stock is convertible as the shares of Series C Preferred Stock are not convertible at the option of the Holder. For purposes of the foregoing Conversion Events, conversion will be deemed to have taken place immediately prior to the Conversion Event. By way of example, if the Corporation engages in a Material Financing, the Series C Preferred Stock will be treated as having been converted immediately prior to the issuance of the securities in the Material Underwriting.

Redemption. At any time on or after the second anniversary of the date of issuance of shares of Series C Preferred Stock to the Holder, the Corporation, in its sole discretion ,may elect, by delivering written notice to the Holder no less than 10 days or more than 20 prior to the redemption date set forth in such notice (the “Redemption Date”), to redeem all or any portion of the Series C Preferred Stock held by such Holder at a price per share (the “Redemption Price”) equal to 120% of the Stated Value per share being redeemed . The Corporation shall, unless otherwise prevented by law, redeem from such holder on the Redemption Date the number of shares of Series C Preferred Stock identified in such notice of redemption.

SERIES F SUPER VOTING PREFERRED STOCK

In July 2020, the Company’s Board of Directors designated and authorized the issuance up to 100 shares of the Series F Super Voting Preferred Stock. Each share of Series F Super Voting Preferred Stock has a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”).

On November 17, 2020, Digerati’s Board of Directors approved the issuance of the following shares of Series F Super Voting Preferred Stock. (See note 10 for designations):

●	Arthur L. Smith - 34 shares of Series F Super Voting Preferred Stock

●	Antonio Estrada - 33 shares of Series F Super Voting Preferred Stock

●	Craig Clement - 33 shares of Series F Super Voting Preferred Stock

As of April 30, 2021, the Company has 100 shares outstanding of the Series F Super Voting Preferred Stock. No dividends are payable on the Series F Super Voting Preferred Stock.

The terms of our Series F Super Voting Preferred Stock allow for:

Designation, Amount and Par Value; Eligible Recipients. The series of preferred stock shall be designated as its Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be up to one hundred (100) (which shall not be subject to increase without the written consent of the holders of a majority of the outstanding Series F Preferred Stock (each, a “Holder” and collectively, the “Holders”). Series F Preferred Stock shall only be issuable to members of the Corporation’s Board of Directors, as joint tenants, who may purchase shares of Series F Preferred Stock at the Stated Value per share. Each share of Series F Preferred Stock shall have a par value of $0.001 per share and a stated value equal to one cent ($0.01) (the “Stated Value”).

Voting Rights. As long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series F Preferred Stock, (d) sell or otherwise dispose of any assets of the Corporation not in the ordinary course of business, (e) sell or otherwise effect or undergo any change of control of the corporation, (f) effect a reverse split of its Common Stock, or (g) enter into any agreement with respect to any of the foregoing.

Holder of the Series F Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the Holders of the Series F Preferred Stock shall have effective voting control of the Corporation. The Holders of the Series F Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters requiring approval of the holders of the Corporation’s Common Stock and separately on matters not requiring the approval of holders of the Corporation’s Common Stock.

Conversion. No conversion rights apply to the Series F Preferred Stock.

Redemption. At any time while share of Series F Preferred Stock are issued and outstanding, the Corporation, in its sole discretion, may elect to redeem the shares of Series F Preferred Stock.

NOTE 11 – EQUITY

During the nine months ended April 30, 2021, the Company issued the following shares of common stock that are not disclosed in other footnotes:

On August 1, 2020, the Company issued an aggregate of 2,000,000 shares of common stock, at the time of issuance the Company recognized the market value $58,000 as stock compensation expense for professional services.

On January 26, 2021, the Company issued 1,000,000 shares of common stock for the settlement of $60,000 in accounts payable for professional services.

On February 5, 2021, the Company entered into a Consulting Agreement, in which the Company agreed to issue a total of 2,000,000 shares of Common Stock, at issuance the Company recognized the market value of the stock of $125,000 as stock compensation expense for professional services.

NOTE 12 – BUSINESS ACQUISITIONS

Acquisitions

Nexogy Merger

On November 17, 2020, T3 Nevada’s wholly owned subsidiary, Nexogy Acquisition, Inc., merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActivePBX Asset Purchase

On November 17, 2020, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being  withheld by T3 Florida for a period of 12 months to cover part of  potential future  indemnification obligations of Seller to T3 Florida  due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,190,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months.

In connection with the Purchase Agreement, we entered into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of Seller.

The total purchase price for Nexogy and ActivePBX were $9,452,000 and $2,555,000, respectively. The acquisitions were accounted for under the purchase method of accounting, with Digerati identified as the acquirer. Under the purchase method of accounting, the aggregate amount of consideration assumed by Digerati was allocated to customer contracts acquired and intangible assets based on their estimated fair values as of November 17, 2020. Allocation of the purchase price is based on the best estimates of management.

The following information summarizes the allocation of the fair values assigned to the assets at the purchase date. The allocation of fair values is preliminary and is subject to change in the future during the measurement period.

	Nexogy	ActivePBX	Total
	(in thousands)
Cash	$358	$-	$358
Accounts receivables	278	78	356
Intangible Assets and Goodwill	9,018	2,555	11,573
Property and equipment, net	164	-	164
Other Assets	83	2	85
Total identifiable assets	$9,901	$2,635	$12,536

Less: liabilities assumed	270	80	350
Total Purchase price	$9,631	$2,555	$12,186

The following table summarizes the estimated cost of intangible assets related to the acquisition:

	Nexogy	ActivePBX	Total	Useful life (years)
	(in thousands)
Customer Relationships	$4,100	$1,610	$5,710	7
Trade Names & Trademarks	2,600	270	2,870	7
Non-compete Agreement	200	90	290	2-3
Nexogy Goodwill	2,118	585	2,703	-
	$9,018	$2,555	$11,573

The Company incurred approximately $460,000 in costs associated with the acquisitions. These included legal, regulatory, and accounting. The Company incurred and expensed these costs of $158,000 and $302,000, during the year ended July 31, 2020, and nine months ended April 30, 2021, respectively.

Pro-forma

The following schedule contains unaudited proforma consolidated results of operations for both acquisitions for the three and nine months ended April 30, 2021, and 2020 as if the acquisition occurred on August 1, 2019. The unaudited pro-forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisition had taken place on August 1, 2019, or of results that may occur in the future.

	Three months ended April 30,				Nine months ended April 30,
	2021		2020		2021		2020
	Reported	Pro-forma	Reported	Pro-forma	Reported	Pro-forma	Reported	Pro-forma
Revenue	$3,751	$3,751	$1,566	$3,574	$8,629	$11,127	$4,712	$10,773
Income (loss) from operations	(588)	(588)	(472)	(70)	(1,978)	(1,461)	(1,842)	(808)
Net income (loss)	$(12,956)	$(12,956)	$(1,108)	$(796)	$(15,692)	$(15,247)	$(3,130)	$(2,389)
Earnings (loss) per common share-Basic and Diluted	$(0.09)	$(0.09)	$(0.02)	$(0.01)	$(0.12)	$(0.12)	$(0.07)	$(0.06)

As part of the acquisitions of Nexogy and ActivePBX, the Company secured an office and rooftop lease, with monthly base lease payments of $13,720 and $3,546, respectively, the leases expire on July 31, 2022.

Additionally, the Company secured four (4) additional leases, with the following terms:

	Base Monthly Lease	Commencement	Expiration
Lease	Payment	Date	Date	Additional terms
1 - Colocation	$4,130	June 8, 2020	June 8, 2023	With an option to extend for an additional twelve (12) months, and 5% increase in base monthly lease payment.
2 - Rooftop	$2,450	June 1, 2015	June 1, 2021	With an option to extend for five (5) additional one (1) year terms.
3 - Rooftop	$979	December 1, 2015	December 1, 2025	Initial term for five (5) years, lease renewed for additional five (5) years.
4 - Rooftop	$2,700	November 30, 2013	November 30, 2023	Initial term for five (5) years, lease renewed for additional five (5) years, with an option for a second renewal for an additional five (5) years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ActiveServe, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ActiveServe, Inc. (the “Company”) as of July 31, 2020, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2020.

Houston, Texas

July 16, 2021

ACTIVESERVE, INC.

BALANCE SHEET

(In thousands)

July 31,
2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$424
Accounts receivable, net	57
Prepaid and other current assets	27
Total current assets	508

LONG-TERM ASSETS:
Intangible assets, net	11
Property and equipment, net	4
Total assets	$523

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3
Accrued liabilities	219
Note payable, current	1
Total current liabilities	223

LONG-TERM LIABILITIES:
Note payable	157
Total long-term liabilities	157

Total liabilities	380

Commitments and contingencies	-

STOCKHOLDERS’ EQUITY:
Common stock, $0.01, 10,000 shares authorized, 2,000 issued and outstanding	-
Additional paid in capital	10
Retained earnings	133
Total stockholders’ equity	143
Total liabilities and stockholders’ equity	$523

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

For the Year Ended
July 31, 2020
OPERATING REVENUES:
Cloud software and service revenue	$1,949

Total operating revenues	1,949

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	557
Selling, general and administrative expense	1,110
Bad debt	12
Depreciation and amortization expense	1
Total operating expenses	1,680

OPERATING INCOME	269

OTHER INCOME (EXPENSE):
Income tax benefit (expense)	1
Interest expense	(1)
Total other income (expense)	-

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$269

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED JULY 31, 2020

(In thousands, except for share amounts)

	Common		Additional	Retained	Total stockholders’
	Shares	Par	paid in capital	earnings	equity
BALANCE, July 31, 2019	2,000	$-	$10	$13	$23

Cash dividends paid	-	-	-	(149)	(149)
Net income	-	-	-	269	269

BALANCE, July 31, 2020	2,000	$-	$10	$133	$143

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF CASH FLOWS

(In thousands)

For the Year Ended
July 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$269
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	1
Bad debt expense	12
Changes in operating assets and liabilities:
Accounts receivable	17
Prepaid expenses and other current assets	1
Accounts payable	(46)
Accrued expenses	65
Net cash provided by operating activities	319

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(5)
Net cash used in investing activities	(5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from third party promissory notes, net	145
Payments for dividends	(149)
Principal payment on debt	(15)
Net cash used in financing activities	(19)

INCREASE IN CASH AND CASH EQUIVALENTS	295
CASH AND CASH EQUIVALENTS, beginning of period	129

CASH AND CASH EQUIVALENTS, end of period	$424

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$1
Income tax paid	$-

See accompanying notes to financial statements

ACTIVESERVE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JULY 31, 2020

NOTE 1 – DESCRIPTION OF BUSINESS

ActiveServe, Inc., (“we”, “our”, “Company” or “ActiveServe”) was incorporated in the state of Florida on September 18, 2002. We provide cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including mobile broadband. Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, hosting services and customized VoIP services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Basis of Presentation. These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and cash equivalents. The Company considers all bank deposits and highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk. Financial instruments that potentially subject ActiveServe to concentration of credit risk consist primarily of trade receivables. In the normal course of business, ActiveServe provides credit terms to its customers. Accordingly, ActiveServe performs ongoing credit evaluations of its customers. ActiveServe maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. ActiveServe has not experienced any losses in such accounts and ActiveServe does not believe it is exposed to any significant credit risk on cash and cash equivalents.

During the year ended July 31, 2020, the Company derived 11% of the total revenue from one customer. As of the year ended July 31, 2020, the company derived 26% of the total accounts receivable balance from one customer.

Capitalization of Fixed Assets. The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended, regardless of cost. Acquisitions of new assets, additions, replacements, and improvements costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018, are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019, as a result of applying Topic 606.

Sources of revenue:

Cloud-based hosted Services. The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice, and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud software and service revenue

Summary of disaggregated revenue is as follows (in thousands):

For the Year Ended
July 31, 2020
Cloud software and service revenue	$1,930
Product revenue	19

Total operating revenue	$1,949

Related parties. The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party. There were no related party transactions as of July 31, 2020.

Dividends. During the year ended July 31, 2020, the Company paid cash dividends of $148,577 to its founding shareholders.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company evaluated the impact that the application of the new standard has on its financial statements and related disclosure and determined that it has no material impact.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

As of July 31, 2020, the Company’s fixed assets consisted of the following (in thousands):

July 31, 2020

Vehicles	$27
Office Equipment	7
Network Equipment	29
Computers	4
Servers	178
Software Licenses	14

Total property and equipment	$259

Less: Accumulated depreciation	(255)

Property and equipment, net	$4

The depreciation expense incurred for the year ended July 31, 2020, was $562.

NOTE 4 – NOTES PAYABLE

On July 18, 2014, the Company entered into a financing agreement with Bank of America, N.A., for $50,000, under a line of credit for working capital, with a maturity date of September 1, 2015. Subsequentially, on July 31, 2015, the Company entered into a loan modification agreement, were by the maturity date was extended until August 18, 2020. The interest rate under the loan agreement is equal to the Bank’s Prime Rate, plus 2.75%, per annum. The amended loan agreement is for 60 months, with the first payment due on September 18, 2015, and with a monthly principal payment of $833. The loan is secured by the Company’s equipment, inventory, and accounts receivable. During the year ended July 31, 2020, the Company made a total principal payment of $10,000. The total outstanding balance as of July 31, 2020, was $834. Subsequentially on August 18, 2020, the obligation was paid in full.

On February 1, 2017, the Company entered into a financing agreement with Ford Credit, for a principal amount of $26,637 and financing charges of $2,451. The financing is for a Company vehicle, with a maturity date of January 18, 2023, and interest rate under the financing agreement at 2.90%, per annum. The financing agreement is for 72 months, with the first payment due on March 18, 2017, and with a monthly principal and interest payment of $404. The financing agreement is secured by the vehicle acquired. During the year ended July 31, 2020, the Company made a total principal payment of $4,427. The total outstanding balance as of July 31, 2020, was $12,042. Subsequentially on January 13, 2021, the obligation was paid in full.

On May 1, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $145,370 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was secured through Bank of America, National Association (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company was required to make 18 monthly principal payments in the amount of $8,076 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contained events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. The total outstanding balance as of July 31, 2020, was $145,370. Subsequently, on March 9, 2021, the SBA informed the Company that the total outstanding principal balance of $145,370 and accrued interest of $1,227 were forgiven. On March 9, 2021, the Company recognized a gain on settlement of debt of $145,370.

NOTE 5 – CAPITAL STOCK

As of July 31, 2020, the Company had 10,000 authorized common shares, of which 2,000 founder shares were issued, and outstanding, with a $0.01 par value per share.

NOTE 6 – SUBSEQUENT EVENTS

On November 17, 2020, T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc., executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months. During the period ended April 30, 2021, the Company made one of the quarterly principal payments of $136,250, and a payment of $11,000 towards the Holdback amount, the total principal outstanding on the notes as of April 30, 2021, was $1,267,750.

In connection with the Purchase Agreement, the Company entered with the Note Holders into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of ActivePBX. Under the Consulting Agreements, the Company will pay on an annual basis $90,000 to each the consultants.

ACTIVESERVE, INC.

Unaudited Financial Statements

For the Three Months Ended October 31, 2020

ACTIVESERVE, INC.

BALANCE SHEETS

(Unaudited)

(In thousands)

	October 31,	July 31,
	2020	2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$325	$424
Accounts receivable, net	26	57
Prepaid and other current assets	114	27
Total current assets	465	508

LONG-TERM ASSETS:
Intangible assets, net	11	11
Property and equipment, net	4	4
Total assets	$480	$523

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25	$3
Accrued liabilities	228	219
Note payable, current	-	1
Total current liabilities	253	223

LONG-TERM LIABILITIES:
Note payable	156	157
Total long-term liabilities	156	157

Total liabilities	409	380

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY:
Common stock, $0.01, 10,000 shares authorized, 2,000 issued and outstanding	-	-
Additional paid in capital	10	10
Retained earnings	61	133
Total stockholders’ equity	71	143
Total liabilities and stockholders’ equity	$480	$523

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$463	$522

Total operating revenues	463	522

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	138	142
Selling, general and administrative expense	273	265
Total operating expenses	411	407

OPERATING INCOME	52	115

OTHER INCOME (EXPENSE):
Income tax expense	(7)	(7)
Total other expense	(7)	(7)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$45	$108

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED OCTOBER 31, 2020

(Unaudited)

(In thousands, except for share amounts)

	Common		Additional paid in	Retained	Total stockholders’
	Shares	Par	capital	earnings	equity
BALANCE, July 31, 2020	2,000	$-	$10	$133	$143

Cash dividends paid	-	-	-	(117)	(117)
Net income	-	-	-	45	45

BALANCE, October 31, 2020	2,000	$-	$10	$61	$71

See accompanying notes to the unaudited financial statements

ACTIVESERVE, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended October 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45	$108
Adjustments to reconcile net loss to cash used in by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	31	10
Prepaid expenses and other current assets	(87)	(6)
Accounts payable	22	(22)
Accrued expenses	9	27
Net cash provided by operating activities	20	117

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for dividends	(117)	(41)
Principal payment on debt	(2)	(4)
Net cash used in financing activities	(119)	(45)

INCREASE IN CASH AND CASH EQUIVALENTS	(99)	72
CASH AND CASH EQUIVALENTS, beginning of period	424	129

CASH AND CASH EQUIVALENTS, end of period	$325	$201

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Income tax paid	$-	$-

See accompanying notes to unaudited financial statements

ACTIVESERVE, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2020

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in connection with ActiveServe, Inc.’s, business combination with T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc.(“Digerati”), and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Digerati in its current report on Form 8-K/A.

The accompanying unaudited interim financial statements of ActiveServe, Inc. (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended July 31, 2020.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended July 31, 2020 have been omitted.

NOTE 2 – NOTES PAYABLE

On July 18, 2014, the Company entered into a financing agreement with Bank of America, N.A., for $50,000, under a line of credit for working capital, with a maturity date of September 1, 2015. Subsequentially, on July 31, 2015, the Company entered into a loan modification agreement, were by the maturity date was extended until August 18, 2020. The interest rate under the loan agreement is equal to the Bank’s Prime Rate, plus 2.75%, per annum. The amended loan agreement is for 60 months, with the first payment due on September 18, 2015, and with a monthly principal payment of $833. The loan is secured by the Company’s equipment, inventory, and accounts receivable. On August 18, 2020, the obligation was paid in full. During the three months ended October 31, 2020, the Company made a total principal payment of $834. The total outstanding balance as of October 31, 2020, and July 31, 2020, were $0 and $834, respectively.

On February 1, 2017, the Company entered into a financing agreement with Ford Credit, for a principal amount of $26,637 and financing charges of $2,451. The financing is for a Company vehicle, with a maturity date of January 18, 2023, and interest rate under the financing agreement at 2.90%, per annum. The financing agreement is for 72 months, with the first payment due on March 18, 2017, and with a monthly principal and interest payment of $404. The financing agreement is secured by the vehicle acquired. During the three months ended October 31, 2020, the Company made a total principal payment of $1,127. The total outstanding balance as of October 31, 2020, and July 31, 2020, were $10,915 and $12,042, respectively. Subsequentially on January 13, 2021, the obligation was paid in full.

On May 1, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $145,370 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was secured through Bank of America, National Association (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company was required to make 18 monthly principal payments in the amount of $8,076 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contained events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. The total outstanding balance as of October 31, 2020, and July 31, 2020, was $145,370. Subsequently, on March 9, 2021, the SBA informed the Company that the total outstanding principal balance of $145,370 and accrued interest of $1,227 were forgiven. On March 9, 2021, the Company recognized a gain on settlement of debt of $145,370.

NOTE 3 – CAPITAL STOCK

As of October 31, 2020, the Company had 10,000 authorized common shares, of which 2,000 founder shares were issued,

and outstanding, with a $0.01 par value per share.

NOTE 4 – SUBSEQUENT EVENTS

On November 17, 2020, T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc., executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months. During the period ended April 30, 2021, the Company made one of the quarterly principal payments of $136,250, and a payment of $11,000 towards the Holdback amount, the total principal outstanding on the notes as of April 30, 2021, was $1,267,750.

In connection with the Purchase Agreement, the Company entered with the Note Holders into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of ActivePBX. Under the Consulting Agreements, the Company will pay on an annual basis $90,000 to each the consultants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Nexogy, Inc.

Fort Myers, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nexogy Inc. (the “Company”) as of July 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2020.

Houston, Texas

July 23, 2021

NEXOGY, INC.

BALANCE SHEETS

(In thousands)

	July 31,	July 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$479	$38
Accounts receivable, net	720	734
Total current assets	1,199	772

LONG-TERM ASSETS:
Other assets	57	51
Total assets	$1,256	$823

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$241	$323
Accounts payable, related party	-	58
Accrued liabilities	179	61
Note payable, current, related party	3,386	2,908
Equipment financing	75	131
Total current liabilities	3,881	3,481

LONG-TERM LIABILITIES:
Note payable	451	-
Total long-term liabilities	451	-

Total liabilities	4,332	3,481

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Common stock, $0.001, 25,000,000 shares authorized, 100,000 and 100,000 issued and outstanding, respectively	-	-
Accumulated deficit	(3,076)	(2,658)
Total stockholders’ deficit	(3,076)	(2,658)
Total liabilities and stockholders’ deficit	$1,256	$823

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF OPERATIONS

(In thousands)

	For the Years ended July 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$6,347	$6,488

Total operating revenues	6,347	6,488

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	1,811	1,774
Selling, general and administrative expense	4,562	4,663
Legal and professional fees	109	92
Bad debt	94	126
Depreciation and amortization expense	13	163
Total operating expenses	6,589	6,818

OPERATING LOSS	(242)	(330)

OTHER INCOME (EXPENSE):
Income tax benefit (expense)	(135)	(104)
Other income (expense)	(28)	(25)
Interest expense	(13)	(17)
Total other income (expense)	(176)	(146)

NET LOSS	$(418)	$(476)

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

YEARS ENDED JULY 31, 2019 AND 2020

(In thousands, except for share amounts)

	Common		Additional Paid in	Accumulated	Total stockholders’
	Shares	Par	Capital	deficit	deficit
BALANCE, July 31, 2018	100,000	$-	$-	$(2,182)	$(2,182)

Net loss	-	-	-	(476)	(476)

BALANCE, July 31, 2019	100,000	$-	$-	$(2,658)	$(2,658)

Net loss	-	-	-	(418)	(418)

BALANCE, July 31, 2020	100,000	$-	$-	$(3,076)	$(3,076)

See accompanying notes to the financial statements

NEXOGY, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years ended July 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(418)	$(476)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	13	163
Bad debt expense	94	126
Changes in operating assets and liabilities:
Accounts receivable	(80)	(135)
Other assets	(6)	(14)
Accounts payable	(82)	(21)
Accounts payable related party	(58)	14
Accrued expenses	118	(17)
Net cash used in operating activities	(419)	(360)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(13)	-
Net cash used in investing activities	(13)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from third party promissory notes, net	451	-
Borrowings from related party	478	468
Principal payment on equipment financing	(56)	(44)
Net cash provided by financing activities	873	424

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	441	64
CASH AND CASH EQUIVALENTS, beginning of period	38	(26)

CASH AND CASH EQUIVALENTS, end of period	$479	$38

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$10	$12
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Equipment Financing on purchased assets	$-	$175

See accompanying notes to the financial statements

NEXOGY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2020, AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS

Nexogy, Inc., (“we”, “our”, “Company” or “Nexogy”) was incorporated in the state of Florida on September 2, 2005. We provide cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including Internet broadband, fiber, and mobile broadband. Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, and customized VoIP services. We provide services in various industries including banking, healthcare, financial services, legal, insurance, hotels, real estate, food services, and education.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Basis of Presentation. These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and cash equivalents. The Company considers all bank deposits and highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk. Financial instruments that potentially subject Nexogy to concentration of credit risk consist primarily of trade receivables. In the normal course of business, Nexogy provides credit terms to its customers. Accordingly, Nexogy performs ongoing credit evaluations of its customers. Nexogy maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. Nexogy has not experienced any losses in such accounts and Nexogy does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Allowance for Doubtful Accounts. Bad debt expense is recognized based on management’s estimate of likely losses each year based on past experience and an estimate of current year uncollectible amounts. As of July 31, 2020, and 2019, Nexogy’s allowance for doubtful accounts balance was $0 and $0, respectively. For the Years Ended July 31, 2020, and 2019, Nexogy recognized bad debt expense of $94,000 and $126,000 respectively.

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018, are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019, as a result of applying Topic 606.

Sources of revenue:

Cloud-based hosted Services. The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice, and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products and services transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud-based hosted revenues

 Summary of disaggregated revenue is as follows (in thousands):

	For the Years ended July 31,
	2020	2019

Cloud software and service revenue	$6,193	$6,294
Product revenue	154	194

Total operating revenues	$6,347	$6,488

Related parties. The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes. Nexogy recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Nexogy provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Nexogy accounts for uncertain tax positions in accordance with the authoritative guidance issued by the Financial Accounting Standards Board on income taxes which addresses how an entity should recognize, measure and present in the financial statements uncertain tax positions that have been taken or are expected to be taken in a tax return. Pursuant to this guidance, Nexogy recognizes a tax benefit only if it is “more likely than not” that a particular tax position will be sustained upon examination or audit. To the extent the “more likely than not” standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50% likely of being realized upon settlement. As of July 31, 2020, and 2019, we have no liability for unrecognized tax benefits.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company adopted the new guidance on August 1, 2020.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – GOING CONCERN

Financial Condition

The Company’s financial statements as of July 31, 2020, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 2005, the Company has incurred net losses and accumulated a deficit of approximately $3,076,000, a working capital deficit of approximately $2,682,000 and total liabilities as of July 31, 2020 of $4,332,000, which includes $3,386,000 in notes payable to related parties, which raises substantial doubt about Nexogy’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that available resources as of July 31, 2020, will not be sufficient to fund the Company’s operations and legal expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including debt financing, sales of assets, or collaborative arrangements. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

We have been successful in raising debt in the past and as described in Notes 6 and 8. The Company’s financial statements as of July 31, 2020, do not include any adjustments that might result from the inability to implement or execute the Company’s plans to improve our ability to continue as a going concern.

As described in Note 10, on November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). As part of this merger, Nexogy will have access to working capital from T3 Nevada. In addition, the Company anticipate realizing some costs savings as we consolidate networks and multiple technical, operational, and administrative functions. However, there can be no assurance that the planned costs savings will be realized during the anticipated periods. There can be no guarantee that the planned costs savings will generate the expected reductions on the schedule anticipated by management.

NOTE 4 – INCOME TAXES

The current tax year is subject to examination by the Internal Revenue Service and certain state taxing authorities. As of July 31, 2020, Nexogy had net operating loss carryforwards of approximately $1,972,000 to reduce future federal income tax liabilities; the loss carryforwards will start to expire in 2037. Under the recently enacted Tax Cuts and Jobs Act (TCJA), the new effective Corporate flat tax rate is 21% (effective for tax years beginning after December 31, 2017). Income tax benefit (provision) for the years ended July 31, 2020, and 2019 are as follows:

The effective tax rate for Nexogy is reconciled to statutory rates as follows:

	2020	2019
Expected Federal benefit (provision), at statutory rate	21.0%	21.0%
Change in valuation allowance	(21.0)%	(21.0)%
	0.0%	0.0%

Deferred tax assets are comprised of the following as of July 31, 2020, and 2019:

	2020	2019
Net operating loss carryover	$414,073	$361,829
Valuation allowance	(414,073)	(361,829)
Total deferred tax asset, net	$-	$-

At July 31, 2020, realization of Nexogy’s deferred tax assets was not considered likely to be realized. The change in the valuation allowance for 2020 was resulted in a decrease of approximately $52,244. Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in Nexogy’s financial statements. The current year remains open to examination by the major taxing jurisdictions in which Nexogy is subject to tax. The Company files a calendar year return, and the net operating loss was adjusted for the fiscal year ended July 31, 2020.

We record unrecognized tax benefits as liabilities in accordance with ASC 740 and adjust these liabilities when our judgment changes as a result of the evaluate on new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company has the following leases:

Lease	Base Monthly Rent Payment	Commencement Date	Expiration Date	Additional Terms
Office	$12,933	October 11, 2011	July 31, 2022	Initial term for sixty-two (62) months, lease renewed for additional sixty-three (63) months.
Colocation	$4,130	June 8, 2020	June 8, 2023	With an option to extend for an additional twelve (12) months, and 5% increase in base monthly lease payment.
Rooftop	$704	December 18, 2013	July 31, 2021	Initial term for twenty-four (24) months, lease renewed for additional two (2) successive two (2) year periods. After, the lease shall remain on a month-to-month basis.
Rooftop	$1,075	August 28, 2014	July 31, 2021	Initial term for thirty-six (36) months. After the initial term, the lease shall remain on a month-to-month basis.
Rooftop	$268	November 27, 2013	July 31, 2022	Initial term for forty-eight (48) months, lease renewed for additional sixty-three (63) months.
Rooftop	$2,840	June 1, 2015	June 1, 2021	With an option to extend for five (5) additional one (1) year terms.
Rooftop	$1,101	December 1, 2015	December 1, 2025	Initial term for five (5) years, lease renewed for additional five (5) years.
Rooftop	$2,950	November 30, 2013	November 30, 2023	Initial term for five (5) years, lease renewed for additional five (5) years, with an option for a second renewal for an additional five (5) years.
Total monthly base rent:	$26,002

The leased properties have a remaining lease term of twenty to sixty months as of July 31, 2020. At the option of the Company, it can elect to extend the term of the leases.

The Company recorded a total rent payment of $436,536 and $529,129, for the years ended July 31, 2020, and 2019, respectively.

During the years ended July 31, 2019, and 2020, the Company had a Colo lease with a monthly lease payment of $11,829, this Colo lease ended June 1, 2020.

The Future minimum lease payment under the operating leases are as follows:

Year Ending July 31,	Lease Payments
2021	$292,307
2022	287,340
2023	91,787
2024	23,649
2025	14,874
Total:	$709,957

NOTE 6 – RELATED PARTY TRANSACTIONS

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed international and domestic termination services for $103,521 and $117,031, respectively. As of July 31, 2020, and July 31, 2019, the total outstanding balance was $0, and 58,005, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed programing services for $7,812 and $19,964, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed programing and provisioning services for $78,504 and $73,583, respectively.

During the years ended July 31, 2020, and 2019, the Company engaged an entity owned by one of its major shareholders to performed management services for $234,688 and $229,136, respectively.

As of July 31, 2020 & 2019, the Company borrowed working capital from its major shareholder in the aggregate amount of $2,511,000. These notes were non-interest bearing and due on demand.

During the years ended July 31, 2020, and 2019, the Company received proceeds from related party of $478,000 and $468,000, respectively. As of July 31, 2020, and July 31, 2019, the total outstanding related party note payable balance were approximately $3,386,000 and $2,908,000, respectively. Subsequently, on November 17, 2020, the notes were paid in full to the shareholders.

NOTE 7 – EQUIPMENT FINANCING

The Company entered into three financing agreements for equipment purchased. Under the terms of these transactions, assets with a cost of approximately $34,364, $96,954, and $43,916, were financed under three separate financing agreements dated August 20, 2018, November 2, 2018, and November 28, 2018, respectively. The equipment financing is net of costs associated with the assets such as maintenance, insurance and property taxes are for the account of the Company. The equipment financing agreements are for 36 months, with the first payments starting August 20, 2018, November 2, 2018, and November 28, 2018, respectively and monthly principal and interest payments of $1,081, $3,048, and $1,380, respectively. The interest rate under the financing agreements ranged from 8.21% to 8.70% per annum. During the years ended July 31, 2020, and 2019, the Company made total principal payments of $56,335 and $42,791, respectively. Subsequently, on September 10, 2020, the three financing agreements were paid in full.

NOTE 8 – NOTE PAYABLE

On April 16, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $450,500 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was made through City National Bank of Florida (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company is required to make 18 monthly principal payments in the amount of $25,028 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contain events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Notes in whole or in part. Subsequently, on December 12, 2020, the SBA informed the Company that the total outstanding principal balance of $450,500 and accrued interest of $2,986.88 were forgiven. Subsequentially, on December 12, 2020, the Company recognized a gain on settlement of debt of $450,500.

NOTE 9 – CAPITAL STOCK

As of July 31, 2020, and 2019, the Company had 25,000,000 authorized common shares, of which 100,000 founder shares were issued and outstanding, with a $0.001 par value per share.

NOTE 10 – SUBSEQUENT EVENTS

On November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

NEXOGY, INC.

Unaudited Financial Statements

For the Three Months Ended October 31, 2020

NEXOGY, INC.

BALANCE SHEETS

(Unaudited)

(In thousands)

	October 31,	July 31,
	2020	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$177	$479
Accounts receivable, net	726	720
Prepaid expenses	7	-
Total current assets	910	1,199

LONG-TERM ASSETS:
Equipment, net	13	-
Other assets	55	57
Right-of-use asset	442	-
Total assets	$1,420	$1,256

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$210	$241
Accrued liabilities	245	179
Note payable, current, related party	3,107	3,386
Equipment financing	-	75
Operating lease liability, current	199	-
Total current liabilities	3,761	3,881

LONG-TERM LIABILITIES:
Note payable	451	451
Operating lease liability	243	-
Total long-term liabilities	694	451

Total liabilities	4,455	4,332

STOCKHOLDERS’ DEFICIT:
Common stock, $0.001, 25,000,000 shares authorized, 100,000 and 100,000
issued and outstanding, respectively	-	-
Accumulated deficit	(3,035)	(3,076)
Total stockholders’ deficit	(3,035)	(3,076)
Total liabilities and stockholders’ deficit	$1,420	$1,256

See accompanying notes to the unaudited financial statements

NEXOGY, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	For the Three Months ended October 31,
	2020	2019
OPERATING REVENUES:
Cloud software and service revenue	$1,672	$1,569

Total operating revenues	1,672	1,569

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	482	460
Selling, general and administrative expense	1,100	1,180
Legal and professional fees	34	43
Bad debt	15	44
Depreciation and amortization expense	1	-
Total operating expenses	1,632	1,727

OPERATING INCOME (LOSS)	40	(158)

OTHER INCOME (EXPENSE):
Income tax expense	(36)	(32)
Other income	37	6
Interest expense	-	6
Total other income (expense)	1	(20)

NET INCOME (LOSS)	$41	$(178)

See accompanying notes to the unaudited financial statements

NEXOGY, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

THREE MONTHS ENDED OCTOBER 31, 2020

(Unaudited)

(In thousands, except for share amounts)

	Common		Additional Paid in	Accumulated	Total stockholders’
	Shares	Par	Capital	deficit	deficit
BALANCE, July 31, 2020	100,000	$-	$-	$(3,076)	$(3,076)

Net income	-	-	-	41	41

BALANCE, October 31, 2020	100,000	$-	$-	$(3,035)	$(3,035)

See accompanying notes to the unaudited financial statements

NEXOGY, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended October 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$41	$(178)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1	-
Bad debt expense	15	44
Amortization of ROU - operating	19	-
Changes in operating assets and liabilities:
Accounts receivable	(21)	(68)
Prepaids & other assets	(5)	2
Right of use operating lease liability	(19)	-
Accounts payable	(31)	51
Accrued expenses	66	(45)
Net cash provided by (used in) operating activities	66	(194)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(14)	-
Net cash used in investing activities	(14)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from related party	-	200
Principal payment to related party	(279)	-
Principal payment on equipment financing	(75)	(13)
Net cash (used in) provided by financing activities	(354)	187

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(302)	(7)
CASH AND CASH EQUIVALENTS, beginning of period	479	38

CASH AND CASH EQUIVALENTS, end of period	$177	$31

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$1	$3
Income tax paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Capitalization of ROU assets and liabilities - operating	$462	$-

See accompanying notes to the unaudited financial statements

NEXOGY, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2020, AND 2019

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in connection with Nexogy, Inc.’s, business combination with Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”), a subsidiary of Digerati Technologies, Inc.(“Digerati”), and to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion by Digerati in its current report on Form 8-K/A.

The accompanying unaudited interim financial statements of Nexogy, Inc. (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended July 31, 2020.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended July 31, 2020 have been omitted.

NOTE 2 – GOING CONCERN

Financial Condition

The Company’s financial statements as of October 31, 2020, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. Since the Company’s inception in 2005, the Company has incurred net losses and accumulated a deficit of approximately $3,035,000, a working capital deficit of approximately $2,851,000 and total liabilities of $4,455,000, which includes $3,107,000 in notes payable to related parties, which raises substantial doubt about Nexogy’s ability to continue as a going concern.

Management Plans to Continue as a Going Concern

Management believes that available resources as of October 31, 2020, will not be sufficient to fund the Company’s operations and legal expenses over the next 12 months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, and other things, raising additional capital, or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to secure such best-efforts funding from various possible sources, including debt financing, sales of assets, or collaborative arrangements. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies. There can be no assurance that the Company will be able to raise additional funds or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to curtail its operations, and the Company may not be able to pay off its obligations, if and when they come due.

We have been successful in raising debt in the past and as described in Notes 4 and 5. The Company’s financial statements as of October 31, 2020, do not include any adjustments that might result from the inability to implement or execute the Company’s plans to improve our ability to continue as a going concern.

As described in Note 6, on November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). As part of this merger, Nexogy will have access to working capital from T3 Nevada. In addition, the Company anticipate realizing some costs savings as we consolidate networks and multiple technical, operational, and administrative functions. However, there can be no assurance that the planned costs savings will be realized during the anticipated periods. There can be no guarantee that the planned costs savings will generate the expected reductions on the schedule anticipated by management.

NOTE 3 – OPERATING LEASES

The leased properties have a remaining lease term of seventeen to fifty-seven months as of August 1, 2020. At the option of the Company, it can elect to extend the term of the leases.

The Company has the following leases:

	Base Monthly Rent	Commencement	Expiration
Lease	Payment	Date	Date	Additional Terms
Office	$12,933	October 11, 2011	July 31, 2022	Initial term for sixty-two (62) months, lease renewed for additional sixty-three (63) months.

Colocation	$4,130	June 8, 2020	June 8, 2023	With an option to extend for an additional twelve (12) months, and 5% increase in base monthly lease payment.

Rooftop	$704	December 18, 2013	July 31, 2021	Initial term for twenty-four (24) months, lease renewed for additional two (2) successive two (2) year periods. After, the lease shall remain on a month-to-month basis.

Rooftop	$1,075	August 28, 2014	July 31, 2021	Initial term for thirty-six (36) months. After the initial term, the lease shall remain on a month-to-month basis.

Rooftop	$268	November 27, 2013	July 31, 2022	Initial term for forty-eight (48) months, lease renewed for additional sixty-three (63) months.

Rooftop	$2,840	June 1, 2015	June 1, 2021	With an option to extend for five (5) additional one (1) year terms.

Rooftop	$1,102	December 1, 2015	December 1, 2025	Initial term for five (5) years, lease renewed for additional five (5) years.

Rooftop	$2,950	November 30, 2013	November 30, 2023	Initial term for five (5) years, lease renewed for additional five (5) years, with an option for a second renewal for an additional five (5) years.
Total monthly base rent:	$26,002

‘Beginning August 1, 2020, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to August 1, 2020, were recognized at the present value of the remaining payments on the remaining lease term as of August 1, 2020. Because none of our leases included an implicit rate of return, we used our incremental secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The incremental borrowing rate on the leases is 9.0%.

The impact of ASU No. 2016-02 (“Leases (Topic 842)” on our consolidated balance sheet beginning August 1, 2020, was through the recognition of ROU assets and lease liabilities for operating leases. Amounts recognized on July 31, 2020, and October 31, 2020, for operating leases are as follows:

ROU Asset	August 1, 2020	$461,472
Amortization		$(19,319)
ROU Asset	October 31, 2020	$442,153

Lease Liability	August 1, 2020	$461,472
Amortization		$(19,319)
Lease Liability	October 31, 2020	$442,153

Lease Liability	Short term	$198,759
Lease Liability	Long term	$243,394
Lease Liability	Total	$442,153

Operating lease cost:	$72,669
Cash paid for amounts included in the measurement of lease labilities
Operating cashflow from operating leases:	$72,669
Weighted-average remain lease term-operating lease:	2.42 Years
Weighted-average discount rate	9.0%

For the period ended October 31, 2020, the amortization of operating ROU assets was $19,319.

For the period ended October 31, 2020, the amortization of operating lease liabilities was $19,319.

The Company recorded a total rent payment of $83,829 and $84,832, for the three months ended October 31, 2020, and 2019, respectively.

The Future minimum lease payment under the operating leases are as follows:

Year Ending July 31,	Lease Payments
2021	$219,638
2022	287,340
2023	91,787
2024	23,649
2025	14,874
Total:	$637,288

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended October 31, 2020, and 2019, the Company engaged an entity owned by one of the of its major shareholders to performed international and domestic termination services for $26,824 and $30,054, respectively. As of October 31, 2020, and July 31, 2020, the total outstanding balance was $6,618, and $0, respectively.

During the three months ended October 31, 2020, and 2019, the Company engaged an entity owned by one of the of its major shareholders to performed programing and provisioning services for $16,137 and $22,497, respectively.

As of October 31, 2020, and July 31, 2020, the total outstanding related party note payable balance were $3,107,000 and $3,386,000, respectively. During the months ended October 31, 2020, the Company made principal payments on the related party notes of $279,000. Subsequently, on November 17, 2020, the notes were paid in full to the shareholders.

NOTE 5 – NOTE PAYABLE

On April 16, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $450,500 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was made through City National Bank of Florida (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company is required to make 18 monthly principal payments in the amount of $25,028 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contain events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Notes in whole or in part. Subsequently, on December 12, 2020, the SBA informed the Company that the total outstanding principal balance of $450,500 and accrued interest of $2,986.88 were forgiven. Subsequentially, on December 12, 2020, the Company recognized a gain on settlement of debt of $450,500.

NOTE 6 – SUBSEQUENT EVENTS

On November 17, 2020, Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

DIGERATI TECHNOLOGIES, INC., NEXOGY, INC. AND ACTIVESERVE, INC.

Unaudited Pro Forma Consolidated Balance Sheet

and

Unaudited Pro Forma Consolidated Statements of Operations

Nexogy Acquisition

On November 17, 2020, Digerati Technologies, Inc. (the “Company” or “Digerati”), through Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), a Digerati subsidiary, merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market. The aggregate purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActiveServe, Inc. Asset Acquisition

On November 17, 2020, Digerati, through its subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“ActiveServe”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of ActiveServe’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”). The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of ActiveServe to T3 Florida due to ActiveServe’s breaches, if any, of any representations and warranties made to T3 Florida by  ActiveServe under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to ActiveServe pursuant to the Second Amendment to Letter of Intent between ActiveServe and T3 Florida dated as of October 15, 2020. Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among ActiveServe, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to ActiveServe’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months.

The unaudited pro forma condensed consolidated combined financial information presented below has been prepared on the basis set forth in the notes below and have been presented to illustrate the estimated effects of the Nexogy Acquisition and ActiveServe Asset Acquisition. The Nexogy Acquisition and ActiveServe Asset Acquisitions are being accounted for as business combinations using the acquisition method with the Company as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The historical financial information of the Company for the three months ended October 31, 2020 has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2020, as found in Form 10Q which was filed with the Securities and Exchange Commission on December 14, 2020. The historical financial information of the Company for the year ended July 31, 2020 has been derived from the audited consolidated financial statements of the Company as of July 31, 2020, as found in Form 10K which was filed with the Securities and Exchange Commission on October 29, 2020.

The historical financial information of ActiveServe for the three months ended October 31, 2020 has been derived from the unaudited financial statements of ActiveServe as of and for the three months ended October 31, 2020, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on July 16, 2021. The historical financial information of ActiveServe has been derived from the audited financial statements of ActiveServe for the year ended July 31, 2020, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on July 16, 2021.

The historical financial information of Nexogy for the three months ended October 31, 2020 has been derived from the unaudited financial statements of Nexogy as of and for the three months ended October 31, 2020, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on July 26, 2021. The historical financial information of Nexogy for the year ended July 31, 2020 has been derived from the audited financial statements of Nexogy for the year ended July 31, 2020, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on July 26, 2021.

The following unaudited pro forma consolidated balance sheet as of October 31, 2020, and the unaudited pro forma consolidated statement of operations for the three months ended October 31, 2020, and twelve months ended July 31, 2020 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X Article 11 using accounting policies in accordance with U.S. GAAP.

The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma condensed consolidated combined financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical financial statement caption amounts for Nexogy and ActiveServe have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

DIGERATI TECHNOLOGIES, INC., NEXOGY, INC. AND ACTIVESERVE, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of October 31, 2020

	Historical (unaudited)			Pro Forma		Pro Forma
	Digerati	Nexogy	ActiveServe	Adjustments	Note 3	Consolidated

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$446	$177	$325	$(325)	(a) (b)	$623
Accounts receivable, net	116	726	26	52	(b)	920
Prepaid and other current assets	732	7	114	(112)	(b)	741
Total current assets	1,294	910	465	(385)		2,284

LONG-TERM ASSETS:
Intangible assets, net	1,357	-	11	8,859	(a) (b)	10,227
Goodwill, net	810	-	-	2,703	(a) (b)	3,513
Property and equipment, net	482	13	4	(4)	(b)	495
Other assets	43	55	-	-		98
Investment in Itellum	185	-	-	-		185
Right-of-use asset	139	442	-	-		581
Total assets	$4,310	$1,420	$480	$11,173		$17,383

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,821	$210	$25	$65	(a)	$2,121
Accrued liabilities	1,887	245	228	(148)	(b)	2,212
Equipment financing	62	-	-	-		62
Convertible note payable, current, net $296	647	-	-	-		647
Note payable, current, related party, net $0	138	3,107	-	(2,237)	(a) (b)	1,008
Note payable, current, net $0	1,616	-	-	-		1,616
Deferred income	138	-	-	-		138
Derivative liability	223	-	-	-		223
Operating lease liability, current	74	199	-	-		273
Total current liabilities	6,606	3,761	253	(2,320)		8,300

LONG-TERM LIABILITIES:
Notes payable, related party, net $0	-	-	-	545	(b)	545
Note payable, net $0	133	451	156	9,984	(a) (b)	10,724
Equipment financing	20	-	-	-		20
Operating lease liability	64	243	-	-		307
Total long-term liabilities	217	694	156	10,529		11,596

Total liabilities	6,823	4,455	409	8,209		19,896

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000 issued and outstanding	-	-	-	-		-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 407,477 issued and outstanding	-	-	-	-		-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 0 issued and outstanding	-	-	-	-		-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100 issued and outstanding	-	-	-	-		-
Common stock, $0.001, 150,000,000 shares authorized, 122,182,410 issued and outstanding (15,000,000 reserved in Treasury)	122	-	-	-		122
Additional paid in capital	87,199	-	10	(10)	(b)	87,199
(Accumulated deficit) Retained earnings	(89,418)	(3,035)	61	2,974	(a) (b)	(89,418)
Other comprehensive income	1	-	-	-		1
Total Digerati’s stockholders’ deficit	(2,096)	(3,035)	71	2,964		(2,096)
Noncontrolling interest	(417)	-	-	-		(417)
Total stockholders’ deficit	(2,513)	(3,035)	71	2,964		(2,513)
Total liabilities and stockholders’ deficit	$4,310	$1,420	$480	$11,173		$17,383

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC., NEXOGY, INC. AND ACTIVESERVE, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

For the Three Months Ended October 31, 2020

	Historical (unaudited)			Pro Forma		Pro Forma
	Digerati	Nexogy	ActiveServe	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$1,552	$1,672	$463	$-		$3,687

Total operating revenues	1,552	1,672	463	-		3,687

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	748	482	138	-		1,368
Selling, general and administrative expense	1,011	1,100	273	-		2,384
Legal and professional fees	258	34	-	-		292
Bad debt	-	15	-	-		15
Depreciation and amortization expense	161	1	-	339	(c)	501
Total operating expenses	2,178	1,632	411	339		4,560

OPERATING (LOSS) INCOME	(626)	40	52	(339)		(873)

OTHER INCOME (EXPENSE):
Gain on derivative instruments	178	-	-	-		178
Income tax expense	(8)	(36)	(7)	-		(51)
Other income	-	37	-	-		37
Interest expense	(300)	-	-	-		(300)
Total other income (expense)	(130)	1	(7)	-		(136)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(756)	41	45	(339)		(1,009)

Less: Net loss attributable to the noncontrolling interests	35	-	-	51	(d)	86

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(721)	41	45	(288)		(923)

Deemed dividend on Series A Convertible preferred stock	(5)	-	-	-		(5)

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(726)	$41	$45	$(288)		$(928)

LOSS PER COMMON SHARE - BASIC	$(0.01)					$(0.01)

LOSS PER COMMON SHARE - DILUTED	$(0.01)					$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	119,914,246					119,914,246

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	119,914,246					119,914,246

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC., NEXOGY, INC. AND ACTIVESERVE, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except share amounts)

For the Year Ended July 31, 2020

	Historical			Pro forma		Pro Forma
	Digerati	Nexogy	ActiveServe	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$6,279	$6,347	$1,949	$-		$14,575

Total operating revenues	6,279	6,347	1,949	-		14,575

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	3,035	1,811	557	-		5,403
Selling, general and administrative expense	4,106	4,562	1,110	-		9,778
Legal and professional fees	642	109	-	-		751
Bad debt	(5)	94	12	-		101
Depreciation and amortization expense	613	13	1	1,356	(c)	1,983
Total operating expenses	8,391	6,589	1,680	1,356		18,016

OPERATING LOSS	(2,112)	(242)	269	(1,356)		(3,441)

OTHER INCOME (EXPENSE):
Gain on derivative instruments	263	-	-	-		263
Gain on settlement of debt	129	-	-	-		129
Income tax benefit (expense)	33	(135)	1	-		(101)
Other income (expense)	116	(28)	-	-		88
Interest expense	(1,853)	(13)	(1)	-		(1,867)
Total other expense	(1,312)	(176)	-	-		(1,488)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(3,424)	(418)	269	(1,356)		(4,929)

Less: Net loss attributable to the noncontrolling interests	47	-	-	301	(d)	348

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(3,377)	(418)	269	(1,055)		(4,581)

Deemed dividend on Series A Convertible preferred stock	(19)	-	-	-		(19)

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(3,396)	$(418)	$269	$(1,055)		$(4,600)

LOSS PER COMMON SHARE - BASIC	$(0.06)					$(0.09)

LOSS PER COMMON SHARE - DILUTED	$(0.06)					$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	53,883,966					53,883,966

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	53,883,966					53,883,966

See accompanying notes to unaudited pro forma consolidated financial statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 - Basis of Presentation and Description of Transactions

The unaudited pro forma consolidated financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Digerati Technologies, Inc. (the “Company” or “Digerati”), Nexogy, Inc. (“Nexogy”) and ActiveServe Inc., a Florida corporation (“ActiveServe”).

Description of Transaction

Nexogy Acquisition

On November 17, 2020, Digerati through Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Communications, Inc. (“T3 Nevada”), a Digerati subsidiary, merged with and into Nexogy resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market.

The aggregate purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActiveServe, Inc. Asset Acquisition

On November 17, 2020, the Company, through its subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe. Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of ActiveServe’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of potential future indemnification obligations of ActiveServe to T3 Florida due to ActiveServe’s breaches, if any, of any representations and warranties made to T3 Florida by ActiveServe under the Purchase Agreement.

Basis of Presentation

The historical financial information of the Company for the three months ended October 31, 2020 has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2020, as found in Form 10Q which was filed with the Securities and Exchange Commission on December 14, 2020. The historical financial information of the Company for the year ended July 31, 2020 has been derived from the audited consolidated financial statements of the Company as of July 31, 2020, as found in Form 10-K which was filed with the Securities and Exchange Commission on October 29, 2020.

The historical financial information of ActiveServe for the three months ended October 31, 2020 has been derived from the unaudited financial statements of ActiveServe as of and for the three months ended October 31, 2020, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on July 16, 2021. The historical financial information of ActiveServe for the year ended July 31, 2020 has been derived from the audited financial statements of ActiveServe for the year ended July 31, 2020, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the Securities and Exchange Commissionon July 16, 2021.

The historical financial information of Nexogy for the three months ended October 31, 2020 has been derived from the unaudited financial statements of Nexogy as of and for the three months ended October 31, 2020, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on July 26, 2021. The historical financial information of Nexogy for the year ended July 31, 2020 has been derived from the audited financial statements of Nexogy for the year ended July 31, 2020, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the Securities and Exchange Commissionon July 26, 2021.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Nexogy Acquisition and ActiveServe Asset Acquisition, (2) factually supportable and (3) with respect to the pro forma consolidated statement of operations, expected to have a continuing impact on the combined results of the Company following the Nexogy Acquisition and ActiveServe Asset Acquisition.

The Nexogy Acquisition and ActiveServe Asset Acquisition are being accounted for as business combinations using the acquisition method with the Company as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. As the accounting acquirer, the Company has estimated the fair value of Nexogy and ActiveServe assets acquired, and liabilities assumed and conformed the accounting policies of Nexogy to its own accounting policies.

The pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 - Preliminary purchase price allocation

Nexogy Acquisition

On November 17, 2020, Digerati through Nexogy Acquisition, Inc., a Florida Corporation, a wholly owned subsidiary of T3 Nevada, merged with and into Nexogy resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market. The aggregate purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess net working capital. In addition, the Company anticipates adjusting the initial networking capital by approximately $179,000 to reflect additional asset value and other liabilities identified. Of the $9 million, $900,000 was placed in an indemnity escrow account and $50,000 of the $9 million was placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

ActiveServe, Inc. Asset Acquisition

On November 17, 2020, Digerati, through its subsidiary, T3 Florida, executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe. Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of ActiveServe’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”). The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of potential future indemnification obligations of ActiveServe to T3 Florida due to ActiveServes’s breaches, if any, of any representations and warranties made to T3 Florida by ActiveServe under the Purchase Agreement.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the Nexogy Acquisition and ActiveServe Asset Acquisition:

	Nexogy	ActiveServe	Total
	(In thousands)	(In thousands)	(In thousands)

Cash	$358	$-	$358
Accounts receivables	278	78	356
Intangible Assets and Goodwill	9,018	2,555	11,573
Property and equipment, net	164	-	164
Other Assets	83	2	85

Total identifiable assets	$9,901	$2,635	$12,536

Less: liabilities assumed	270	80	350

Total Purchase price	$9,631	$2,555	$12,186

The following table summarizes the intangible assets acquired in the acquisitions:

	Nexogy	ActiveServe	Total	Useful life
	(In thousands)	(In thousands)	(In thousands)	(years)

Customer Relationships	$4,100	$1,610	$5,710	7
Trade Names & Trademarks	2,600	270	2,870	7
Non-compete Agreement	200	90	290	2-3
Goodwill	2,118	585	2,703	-

	$9,018	$2,555	$11,573

Note 3 - Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

a)	Adjustment for the acquisition of Nexogy by the Company:

●	Represents cash secured by the Company for $9 million for the initial cash payment made at closing for the Nexogy Acquisition and included in the Long Term Note payable in the pro forma balance sheet. The financing is part of the Credit Agreement and Notes secured from Post Road and previously disclosed. (filed as Exhibits 4.1 and 4.2 to Form 8-K filed with the SEC on November 23, 2020.)

●	Cash paid of $9 million at the closing of Nexogy’s Acquisition.

●	Preliminary purchase price allocated to the intangible assets based on the estimated fair values as follows:

Customer relationships: The fair value of the customer relationships was determined using an income approach based upon management’s assessment of prospective financial information and a discount rate based upon the Company’s weighted average cost of capital.

Trade Names and Trademarks: The fair value of the Trade names and trademarks were determined using an income approach based upon management’s assessment of prospective revenues, a royalty rate selected from a range of comparable licensing transactions and a discount rate based upon the Company’s weighted average cost of capital.

Non-compete provisions: The fair value of the non-compete provisions, was determined using an income approach based upon management’s assessment of prospective financial information, including an estimated impact of competition, and a discount rate based upon the Company’s weighted average cost of capital.

●	Goodwill: Represents the preliminary purchase price allocated to goodwill in the Nexogy Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

●	Adjustment for additional payables assumed by the Company.

●	Adjustment to eliminate Related party notes payable, Nexogy paid in full these notes at closing.

●	Adjustment to eliminate Nexogy’s historical accumulated deficit.

b)	Adjustment for the acquisition of ActiveServe by the Company:

●	Cash paid at the closing of the ActiveServe Asset Acquisition of $1.14 million and the cash retained by ActiveServe of $424,000.

●	Elimination of $325,000 for the net cash not retained by the Company.

●	Adjustment to eliminate the Property and equipment, which was not acquired by the Company.

●	Deferred consideration of $1.09 million, of which $545,000 is due on the one-year anniversary of the ActiveServe Asset Acquisition and included in the Current Note payable, related party in the pro forma balance sheet, and $545,000 is due on the two-year anniversary of the ActiveServe Asset Acquisition and included in Long term Note Payable, related party, net of current portion in the pro forma balance sheet; and $50,000 indemnification holdback due on the one-year anniversary and $275,000 in earn-out associated with the Customer Renewal Value due on the one-year anniversary, both included in the Current Note Payable, related party in the pro forma balance sheet.

●	Preliminary purchase price allocated to the intangible assets based on the estimated fair values as follows:

Customer relationships: The fair value of the customer relationships was determined using an income approach based upon management’s assessment of prospective financial information and a discount rate based upon the Company’s weighted average cost of capital.

Non-compete provisions: The fair value of the non-compete provisions, was determined using an income approach based upon management’s assessment of prospective financial information, including an estimated impact of competition, and a discount rate based upon the Company’s weighted average cost of capital.

Trade Names and Trademarks: The fair value of the Trade names and trademarks were determined using an income approach based upon management’s assessment of prospective revenues, a royalty rate selected from a range of comparable licensing transactions and a discount rate based upon the Company’s weighted average cost of capital.

●	Goodwill: Represents the preliminary purchase price allocated to goodwill in the ActiveServe Asset Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

●	Adjustment to eliminate certain Accounts receivables, Prepaid and other current assets, Accounts payable, Accrued liabilities and note payable, which were not transferred to the Company in the ActiveServe Asset Acquisition.

●	Represents cash secured by the Company $1.14 million for the initial cash payment made at closing for the ActiveServe Asset Acquisition and included in the Long Term Note payable in the pro forma balance sheet. The financing is part of the Credit Agreement and Notes secured from Post Road and previously disclosed. (filed as Exhibits 4.1 and 4.2 to Form 8-K filed with the SEC on November 23, 2020.)

●	Adjustment to eliminate ActiveServe’s historical additional paid-in capital and retained earnings.

c)	Represents the future annual amortization of the intangible assets based upon their estimated useful lives. The estimated useful lives were determined based on a review of the time period over which the economic benefit of each intangible asset is estimated to be generated.

d)	Adjustment to allocate T3 Communications, Inc., Digerati’s operating subsidiary, net (loss) to redeemable noncontrolling interest holders, this is reflected in Digerati consolidated financial statements. The net (loss) allocated to noncontrolling interest is computed by applying the 19.99% ownership interest in T3 Communications, Inc.

DIGERATI TECHNOLOGIES, INC.

Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase Common Stock

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

         , 2021

Through and including         , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the offer of the Common Stock being registered. All amounts are estimates except the SEC registration fee, the Nasdaq listing fee, and the FINRA filing fee.

SEC registration fee	$2,719
Nasdaq listing fee
FINRA filing fee
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fees and expenses
Miscellaneous fees and expenses
Total	$2,719

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws provide shall advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following securities were issued in reliance on the exemptions from registration under the Securities Act in Section 4(a)(2) of the Securities Act and, in some instances, Regulation D thereunder. The sale of these securities did not involve any solicitation or advertisement, were for investment purposes only and not for resale, and did not include more than 35 non-accredited investors. The securities were issued with restrictions on the resale of the securities. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. From August 1, 2018 through August 2, 2021, we issued and sold the following unregistered securities:

In August 2018, the Company secured $40,000 from an accredited investor under a private placement and issued 80,000 shares of its Common Stock at a price of $0.50 per share and warrants to purchase an additional 15,000 shares of its Common Stock at an exercise price of $0.50 per share. We determined that the warrants issued in connection with the private placement were equity instruments and did not represent derivative instruments.

In September 2018, the Company issued an aggregate of 21,672 shares of Common Stock with a market value at time of issuance of $5,794. The shares were issued to settle accounts payables with a professional, the Company recognized a loss of $507 upon issuance of the shares, this loss is immaterial, thus presented in stock-based compensation expense on the statement of cash flows.

In October 2018, the Company secured a promissory note for $25,000, bearing interest at a rate of 8% per annum, with maturity date of November 12, 2018. In conjunction with this promissory note, the Company issued 140,000 common shares, the shares vested at time of issuance, these shares replace previously issued warrants with an exercise price of $0.15, therefore the exercise price of $21,000 was recognized as a discount on the promissory note. The company will amortize the fair market value as interest expense over the term of the note.

In October 2018, the Company secured a promissory note for $25,000, bearing interest at a rate of 8% per annum, with maturity date of November 18, 2018. In conjunction with this promissory note, the Company issued 100,000 common shares, the shares vested at time of issuance, these shares replace previously issued warrants with an exercise price of $0.15, therefore the exercise price of $15,000 was recognized as a discount on the promissory note. The company will amortize the fair market value as interest expense over the term of the note.

In November 2018, the Company issued an aggregate of 16,883 shares of Common Stock with a market value at time of issuance of $5,875. The shares were issued to settle accounts payables of $5,287 to a professional, the Company recognized a loss of $587 upon issuance of the shares. This loss is immaterial, thus presented in stock-based compensation expense on the statement of cash flows.

In November 2018, the Company issued an aggregate of 39,444 shares of Common Stock with a market value at time of issuance of $11,833. The shares were issued to settle accounts payables of $10,545 to a professional, the Company recognized a loss of $1,288 upon issuance of the shares. This loss is immaterial, thus presented in stock-based compensation expense on the statement of cash flows.

In November 2018, the Company received $75,000 for the issuance of 258,621 shares of Common Stock. At the time of issuance, the shares of Common Stock were priced at $0.29.

In November 2018, the Company entered into an Amendment to the Convertible Promissory Note (the “Note”) dated May 30, 2018 (the “Amendment”) with FirstFire Global Opportunity Fund, LLC. (“FirstFire”). Under the Amendment, FirstFire agreed to extend the “conversion period” from 180 days after the issuance date to 210 days after the issuance date. No other changes were made to the Note. In conjunction with the Amendment, the Company issued 85,000 shares of Common Stock at price per share of $0.28.

In November 2018, the Company issued an aggregate of 200,000 shares of Common Stock at a price per share of $0.35. The shares were issued as compensation of $69,600 under a consulting agreement for professional services.

In November 2018, the Company issued an aggregate of 139,860 shares of Common Stock. The shares were issued in conjunction with a conversion of $20,000 of principal on a convertible debenture.

In December 2018, the Company issued an aggregate of 28,000 shares of Common Stock. The shares were issued in conjunction with promissory note $25,000.

In December 2018, the Company issued an aggregate of 356,007 shares of Common Stock. The shares were issued in conjunction with a conversion of $20,000 of principal on a convertible debenture.

In December 2018, the Company issued an aggregate of 20,000 shares of Common Stock at a price per share of $0.20. The shares were issued to replace previously issued warrants under various promissory notes.

In January 2019, the Company issued an aggregate of 218,181 shares of Common Stock. The shares were issued in conjunction with a conversion of $15,000 of principal on a convertible debenture.

In January 2019, the Company issued an aggregate of 427,972 shares of Common Stock. The shares were issued in conjunction with a conversion of $30,000 of principal on a convertible debenture.

In January 2019, the Company issued an aggregate of 450,000 shares of Common Stock. The shares were issued in conjunction with various convertible promissory notes for $420,000.

In January 2019, the Company issued an aggregate of 50,000 shares of Common Stock. The shares were issued in conjunction with a convertible promissory note for $57,750.

In February 2019, the Company issued an aggregate of 50,000 shares of Common Stock. The shares were issued in conjunction with a convertible promissory note for $57,750.

In February 2019, the Company issued an aggregate of 475,511 shares of Common Stock. The shares were issued in conjunction with a conversion of $20,000 of principal on a convertible debenture with Peak One Opportunity Fund, LP., dated July 31, 2018.

In February 2019, the Company secured $150,000 from an accredited investor under a Securities Purchase Agreement and issued 600,000 shares of its Common Stock at a price of $0.25.

In February 2019, the Company issued an aggregate of 325,000 shares of Common Stock with a market value at time of issuance of $78,000 and recognized the total fair market value as stock-based compensation expense at the time of issuance. The shares were issued for consulting services.

In February 2019, the Company issued an aggregate of 400,000 shares of Common Stock with a market value at time of issuance of $100,000 and recognized the total fair market value as stock-based compensation expense at the time of issuance. The shares were issued for consulting services.

In March 2019, the Company issued an aggregate of 60,715 shares of Common Stock with a market value at time of issuance of $11,536. The shares were issued to settle accounts payables of $10,382 to a professional, the Company recognized a loss of $1,154 upon issuance of the shares. This loss is immaterial, thus presented in stock-based compensation expense on the statement of cash flows.

In March 2019, the Company issued an aggregate of 356,633 shares of Common Stock. The shares were issued in conjunction with a conversion of $25,000 of principal on a convertible debenture.

In March 2019, the Company issued 75,000 shares of Common Stock. The shares were issued in conjunction with the exercise of 75,000 warrants with an exercise price of $0.10 per warrant.

In March 2019, the Company issued an aggregate of 85,000 shares of Common Stock at a price per share of $0.21. The shares were issued in conjunction with an extension of various promissory notes.

In April 2019, the Company issued an aggregate of 356,633 shares of Common Stock. The shares were issued in conjunction with a conversion of $25,000 of principal on a convertible debenture.

In April 2019, the Company issued an aggregate of 50,000 shares of Common Stock. The shares were issued in conjunction with a convertible promissory note for $44,000.

In May 2019, the Company issued 713,266 shares of Common Stock. The shares were issued in conjunction with a conversion of $50,000 of the principal outstanding under a convertible debenture.

In June 2019, the Company issued 189,008 shares of Common Stock for the conversion of $15,000 of the principal outstanding under the convertible debenture.

On August 12, 2019, the Company issued 114,123 shares of Common Stock for the conversion of $7,500 of the principal outstanding and $500 in administrative fees under the convertible note.

On August 20, 2019, the Company issued 191,116 shares of Common Stock for the conversion of $7,500 of the principal outstanding and $538 in accrued interest and administrative fees under the convertible note.

On August 26, 2019, the Company issued 250,000 shares of Common Stock for the conversion of $14,500 of the principal outstanding and $500 in administrative fees under a convertible note.

On August 26, 2019, the Company issued 416,666 shares of Common Stock for the conversion of $25,000 of the principal outstanding under a convertible note.

On September 4, 2019, the Company issued 250,620 shares of Common Stock for the conversion of $10,000 of the principal outstanding and $541 in administrative fees under a convertible note.

On September 10, 2019, the Company issued 277,291 shares of Common Stock for the conversion of $12,750 of the principal outstanding and $3,888 in accrued interest and administrative fees under a convertible note.

On September 26, 2019, the Company issued 342,466 shares of Common Stock for the conversion of $14,500 of the principal outstanding and $500 in administrative fees under a convertible note.

On October 7, 2019, the Company issue 400,000 shares of Common Stock, as part of an amendment to various promissory notes. The shares were recorded as debt discount and amortized over the remaining term of the notes.

On October 27, 2019, the Company issued 332,667 shares of Common Stock for the conversion of $9,500 of the principal outstanding and $500 in administrative fees under a convertible note.

On October 29, 2019, the Company issued 465,736 shares of Common Stock for the conversion of $13,500 of the principal outstanding and $500 in administrative fees under a convertible note.

On October 31, 2019, the Company issued 310,527 shares of Common Stock for the conversion of $6,500 of the principal outstanding and $2,834 in accrued interest and administrative fees under a convertible note.

On October 31, 2019, the Company issued 831,669 shares of Common Stock for the conversion of $25,000 of the principal outstanding under a convertible note.

On November 14, 2019, the Company issued 301,697 shares of Common Stock for the conversion of $7,500 of the principal outstanding, $500 in fees and accrued interest of $146 under one of the convertible notes.

On November 15, 2019, the Company issued 398,247 shares of Common Stock for the conversion of $9,500 of the principal outstanding and $500 in fees under one of the convertible notes.

On November 19, 2019, the Company issued 537,635 shares of Common Stock for the conversion of $13,000 of the principal outstanding and $500 in fees under one of the convertible notes.

On November 26, 2019, the Company issued 447,917 shares of Common Stock for the conversion of $8,000 of the principal outstanding, $500 in fees and accrued interest of $100 under one of the convertible notes.

In November 2019, in conjunction of various note extension agreements, the Company issued 80,000 shares of Common Stock with a fair market value $3,200.

In November 2019, the Company issued 282,885 shares of Common Stock for payment of $14,382 in accrued interest.

In November 2019, the Company issued 86,667 shares of Common Stock in conjunction to the conversion of 25,000 shares of the Series A Convertible Preferred stock and $1,189 in accrued dividends.

On December 10, 2019, the Company issued 400,000 shares of Common Stock with a fair market value of $15,240 for compensation on an agreement for professional services.

On December 16, 2019, the Company issued 520,833 shares of Common Stock for the conversion of $9,500 of the principal outstanding and $500 in fees under one of the convertible notes.

On December 24, 2019, the Company issued 444,672 shares of Common Stock for the conversion of $8,000 of the principal outstanding, $500 in fees and accrued interest of $171 under one of the convertible notes.

On December 31, 2019, the Company issued 517,598 shares of Common Stock for the conversion of $9,500 of the principal outstanding and $500 in fees under one of the convertible notes.

On January 8, 2020, the Company issued 785,760 shares of Common Stock for the conversion of $5,000 of the principal outstanding, $500 in fees and accrued interest of $8,408 under one of the convertible notes.

On January 9, 2020, the Company issued 200,000 shares of Common Stock for the conversion of $1,328 of the principal outstanding and accrued interest of $2,212 under one of the convertible notes.

On January 13, 2020, the Company issued 549,858 shares of Common Stock for the conversion of $8,000 of the principal outstanding, $500 in fees and accrued interest of $78 under one of the convertible notes.

On January 16, 2020, the Company issued 705,128 shares of Common Stock for the conversion of $10,500 of the principal outstanding and $500 in fees under one of the convertible notes.

On January 22, 2020, the Company issued 1,698,717 shares of Common Stock for the conversion of $25,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On January 28, 2020, the Company issued 474,891 shares of Common Stock for the conversion of $6,000 of the principal outstanding, $500 in fees and accrued interest of $25 under one of the convertible notes.

On January 28, 2020, the Company issued 956,226 shares of Common Stock for the conversion of $9,250 of the principal outstanding, $500 in fees and accrued interest of $3,962 under one of the convertible notes.

On February 4, 2020, the Company issued 2,054,263 shares of Common Stock for the conversion of $25,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On February 15, 2020, the Company issued 200,000 shares of Common Stock as a principal payment on a note for $10,000. At issuance, the Company recognized a benefit to non-cash expense of $4,600, this benefit was recognized as a result of the difference between the fair market value of the shares of Common Stock issued and debt settled.

On February 19, 2020, the Company issued 110,027 shares of Common Stock for payment of accrued interest and a fair market value of $4,401.

On February 19, 2020, in conjunction with various note extension agreements, the Company issued 260,000 shares of Common Stock with a fair market value of $6,890.

On February 20, 2020, in conjunction with a note extension agreement, the Company issued 40,000 shares of Common Stock with a fair market value of $800.

On February 24, 2020, the Company issued 11,509,022 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of approximately $233,633 equivalent to the value of the shares calculated based on the share’s closing price at the grant date.

On February 27, 2020, the Company issued 2,500,000 shares of Common Stock for the conversion of $15,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On April 2, 2020, the Company issued 3,208,955 shares of Common Stock for the conversion of $20,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On April 24, 2020, the Company issued 3,208,955 shares of Common Stock for the conversion of $20,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On April 30, 2020, the Company issued 14,138,826 shares of Common Stock for the settlement of debt of $386,000 and $38,164 in accrued interest. At the time of issuance, the Company recognized a gain in settlement of debt $134,319.

On April 30, 2020, the Company issued a total of 424,165 shares of Series B Preferred Stock for payment of $386,000 of the outstanding principal balance on various promissory notes and $38,165 in accrued interest.

On May 29, 2020, the Company issued 3,500,000 shares of Common Stock for the conversion of $30,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On August 1, 2020, the Company issued 2,000,000 common shares for professional services. The Company recognized as stock-based compensation expense of approximately $58,000 equivalent to the value of the shares calculated based on the share’s closing price at the time of issuance.

On August 4, 2020, the Company issued 5,000,000 shares of Common Stock for the conversion of $75,000 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On August 7, 2020, the Company issued 7,608,820 common shares to various employees as part of the Company’s Non-Standardized profit-sharing plan contribution. The Company recognized stock-based compensation expense of approximately $247,287 equivalent to the value of the shares calculated based on the share’s closing price at the grant date.

On August 14, 2020, the Company issued 5,000,000 shares of Common Stock for the conversion of $80,000 of the principal outstanding under one of the convertible notes.

On September 1, 2020, the Company issued 250,000 common shares to a former member of the management team for services in lieu of cash compensation. The Company recognized stock-based compensation expense of approximately $17,500 equivalent to the value of the shares calculated based on the share’s closing price at the grant dates.

On October 13, 2020, the Company entered into a $330,000 promissory note, and in conjunction with the promissory note, we issued 1,000,000 shares of Common Stock. At the time of issuance, the Company recognized the relative fair market value of the shares of $45,000 as debt discount, and it will be amortized to interest expense during the term of the promissory note.

On November 17, 2020, the Company issued 3,730,000 options to purchase common shares to various employees with an exercise price of $0.04 per share and a term of 5 years. The options vest equally over a period of three years. At the time of issuance, the options had a fair market value of $215,000.

On January 12, 2021, the Company issued 4,680,365 shares of Common Stock for the conversion of $102,500 of the principal outstanding and accrued interest of $1,500 under one of the convertible notes.

On January 26, 2021, the Company issued 1,000,000 shares of Common Stock for the settlement of $60,000 in accounts payable for professional services.

On January 27, 2021, the Company entered into a $250,000 promissory note, and in conjunction with the promissory note, we issued 500,000 shares of Common Stock. At the time of issuance, the Company recognized the relative fair market value of the shares of $24,368 as debt discount, and it will be amortized to interest expense during the term of the promissory note.

On January 31, 2021, the Company issued 5,996,400 shares of Common Stock for the conversion of $140,600 of the principal outstanding and accrued interest of $9,310 under one of the convertible notes.

On February 5, 2021, the Company entered into a Consulting Agreement for professional services, in which the Company agreed to issue a total of 2,000,000 shares of Common Stock, at issuance the Company recognized the market value of the stock of $125,000 as stock compensation expense.

On February 25, 2021, the Company issued 500,000 options to purchase common shares to one of our members of the Board of Directors with an exercise price of $0.1475 per share and a term of 5 years. At issuance, 166,666 of the options vested, 333,334 of the options will vest equally over a period of two years. At the time of issuance, the options had a fair market value of $67,376.

On February 25, 2021, Digerati’s Board of Directors approved the issuance of the following shares of Series C Convertible Preferred Stock:

●	Arthur L. Smith – 28,928 shares of Series C Convertible Preferred Stock

●	Antonio Estrada – 19,399 shares of Series C Convertible Preferred Stock

●	Craig Clement – 7,073 shares of Series C Convertible Preferred Stock

As of February 25, 2021, the Company had 55,400 shares outstanding of the Series C Convertible Preferred Stock.

On March 11, 2021, the Company entered into a Debt Conversion Agreement, in which the Company agreed to issue a total of 17,965 shares of Series B Preferred Stock and 598,825 shares of Common Stock for the settlement of principal balance of $32,000 and $3,796.16 in accrued interest.

On April 14, 2021, the Company entered into a $250,000 promissory note, and in conjunction with the promissory note, we issued 500,000 shares of Common Stock. At the time of issuance, the Company recognized the relative fair market value of the shares of $63,433 as debt discount, and it will be amortized to interest expense during the term of the promissory note.

On April 15, 2021, the Company entered into a $113,000 promissory note, and in conjunction with the promissory note, we issued 100,000 shares of Common Stock. At the time of issuance, the Company recognized the relative fair market value of the shares of $14,138 as debt discount, and it will be amortized to interest expense during the term of the promissory note.

On April 30, 2021, the Company received $30,000 in proceeds from the exercise of 300,000 warrants, with an exercise price of $0.10 per warrant, as a result we issued 300,000 shares of Common Stock. These warrants were issued in March 2018.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description
1.1***	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger by and among T3 Communications, Inc., Nexogy Acquisition, Inc., Nexogy, Inc. and Juan Carlos Canto as Shareholder Representative, dated September 20, 2019, as amended (2)
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Second Amended and Restated Bylaws, effective as of January 13, 2015 (1)
4.1	Certificate of Designation of Series A Convertible Preferred Stock (1)
4.2	Certificate of Designation of Series B Convertible Preferred Stock (1)
4.3	Certificate of Designation of Series C Convertible Preferred Stock (1)
4.4	Certificate of Designation of Series F Super Voting Preferred Stock (1)
4.5	Convertible Promissory Note for $275,000 with LGH Investments, LLC dated July 27, 2020 (1)
4.6	Convertible Promissory Note for $330,000 with Platinum Point Capital LLC dated October 13, 2020 (1)
4.7	Convertible Promissory Note for $27,500 with Platinum Point Capital LLC dated October 15, 2020 (1)
4.8	Payoff Letter dated October 15, 2020, by and between Digerati Technologies, Inc., and Platinum Point Capital LLC. (1)
4.9***	Form of Representative’s Warrant Agreement
4.10***	Form of Warrant Agent Agreement
4.11	Term Loan A Note for $10,500,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020 (2)

4.12	Term Loan B Note for $3,500,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020 (2)
4.13	Delayed Draw Term Note for Up to $6,000,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020 (2)
4.14	Warrant to Purchase Shares of Common Stock Issued to Post Road Special Opportunity Fund II LP, dated November 17, 2020 (2)
4.15	Convertible Promissory Note for $250,000 with Tysadco Partners, LLC. dated January 27, 2021 (3)
4.16	Convertible Promissory Note for $175,000 with Platinum Point Capital LLC dated February 17, 2021 (3)
4.17	Convertible Promissory Note for $80,235 with Platinum Point Capital LLC dated February 17, 2021 (3)
4.18	Debt Conversion Agreement in the aggregate amount of $35,929 dated March 11, 2021 (3)
4.19	Consulting Agreement dated February 5, 2021 (3)
5.1***	Opinion of Lucosky Brookman LLP
10.1**	Form of stock award agreement under the Company’s 2015 Stock Compensation Plan for grants to qualifying employees’ 401K Retirement Accounts (filed as Exhibit 10.7 to Form 8-K filed on January 21, 2015 (File No. 001-15687)).
10.2**	Employment Agreement between the Registrant and Craig K. Clement, dated as of February 14, 2019. (filed as Exhibit 10.1 to Form 10-Q filed with the SEC on March 18, 2019).
10.3**	Employment Agreement between the Registrant and Arthur L. Smith, dated as of February 14, 2019. (filed as Exhibit 10.2 to Form 10-Q filed with the SEC on March 18, 2019).
10.4**	Employment Agreement between the Registrant and Antonio Estrada Jr., dated as of February 14, 2019. (filed as Exhibit 10.3 to Form 10-Q filed with the SEC on March 18, 2019).
10.5	Securities Purchase Agreement with LGH Investments, LLC, dated July 27, 2020. (1)
10.6	Securities Purchase Agreement for $330,000 with Platinum Point Capital LLC dated October 13, 2020. (1)
10.7	Securities Purchase Agreement for $27,500 with Platinum Point Capital LLC dated October 15, 2020. (1)
10.8	Asset Purchase Agreement by and between T3 Communications, Inc. (Florida) and ActiveServe, Inc, dated November 17, 2020 (2)
10.9	Credit Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications, Post Road Administrative LLC, and Post Road Special Opportunity Fund II LP, dated November 17, 2020 (2)
10.10	Guaranty and Collateral Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications, And Post Road Administrative LLC, dated November 17, 2020 (2)
10.11	Pledge Agreement made by T3 Communications, Inc. in favor of Post Road Administrative LLC, dated November 17, 2020 (2)
10.12	Tag-Along Agreement by and among the Company’s Executives and Post Road, dated November 17, 2020 (2)
10.13	Board Observer Agreement by and between the Company and Post Road, dated November 17, 2020 (2)
10.14	Securities Purchase Agreement for $175,000 with Platinum Point Capital LLC dated February 17, 2021 (3)
10.15	Exchange Agreement for $80,235 with Platinum Point Capital LLC dated February 17, 2021 (3)
21.1*	Subsidiaries of the Registrant
23.1*	Consent of MaloneBailey, LLP as to the financial statements of Digerati Technologies, Inc.
23.2*	Consent of MaloneBailey, LLP as to the financial statements of ActiveServe, Inc.
23.3*	Consent of MaloneBailey, LLP as to the financial statements of Nexogy, Inc.
23.4***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed or furnished herewith.
**	Indicates a management contract or compensatory plan or arrangement.
***	To be filed by amendment.

(1)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the SEC on October 29, 2020.
(2)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the SEC on November 23, 2020.
(3)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 16, 2021.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7) If the registrant is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on August 11, 2021.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Arthur L. Smith
Arthur L. Smith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur L. Smith and Antonio Estrada Jr. and each of them, any of whom may act without the joinder of the other, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur L. Smith	Chief Executive Officer, President, and Director	August 11, 2021
Arthur L. Smith	(Principal Executive Officer)

/s/ Antonio Estrada Jr.	Chief Financial Officer	August 11, 2021
Antonio Estrada Jr.	(Principal Financial and Accounting Officer)

/s/ Craig K. Clement	Director	August 11, 2021
Craig K. Clement

/s/ Maxwell A. Polinsky	Director	August 11, 2021
Maxwell A. Polinsky